EXHIBIT INDEX



Exhibit No.                        Description
------------   -----------------------------------------------------------------

     2.1       Agreement and Plan of Merger,  dated January 11, 2001,  by   and
               among Intelidata Technologies Corporation, InteliData Merger Sub, Inc., Home Account Holdings, Inc., and Edward F. Glassmeyer and Ronald Terry, each in his capacity as representative of the stockholders of Home Account.

     4.1 Registration Rights Agreement, dated January 11, 2001, by and among Intelidata Technologies Corporation and the holders of common stock listed on Exhibit A attached thereto.

     10.1      Merger Consideration Escrow Agreement, dated January 11,   2001,
               by and among InteliData Technologies Corporation, Home Account Holdings, Inc., Edward Glassmeyer and Ronald Terry, each in his capacity as representative of the stockholders of Home Account, and SunTrust Bank, Richmond, Virginia, as Escrow Agent.

     10.2      Indemnity Escrow  Agreement,  dated January 11, 2001, by    and
               among InteliData Technologies Corporation, Home Account Holdings, Inc., Edward Glassmeyer and Ronald Terry, each in his capacity as representative of the stockholders of Home Account, and SunTrust Bank, Richmond, Virginia, as Escrow Agent.

     10.3 Note and Fee Exchange Agreement, dated January 11, 2001, by and among InteliData Technologies Corporation, Home Account Holdings, Inc., U.S. Bancorp Piper Jaffray and the persons listed on Exhibit A thereto.

     99.1      Press Release dated January 12, 2001

                                                                     EXHIBIT 2.1
                                                                     -----------





                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                      INTELIDATA TECHNOLOGIES CORPORATION,


                           INTELIDATA MERGERSUB, INC.,


                        THE STOCKHOLDERS' REPRESENTATIVES


                                       AND


                           HOME ACCOUNT HOLDINGS, INC.






                          Dated as of January 11, 2001

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ====
ARTICLE I  DEFINITIONS.........................................................2
       Section 1.1. Accounts...................................................2
       Section 1.2. Affiliates.................................................2
       Section 1.3. Aggregate Parent Shares....................................2
       Section 1.4. Agreement..................................................2
       Section 1.5. Cash Option................................................2
       Section 1.6. Certificate................................................2
       Section 1.7. Certificate of Merger......................................2
       Section 1.8. Closing....................................................2
       Section 1.9. Closing Date...............................................2
       Section 1.10. Code......................................................2
       Section 1.11. Common Cash Consideration.................................2
       Section 1.12. Common Certificates.......................................3
       Section 1.13. Confidentiality Agreement.................................3
       Section 1.14. Contracts.................................................3
       Section 1.15. Convertible Notes.........................................3
       Section 1.16. Copyrights................................................3
       Section 1.17. Debt Amount...............................................3
       Section 1.18. Debt Escrow Shares........................................3
       Section 1.19. DGCL......................................................3
       Section 1.20. Dissenting Shares.........................................3
       Section 1.21. DOL.......................................................3
       Section 1.22. Effective Time............................................3
       Section 1.23. Environmental Claim.......................................4
       Section 1.24. Environmental Laws........................................4
       Section 1.25. ERISA.....................................................4
       Section 1.26. Escrow Agent..............................................4
       Section 1.27. Fees and Termination Letter Agreement.....................4
       Section 1.28. Funding Notice............................................4
       Section 1.29. GAAP......................................................4
       Section 1.30. Governmental Authority....................................4
       Section 1.31. Home Account..............................................4
       Section 1.32. Home Account 2000 Incentive Plan..........................4
       Section 1.33. Home Account Affiliate....................................5
       Section 1.34. Home Account Beneficiary..................................5
       Section 1.35. Home Account Benefit Plans................................5
       Section 1.36. Home Account Common Stock.................................5
       Section 1.37. Home Account Contracts....................................5
       Section 1.38. Home Account Disclosure Schedule..........................5
       Section 1.39. Home Account Dissenting Holder............................5
       Section 1.40. Home Account ERISA Affiliate..............................5
       Section 1.41. Home Account Financial Statements.........................5

       Section 1.42. Home Account Intellectual Property........................5
       Section 1.43. Home Account License Agreements...........................5
       Section 1.44. Home Account Notes........................................6
       Section 1.45. Home Account Participant..................................6
       Section 1.46. Home Account Preferred Stock..............................6
       Section 1.47. Home Account Series A Stock...............................6
       Section 1.48. Home Account Series B Stock...............................6
       Section 1.49. Home Account Series C Stock...............................6
       Section 1.50. Home Account Shares.......................................6
       Section 1.51. Home Account Stockholder Approval.........................6
       Section 1.52. Home Account Stockholders.................................6
       Section 1.53. Home Account Stock Options................................7
       Section 1.54. Home Network..............................................7
       Section 1.55. Home Network Common Stock.................................7
       Section 1.56. Home Network Convertible Preferred Stock..................7
       Section 1.57. HSR Documents.............................................7
       Section 1.58. Indemnity Escrow Agent....................................7
       Section 1.59. Indemnity Escrow Agreement................................7
       Section 1.60. Indemnity Escrow Shares...................................7
       Section 1.61. IRS.......................................................7
       Section 1.62. Knowledge of Home Account.................................7
       Section 1.63. Knowledge of Parent.......................................8
       Section 1.64. Law.......................................................8
       Section 1.66. Material Adverse Effect...................................8
       Section 1.67. Merger....................................................8
       Section 1.68. Merger Consideration......................................8
       Section 1.69. Merger Consideration Escrow Agent.........................8
       Section 1.70. Merger Consideration Escrow Agreement.....................8
       Section 1.71. Merger Consideration Escrow Shares........................8
       Section 1.72. Merger Subsidiary.........................................9
       Section 1.73. Merger Subsidiary Common Stock............................9
       Section 1.74. Note and Fee Exchange Agreement...........................9
       Section 1.75. Parent....................................................9
       Section 1.76. Parent Common Stock.......................................9
       Section 1.77. Parent Preferred Stock....................................9
       Section 1.78. Parent SEC Documents......................................9
       Section 1.80. Permits...................................................9
       Section 1.81. Person....................................................9
       Section 1.82. Preferred Certificates...................................10
       Section 1.83. Promissory Notes.........................................10
       Section 1.84. Reduced Stock Option.....................................10
       Section 1.85. Registration Rights Agreement............................10
       Section 1.86. Registration Statement...................................10
       Section 1.87. Representatives..........................................10
       Section 1.88. Requisite Cash Amount....................................10
       Section 1.89. Restricted Period........................................10
       Section 1.90. SEC......................................................10
       Section 1.91. Securities Act...........................................10
       Section 1.93. Stockholders' Representatives............................10
       Section 1.94. Stock Option Notes.......................................11
       Section 1.95. Subsidiary...............................................11
       Section 1.96. Surviving Corporation....................................11
       Section 1.97. Takeover Proposal........................................11
       Section 1.98. Tax; Taxes...............................................11
       Section 1.99. Tax Return...............................................11
       Section 1.100. Termination Fee.........................................11
       Section 1.101. Trade Secrets...........................................11
       Section 1.102. Trademarks..............................................11
ARTICLE II  THE MERGER........................................................12
       Section 2.1. The Merger................................................12
       Section 2.2. Certificate of Incorporation and Bylaws...................12
       Section 2.3. Board of Directors........................................12
       Section 2.4. Management................................................13
       Section 2.5. Effect on Capital Stock...................................13
       Section 2.6. Exchange of Certificates..................................15
       Section 2.7. Escrow....................................................17
       Section 2.8. Anti-Dilution Provisions..................................19
ARTICLE III  EFFECTIVE TIME; CLOSING..........................................19
       Section 3.1. Effective Time............................................19
       Section 3.2. Time and Place of Closing.................................19
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF HOME ACCOUNT....................20
       Section 4.1. Organization and Authority of Home Account................20
       Section 4.2. Capitalization............................................20
       Section 4.3. Authority Relative to this Agreement; Recommendation......21
       Section 4.4. Consents and Approvals; No Violations.....................22
       Section 4.5. Title to and Condition of Assets..........................22
       Section 4.6. Absence of Certain Events.................................23
       Section 4.7. Subsidiaries..............................................23
       Section 4.8. Financial Statements......................................24
       Section 4.9. Litigation................................................24
       Section 4.10. Employee Benefit Plans Matters...........................24
       Section 4.11. Labor Matters............................................27
       Section 4.12. Tax Matters..............................................27
       Section 4.13. Compliance with Law......................................29
       Section 4.14. Transactions With Affiliates.............................30
       Section 4.15. Fees and Expenses of Brokers and Others..................30
       Section 4.16. Absence of Undisclosed Liabilities.......................31
       Section 4.17. Environmental Laws and Regulations.......................31
       Section 4.18. Intellectual Property....................................31
       Section 4.19. Insurance................................................34
       Section 4.20. State Takeover Statutes..................................35
       Section 4.21. Minute Books.............................................35
       Section 4.22. Books and Records........................................35
       Section 4.23. Accounts.................................................35
       Section 4.24. Material Contracts.......................................36
       Section 4.25. Real Property............................................37
       Section 4.26. Warranties...............................................37
       Section 4.27. Certain Business Practices...............................37
       Section 4.28. Vote Required............................................38
       Section 4.29. First Data Services Agreement............................38
       Section 4.30. Sales Commission Plan....................................38
       Section 4.31. Termination of Contracts.................................38
       Section 4.32. Indebtedness.............................................38
       Section 4.33. Bank Accounts............................................39
       Section 4.34. Full Disclosure..........................................39
ARTICLE V  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY.....39
       Section 5.1. Organization and Authority of the Parent..................39
       Section 5.2. Capitalization............................................40
       Section 5.3. Authority Relative to this Agreement......................40
       Section 5.4. Consents and Approvals; No Violations.....................40
       Section 5.5. SEC Documents.............................................41
       Section 5.6. Fees and Expenses of Brokers and Others...................41
ARTICLE VI  COVENANTS RELATING TO CONDUCT OF BUSINESS.........................42
       Section 6.1. Conduct of Business of Home Account and Home Network......42
ARTICLE VII  ADDITIONAL AGREEMENTS............................................44
       Section 7.1. Registration Statement....................................44
       Section 7.2. Access to Information.....................................45
       Section 7.3. Reasonable Efforts; Notification..........................45
       Section 7.4. Fees and Expenses.........................................47
       Section 7.5. Pre-Closing Funding of Home Account.......................47
       Section 7.6. Public Announcements......................................48
       Section 7.7. Employee Matters..........................................48
       Section 7.8. Agreement to Defend.......................................49
       Section 7.9. Amendment of Schedules....................................49
       Section 7.10. Other Actions............................................49
ARTICLE VIII  CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER..............49
       Section 8.1. Conditions Precedent to Obligations of Parent and
                      Merger Subsidiary.......................................49
       Section 8.2. Conditions Precedent to Obligations of Home Account.......53
ARTICLE IX  SPECIAL PROVISIONS AS TO CERTAIN MATTERS..........................54
       Section 9.1. No Solicitation...........................................54
       Section 9.2. Parent Board..............................................55
ARTICLE X  INDEMNIFICATION....................................................55
       Section 10.1. Indemnification of Parent and the Surviving Corporation..55
       Section 10.2. Notice and Control of Litigation.........................55

       Section 10.3. Notice of Claim..........................................56
       Section 10.4. Limitation of Liability..................................56
       Section 10.5. Stockholders' Representatives............................56
       Section 10.6. Survival of Representations and Warranties...............57
ARTICLE XI  TERMINATION; AMENDMENT; WAIVER....................................57
       Section 11.1. Termination..............................................57
       Section 11.3. Effect of Termination....................................58
       Section 11.4. Termination Fee..........................................59
       Section 11.5. Amendment................................................59
       Section 11.6. Extension; Waiver........................................59
       Section 11.7. Procedure for Termination, Amendment,
                       Extension or Waiver....................................60
ARTICLE XII  MISCELLANEOUS....................................................60
       Section 12.1. Entire Agreement; Assignment.............................60
       Section 12.2. Notices..................................................60
       Section 12.3. Governing Law............................................62
       Section 12.4. Descriptive Headings.....................................62
       Section 12.5. Parties in Interest......................................62
       Section 12.6. Counterparts.............................................62
       Section 12.7. Specific Performance.....................................62
       Section 12.8. Severability.............................................62

                             EXHIBITS AND SCHEDULES

EXHIBITS  (Responsible Party)

Exhibit 1.27        Fees and Termination Letter Agreement (H&W)
Exhibit 1.59        Indemnity Escrow Agreement  (H&W)
Exhibit 1.70        Merger Consideration Escrow Agreement  (Home Account)
Exhibit 2.1         Certificate of Merger  (H&W)
Exhibit 2.2(a)      Certificate of Incorporation of Merger Subsidiary  (H&W)
Exhibit 2.2(b)      Bylaws of Merger Subsidiary  (H&W)
Exhibit 4.29        First Data Letter Amendment (Home Account/Parent)
Exhibit 4.28        Persons Who Signed the Non-Unanimous Written Consent  (H&W)
Exhibit 1.74        Note and Fee Exchange Agreement (H&W)
Exhibit 4.31        Terminated Contracts (H&W)
Exhibit 8.1(c)(i)   Form of Opinion of Outside Counsel for Home Account  (H&W)
Exhibit 8.1(c)(ii)  Form of Opinion of In-House Counsel for Home Account  (H&W)
Exhibit 8.1(n)      Registration Rights Agreement  (H&W)
Exhibit 8.1(v)      Form of Payoff Letter  (H&W)
Exhibit 8.2(c)      Form of Opinion of Counsel for Parent  (H&W)
Exhibit 10.1(a)     Other Indemnifiable Claims (H&W)

SCHEDULES

HOME ACCOUNT DISCLOSURE SCHEDULE

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 11, 2001, by and among INTELIDATA TECHNOLOGIES CORPORATION, a Delaware corporation ("Parent"), INTELIDATA MERGERSUB, INC., a Delaware corporation and a subsidiary of Parent ("Merger Subsidiary"), HOME ACCOUNT HOLDINGS, INC., a Delaware corporation ("Home Account"), and EDWARD F. GLASSMEYER and RONALD TERRY, in their capacities as representatives of the stockholders of Home
Account for the limited purposes described herein (the "Stockholders' Representatives"), recites and provides as follows:

                                    RECITALS

         WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and Home Account have approved the merger of Merger Subsidiary with and into Home Account (the "Merger") upon the terms and subject to the conditions of this Agreement and whereby each issued and outstanding share of Home Account's Series A Convertible Preferred Stock, par value $.001 per share (the "Home Account Series A Stock"), Series B Convertible Preferred Stock, par value $.001 per share (the "Home Account Series B Stock"), and Series C Convertible Preferred Stock, par value $.001 per share (the "Home Account Series C Stock"), not owned by Home Account, Parent or any of their respective subsidiaries, will be converted into shares of Parent's common stock, par value $.001 per share (the "Parent Common Stock"), as provided herein;

         WHEREAS, Parent, Home Account, U.S. Bancorp Piper Jaffray and the holders of certain outstanding promissory notes and warrants issued by Home Account have entered into a Note and Fee Exchange Agreement to provide for the exchange of such notes and warrants and the payment of certain fees of U.S. Bancorp Piper Jaffray with shares of Parent Common Stock;

         WHEREAS, the directors, executive officers and certain stockholders of Home Account identified on Exhibit 4.28 have executed, in accordance with the applicable provisions of the DGCL and the certificate of incorporation and bylaws of Home Account, a non-unanimous written consent adopting and approving this Agreement, the Merger and the transactions contemplated hereby and thereby;

         WHEREAS, Home Account, Merger Subsidiary and Parent desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         WHEREAS, for accounting purposes, it is intended that the Merger shall constitute a "purchase" transaction; and

         NOW, THEREFORE, in consideration of the premises, which are incorporated into and made part of this Agreement, and of the mutual representations,  warranties,  covenants,  agreements  and  conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1.    Accounts.
                         --------

         "Accounts" shall mean all accounts receivable, security deposits, notes receivable, prepaids and associated rights owned by Home Account or Home Network and arising in the ordinary course of Home Account's or Home Network's business as of the Closing.

         Section 1.2.    Affiliates.
                         ----------

         "Affiliates" shall have the meaning set forth in Section 8.1((e)) hereof.

         Section 1.3.    Aggregate Parent Shares.
                         -----------------------

         "Aggregate Parent Shares" shall mean (i) the shares of Parent Common Stock constituting the Stock Consideration and (ii) the Debt Escrow Shares.

         Section 1.4.    Agreement.
                         ---------

         "Agreement" shall have the meaning set forth in the preamble to this Agreement.

         Section 1.5.    Cash Option.
                         -----------

         "Cash Option" shall have the meaning set forth in Section 2.5(b) hereof.

         Section 1.6.    Certificate.
                         -----------

         "Certificate"   shall  mean  a  Common   Certificate   or  a  Preferred
Certificate.

         Section 1.7.    Certificate of Merger.
                         ---------------------

         "Certificate of Merger" shall have the meaning set forth in Section 2.1 hereof.

         Section 1.8.    Closing.
                         -------
         "Closing" shall have the meaning set forth in Section 3.2 hereof.

         Section 1.9.    Closing Date.
                         -------------

         "Closing Date" shall mean the date on which the Closing occurs.

         Section 1.10.   Code.
                         ----
         "Code" shall mean the Internal Revenue Code of 1986, as amended.

        Section 1.11.   Common Cash Consideration.
                         -------------------------

         "Common Cash Consideration" shall have the meaning set forth in Section 2.5(a) hereof.

         Section 1.12.   Common Certificates.
                         -------------------
         "Common Certificates" shall have the meaning set forth in Section 2.6(a) hereof.

         Section 1.13.   Confidentiality Agreement.
                         -------------------------
         "Confidentiality Agreement" shall have the meaning set forth in Section
7.2 hereof.

         Section 1.14.   Contracts.
                         ---------
         "Contracts" shall mean all contracts, agreements, leases, licenses, arrangements, understandings, relationships and commitments, whether written or oral (and all amendments, side letters, modifications and supplements thereto).

         Section 1.15.   Convertible Notes.
                         -----------------
         "Convertible Notes" shall have the meaning set forth in Section 4.2 hereof.

         Section 1.16.   Copyrights.
                         ----------
         "Copyrights" shall have the meaning set forth in Section 4.18((a)) hereof.

         Section 1.17.   Debt Amount.
                         -----------
         "Debt Amount" shall have the meaning set forth in Section 2.3(a) of the Note and Fee Exchange Agreement.

         Section 1.18.   Debt Escrow Shares.
                         ------------------
         "Debt Escrow Shares" shall have the mean the number of shares of Parent Common Stock required to be released to "Former Creditors," as set forth in the Merger Consideration Escrow Agreement, which number of shares shall not be in excess of 5,900,000.

         Section 1.19.   DGCL.
                         ----
         "DGCL" shall mean the Delaware General Corporation Law, as amended.

         Section 1.20.   Dissenting Shares.
                         -----------------
         "Dissenting Shares" shall have the meaning set forth in Section 2.5((i)) hereof.

         Section 1.21.   DOL.
                         ---
         "DOL" shall have the meaning set forth in Section 4.10((b))((iii)) hereof.

         Section 1.22.   Effective Time.
                         --------------
         "Effective  Time"  shall  have the  meaning  set forth in  Section  3.1 hereof.

         Section 1.23.   Environmental Claim.
                         -------------------
         "Environmental Claim" shall have the meaning set forth in Section 4.17 hereof.

         Section 1.24.   Environmental Laws.
                         ------------------
         "Environmental Laws" shall have the meaning set forth in Section 4.17 hereof.

         Section 1.25.   ERISA.
                         -----
         "ERISA" shall have the meaning set forth in Section 4.10((a)) hereof.

         Section 1.26.   Escrow Agent.
                         ------------
         "Escrow Agent" shall have the meaning set forth in Section 2.7((a)) hereof.

         Section 1.27.   Fees and Termination Letter Agreement.
                         -------------------------------------
         "Fees  and  Termination   Letter   Agreement"  shall  mean  the  letter
agreement, dated as of January 11, 2001, by and among the Home Account, certain Home Account Stockholders and Parent, attached hereto as Exhibit 1.27.

         Section 1.28.   Funding Notice.
                         --------------
         "Funding Notice" shall have the meaning set forth in Section 7.5(b) hereof.

         Section 1.29.   GAAP.
                         ----
         "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statement.

         Section 1.30.   Governmental Authority.
                         ----------------------
         "Governmental Authority" shall mean any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency, instrumentality or arbitration panel, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

         Section 1.31.   Home Account.
                         ------------
         "Home Account" shall have the meaning set forth in the preamble to this Agreement.

         Section 1.32.   Home Account 2000 Incentive Plan.
                         --------------------------------
         "Home Account 2000 Incentive Plan" shall mean the management incentive plan of Home Account, substantially in the form attached hereto as Exhibit 1.32.

         Section 1.33.   Home Account Affiliate.
                         ----------------------
         "Home Account  Affiliate"  shall have the meaning set forth in
Section 4.14 hereof.

         Section 1.34.   Home Account Beneficiary.
                         -------------------------
         "Home Account Beneficiary" shall have the meaning set forth in Section 4.10((a)) hereof.

         Section 1.35.   Home Account Benefit Plans.
                         --------------------------
         "Home  Account  Benefit  Plans"  shall  have the  meaning  set forth in
Section 4.10((a)) hereof.

         Section 1.36.   Home Account Common Stock.
                         -------------------------
         "Home Account Common Stock" shall mean the common stock, $.001 par value per share, of Home Account.

         Section 1.37.   Home Account Contracts.
                         ----------------------
         "Home Account Contracts" shall have the meaning set forth in Section 4.24((a)) hereof.

         Section 1.38.   Home Account Disclosure Schedule.
                         --------------------------------
         "Home Account Disclosure Schedule" shall have the meaning set forth in the introduction to Article IV hereof.

         Section 1.39.   Home Account Dissenting Holder.
                         ------------------------------
         "Home  Account  Dissenting  Holder" shall have the meaning set forth in
Section 2.5(h) hereof.

         Section 1.40.   Home Account ERISA Affiliate.
                         ----------------------------
         "Home  Account  ERISA  Affiliate"  shall have the  meaning set forth in
Section 4.10((c)) hereof.

         Section 1.41.   Home Account Financial Statements.
                         ---------------------------------
         "Home Account Financial Statements" shall have the meaning set forth in
Section 4.8 hereof.

         Section 1.42.   Home Account Intellectual Property.
                         ----------------------------------
         "Home Account Intellectual Property" shall have the meaning set forth in Section 4.18((a)) hereof.

         Section 1.43.   Home Account License Agreements.
                         -------------------------------
         "Home Account License  Agreements"  shall have the meaning set forth in
Section 4.18((b)) hereof.

         Section 1.44.   Home Account Notes.
                         ------------------
         "Home Account Notes" shall have the meaning set forth in Section 4.2 hereof.

         Section 1.45.   Home Account Participant.
                         ------------------------
         "Home Account Participant" shall have the meaning set forth in Section 7.5(c) hereof.

         Section 1.46.   Home Account Preferred Stock.
                         ----------------------------
         "Home Account Preferred Stock" shall mean the shares of Home Account Series A Stock, the Home Account Series B Stock and the Home Account Series C Stock issued and outstanding immediately prior to the Effective Time.

         Section 1.47.   Home Account Series A Stock.
                         ---------------------------
         "Home Account Series A Stock" shall have the meaning set forth in the recitals to this Agreement.

         Section 1.48.   Home Account Series B Stock.
                         ---------------------------
         "Home Account Series B Stock" shall have the meaning set forth in the recitals to this Agreement.

         Section 1.49.   Home Account Series C Stock.
                         ---------------------------
         "Home Account Series C Stock" shall have the meaning set forth in the recitals to this Agreement.

         Section 1.50.   Home Account Shares.
                         -------------------
         "Home Account Shares" shall mean the shares of Home Account Common Stock, Home Account Series A Stock, Home Account Series B Stock and Home Account Series C Stock issued and outstanding immediately prior to the Effective Time.

         Section 1.51.   Home Account Stockholder Approval.
                         ---------------------------------

         "Home Account Stockholder Approval" shall mean the adoption and approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of capital stock of Home Account, acting by written consent in lieu of meeting in accordance with Section 228 of the DGCL.

         Section 1.52.   Home Account Stockholders.
                         -------------------------
         "Home Account  Stockholders"  shall mean the Persons  listed in Section
1.52 of the Home Account Disclosure Schedule.

         Section 1.53.   Home Account Stock Options.
                         --------------------------
         "Home  Account  Stock  Options"  shall  have the  meaning  set forth in
Section 2.5(d) hereof.

         Section 1.54.   Home Network.
                         ------------
          "Home Network" shall mean Home Account Network, Inc., a Delaware corporation and a wholly owned subsidiary of Home Account.

         Section 1.55.   Home Network Common Stock.
                         -------------------------
         "Home Network Common Stock" shall have the meaning set forth in Section
4.2 hereof.

         Section 1.56.   Home Network Convertible Preferred Stock.
                         ----------------------------------------
         "Home Network Convertible Preferred Stock" shall have the meaning set forth in Section 4.2 hereof.

         Section 1.57.   HSR Documents.
                         -------------
         "HSR   Documents"   shall  have  the   meaning  set  forth  in  Section
7.3((c))((ii)) hereof.

         Section 1.58.   Indemnity Escrow Agent.
                         ----------------------
         "Indemnity Escrow Agent" shall have the meaning set forth in Section 2.7(a) hereof.

         Section 1.59.   Indemnity Escrow Agreement.
                         --------------------------
                  "Indemnity Escrow Agreement" shall mean the escrow agreement, dated as of the Closing Date, among Parent, the Stockholders' Representatives and the Indemnity Escrow Agent, substantially in the form of Exhibit 1.59 attached hereto.

         Section 1.60.   Indemnity Escrow Shares.
                         -----------------------
         "Indemnity  Escrow  Shares" shall have the meaning set forth in Section
2.7 hereof.

         Section 1.61.   IRS.
                         ---

         "IRS" shall mean the Internal Revenue Service.

         Section 1.62.   Knowledge of Home Account.
                         -------------------------
         "Knowledge of Home Account" shall mean the actual knowledge, after due inquiry, of the persons set forth in Section 1.62 of the Home Account Disclosure Schedule.

         Section 1.63.   Knowledge of Parent.
                         -------------------
         "Knowledge of Parent" shall mean the actual knowledge, after due inquiry, of the persons set forth on Exhibit 1.63 attached hereto.

         Section 1.64.   Law.
                         ---
         "Law" shall mean any federal, state, provincial, local or other law, statute, act, ordinance or other governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

         Section 1.65    Lien.
                         ----
         "Lien" shall mean any mortgages, liens, pledges, charges, security interests or encumbrances of any kind.

         Section 1.66.   Material Adverse Effect.
                         -----------------------
         "Material Adverse Effect" shall mean, with respect to any entity or group of entities, a material adverse effect (or any development which, insofar as reasonably can be foreseen, is reasonably likely to have a material adverse effect in the future), on the business, assets, financial or other condition, results of operations or prospects of such entity or group of entities taken as a whole.

         Section 1.67.   Merger.
                         ------
         "Merger" shall have the meaning set forth in the recitals to this Agreement.

         Section 1.68.   Merger Consideration.
                         --------------------
         "Merger Consideration" shall mean the Stock Consideration, the Common Cash Consideration, the Debt Escrow Shares and the Requisite Cash Amount, if any.

         Section 1.69.   Merger Consideration Escrow Agent.
                         ---------------------------------
         "Merger Consideration Escrow Agent" shall have the meaning set forth in
Section 2.7(a) hereof.

         Section 1.70.   Merger Consideration Escrow Agreement.
                         -------------------------------------

         "Merger Consideration Escrow Agreement" shall mean the escrow agreement, dated as of the Closing Date, by and among Parent, Home Account, the Stockholders' Representatives, the Merger Consideration Escrow Agent and certain Persons named therein, substantially in the form attached hereto as Exhibit 1.70.

         Section 1.71.   Merger Consideration Escrow Shares.
                         ----------------------------------
         "Merger Consideration Escrow Shares" shall mean the Aggregate Parent Shares less the Indemnity Escrow Shares, deposited into escrow pursuant to the Merger Consideration Escrow Agreement and Section 2.7(a) hereof.

         Section 1.72.   Merger Subsidiary.
                         -----------------
         "Merger Subsidiary" shall have the meaning set forth in the preamble to this Agreement.

         Section 1.73.   Merger Subsidiary Common Stock.
                         ------------------------------
         "Merger  Subsidiary  Common  Stock" shall have the meaning set forth in
Section 5.2 hereof.

         Section 1.74.   Note and Fee Exchange Agreement.
                         -------------------------------
         "Note and Fee Exchange Agreement" shall mean the Note and Fee Exchange Agreement, dated as of the Closing Date, by and among Parent, Home Account, U.S. Bancorp Piper Jaffray, and the holders of Home Account Notes, substantially in the form of Exhibit 1.74 attached hereto.

         Section 1.75.   Parent.
                         ------
         "Parent" shall have the meaning set forth in the preamble to this Agreement.

         Section 1.76.   Parent Common Stock.
                         -------------------
         "Parent Common Stock" shall have the meaning set forth in the recitals to this Agreement.

         Section 1.77.   Parent Preferred Stock.
                         ----------------------
         "Parent  Preferred  Stock"  shall have the meaning set forth in Section
5.2 hereof.

         Section 1.78.   Parent SEC Documents.
                         --------------------
         "Parent SEC Documents" shall have the meaning set forth in Section 5.5 hereof.

         Section 1.79    Patents.
                         -------
         "Patents" shall have the meaning set forth in Section 4.18((a)) hereof.

         Section 1.80.   Permits.
                         -------
         "Permits" shall mean all permits, licenses, variances, exemptions, orders, registrations and approvals and governmental authorizations of all Governmental Authorities.

         Section 1.81.   Person.
                         ------
         "Person" shall mean any individual, corporation, partnership, limited liability company, association, trust, unincorporated entity or other legal entity.

         Section 1.82.   Preferred Certificates.
                         ----------------------
         "Preferred Certificates" shall have the meaning set forth in Section 2.6(a) hereof.

         Section 1.83.   Promissory Notes.
                         ----------------
         "Promissory Notes" shall have the meaning set forth in Section 4.2 hereof.

        Section 1.84.    Reduced Stock Option.
                         --------------------
         "Reduced Stock Option" shall have the meaning set forth in Section 2.5(b) hereof.

         Section 1.85.   Registration Rights Agreement.
                         -----------------------------
         "Registration  Rights  Agreement"  shall have the  meaning set forth in
Section 8.1((n)) hereof.

         Section 1.86.   Registration Statement.
                         ----------------------
         "Registration Statement" shall have the meaning set forth in Section 7.1((a)) hereof.

         Section 1.87.   Representatives.
                         ---------------
         "Representatives" shall have the meaning set forth in Section 9.1((a)) hereof.

         Section 1.88.   Requisite Cash Amount.
                         ---------------------
         "Requisite Cash Amount" shall have the meaning set forth in Section 2.5(b) hereof.

         Section 1.89.   Restricted Period.
                         -----------------
         "Restricted Period" shall have the meaning set forth in Section 9.1((a)) hereof.

         Section 1.90.   SEC.
                         ---
         "SEC" shall mean the Securities and Exchange Commission.

         Section 1.91.   Securities Act.
                         --------------
         "Securities Act" shall mean the Securities Act of 1933, as amended.

         Section 1.92    Stock Consideration.
                         -------------------
         "Stock Consideration" shall have the meaning set forth in Section 2.5((a)) hereof.

         Section 1.93.   Stockholders' Representatives.
                         -----------------------------
         "Stockholders' Representatives" shall have the meaning set forth in the preamble to this Agreement.

         Section 1.94.   Stock Option Notes.
                         ------------------
         "Stock Option Notes" shall mean the outstanding promissory notes issued by a Home Account employee, officer, consultant or director to Home Account as full or partial payment of the exercise price of the options to purchase Home Account Common Stock, which options were granted to such employee, officer, consultant or director under the Amended and Restated Home Account Holdings, Inc. 1999 Stock Plan or the Home Account Holdings, Inc. 1999 Directors and Consultants Stock Plan. Certain information pertaining to the Stock Option Notes is set forth in Section 4.2(iii) of the Home Account Disclosure Schedule.

         Section 1.95.   Subsidiary.
                         ----------
         "Subsidiary" shall mean each corporate entity with respect to which a party has the right to vote (directly or indirectly through one or more other entities or otherwise) shares representing 50% or more of the votes eligible to be cast in the election of directors of such entity.

         Section 1.96.   Surviving Corporation.
                         ---------------------
         "Surviving Corporation" shall have the meaning set forth in Section 2.1((a)) hereof.

         Section 1.97.   Takeover Proposal.
                         -----------------
         "Takeover Proposal" shall have the meaning set forth in Section 9.1((a)) hereof.

         Section 1.98.   Tax; Taxes.
                         ----------
         "Tax" or "Taxes" means any federal, state, county, local, or foreign taxes, charges, levies, imposts, duties, other assessments, or similar charges of any kind whatsoever, including any interest, penalties, and additions imposed thereon or with respect thereto.

         Section 1.99.   Tax Return.
                         ----------
         "Tax Return" means any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group.

         Section 1.100.  Termination Fee.
                         ---------------
         "Termination Fee" shall have the meaning set forth in Section 11.4 hereof.

         Section 1.101.  Trade Secrets.
                         -------------
         "Trade Secrets" shall have the meaning set forth in Section 4.18((a)).

         Section 1.102.  Trademarks.
                         ----------
         "Trademarks" shall have the meaning set forth in Section 4.18((a)).

                                   ARTICLE II

                                   THE MERGER

         Section 2.1     The Merger.
                         ----------
      (a) Immediately prior to the Effective Time,(i) Merger Subsidiary and Home Account shall execute and deliver a certificate of merger, substantially in the form attached hereto as Exhibit 2.1,which shall be filed with the Secretary of State of the State of Delaware in accordance with the DGCL (the "Certificate of Merger"). Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Subsidiary shall be merged with and into Home Account in accordance with the provisions of, and with the effects provided in, Subchapter IX of the DGCL. Home Account shall be the surviving corporation (the "Surviving Corporation") resulting from the Merger and shall continue to be governed by the laws of the State of Delaware and shall succeed to and assume all of the rights and obligations of Merger Subsidiary and the separate corporate existence of Merger Subsidiary shall cease.

     (b) If at any time after the Effective Time of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all real estate and other property and all privileges, powers and franchises of Home Account and Merger Subsidiary, then the Surviving Corporation and its proper officers and directors, in the name and on behalf of Home Account and Merger Subsidiary, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Home Account and Merger Subsidiary or otherwise to take any and all such action.

 Section 2.2.    Certificate of Incorporation and Bylaws.
                 ---------------------------------------

     (a) The Certificate of Incorporation of Home Account, as in effect immediately prior to the Effective Time of the Merger, shall be amended and restated as of the Effective Time of the Merger to read as set forth in Exhibit 2.2((a)) hereto, and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) The Bylaws of Home Account, as in effect immediately prior to the Effective Time of the Merger, shall be amended and restated as of the Effective Time of the Merger to read as set forth in Exhibit 2.2((b)) hereto, and, as so amended, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         Section 2.3.    Board of Directors.
                         ------------------
         The Board of Directors of Merger Subsidiary immediately prior to the Effective Time shall be the Board of Directors of the Surviving Corporation at the Effective Time.

         Section 2.4.    Management.
                         ----------
         The principal officers of Merger Subsidiary immediately prior to the Effective Time shall be the principal officers of the Surviving Corporation at the Effective Time.

         Section 2.5.    Effect on Capital Stock.
                         -----------------------
         As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any holders of Home Account Shares or capital stock of Merger Subsidiary:

     (a) Subject to the other provisions of this Section 2.5, each Home Account Stockholder shall be entitled to receive (subject to the escrow provisions in Section 2.7) the cash and stock consideration as follows: (i) each issued and outstanding share of Home Account Common Stock shall be converted into the right to receive, upon the surrender of the certificate formerly representing such share of Home Account Common Stock, $0.29 cash, net of repayment of any outstanding Stock Option Notes plus accrued interest thereon up to and including the Effective Time (the "Common Cash Consideration"); (ii) each issued and outstanding share of Home Account Series A Stock shall be converted into the right to receive, upon the surrender of the certificate formerly representing such share of Home Account Series A Stock, the number of shares of Parent Common Stock designated in the Merger Consideration Escrow Agreement; (iii) each issued and outstanding share of Home Account Series B Stock shall be converted into the right to receive, upon the surrender of the certificate formerly representing such share of Home Account Series B Stock, the number of shares of Parent Common Stock designated in the Merger Consideration Escrow Agreement; and (iv) each issued and outstanding share of Home Account Series C Stock shall be converted into the right to receive, upon the surrender of the certificate formerly representing such share of Home Account Series C Stock, the number of shares of Parent Common Stock designated in the Merger

Consideration Escrow Agreement (together (ii)-(iv) above are the "Stock Consideration"); provided, however, that notwithstanding anything in this Agreement to the contrary, the number of Aggregate Parent Shares shall at no time exceed the lesser of (x) 6,900,000 or (y) 19.9% of the issued and outstanding shares of Parent Common Stock as of the Effective Time.

     (b) In the event that 6,900,000 shares of Parent Common Stock would represent more than 19.9% (rounded to the nearest whole number of shares) (the "Threshold Percentage") of the total issued and outstanding shares of Parent Common Stock (calculated as of the business day immediately preceding the Closing Date), Parent shall have the option (the "Cash Option"), in its sole and absolute discretion, to reduce the number of Aggregate Parent Shares and to pay cash in lieu of Parent Common Stock in an amount (the "Requisite Cash Amount") such that the number of Aggregate Parent Shares would not exceed the Threshold Percentage. The Requisite Cash Amount shall equal (i) the value of 6,900,000 shares of Parent Common Stock (calculated using a per share price for the Parent Common Stock equal to the average closing price of Parent Common Stock on the Nasdaq National Market for the five-trading day period ending one business day prior to the Closing Date), less (ii) the value of 19.9% of the total issued and outstanding shares of Parent Common Stock on the Closing Date (calculated using a per share price for the Parent Common Stock equal to the average closing price of Parent Common Stock on the Nasdaq National Market for the five-trading day period ending one business day prior to the Closing Date). Alternatively, Parent shall have the option (the "Reduced Stock Option"), in its sole and absolute discretion, to (i) reduce the number of Aggregate Parent Shares such that the number of Aggregate Parent Shares would not exceed the Threshold Percentage and
(ii) not pay any cash to compensate for the reduction in Aggregate Parent Shares, with the result that the aggregate Merger Consideration would thereby be reduced by an amount equal to the Requisite Cash Amount that would have been payable by Parent if Parent had exercised the Cash Option. In the event the number of Aggregate Parent Shares would exceed the Threshold Percentage and Parent exercises the Reduced Stock Option, Home Account shall have the right to terminate this Agreement in accordance with Section 11.1(f) hereof.

     (c) In no event will the aggregate value of the Merger Consideration exceed $50,000,000. In the event that the aggregate value of the Merger Consideration (calculated using a per share price for the Aggregate Parent Shares equal to the average closing price of Parent Common Stock on the Nasdaq National Market for the five-trading day period ending one business day prior to the Closing Date) would exceed $50,000,000 without adjustment by this Section 2.5(c), the Requisite Cash Amount payable shall be reduced to an amount such that the aggregate value of the Merger Consideration would not exceed $50,000,000. In the event that, notwithstanding the reduction to the Requisite Cash Amount in the preceding sentence, the aggregate value of the Merger Consideration would exceed $50,000,000 without further adjustment by this Section 2.5(c), the number of Aggregate Parent Shares shall be reduced such that the aggregate value of the
(i) Aggregate Parent Shares (calculated using a per share price for the Parent Common Stock equal to the average closing price of Parent Common Stock on the Nasdaq National Market for the five-trading day period ending one business day prior to the Closing Date) plus (ii) the Common Cash Consideration would not exceed $50,000,000. In such case, the conversion ratios for the Home Account Preferred Stock set forth in the Merger Consideration Escrow Agreement should be reduced accordingly.

     (d) Each outstanding option to purchase shares of Home Account capital stock issued under and in accordance with the Amended and Restated Home Account Holdings, Inc. 1999 Stock Plan or the Home Account Holdings, Inc. 1999 Directors and Consultants Stock Plan (each, a "Home Account Stock Option"), whether vested or unvested, shall be assumed by Parent and by virtue of the Merger and without any further action on the part of Home Account or any holder of a Home Account Stock Option, shall be converted into the right to receive $0.29 cash, upon exercise of such Home Account Stock Option in accordance with its terms for each share of Home Account Common Stock that otherwise would have been acquired on the exercise of such Home Account Stock Option; provided, however, no holder of a Home Account Stock Option shall have the right to pay any part of the exercise price of such Home Account Stock Option by delivery of a promissory note which by its terms is states that it is to be secured by shares purchased by exercise of the Home Account Stock Option.

     (e) Each issued and outstanding warrant to purchase shares of Home Account capital stock, whether vested or unvested, by virtue of the Merger and without any further action on the part of Home Account or any holder of such warrant, shall be cancelled, retired and cease to exist and no payment shall be made with respect thereto.

     (f) All Home Account Shares that are owned by Home Account or Parent, shall be canceled, retired and cease to exist and no consideration shall be delivered in exchange therefor.

     (g) No fractional shares of Parent Common Stock shall be issued in the Merger. A holder of Home Account Shares that would otherwise be entitled to receive a fractional share of Parent Common Stock as a result of the Merger shall be entitled to receive, in lieu thereof, an amount in cash determined in accordance with the Indemnity Escrow Agreement and the Merger Consideration Escrow Agreement, as applicable.

     (h) Each share of Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time of the Merger will be converted into one share of the common stock, par value $.001 per share, of the Surviving Corporation, and such common stock of the Surviving Corporation issued on that conversion will constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

     (i) Notwithstanding any provision contained in this Agreement to the contrary, Home Account Shares outstanding immediately prior to the Effective Time of the Merger and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares ("Dissenting Shares") in accordance with the DGCL (a "Home Account Dissenting Holder") shall not be converted into a right to receive the Merger Consideration, but shall, from and after the Effective Time, have only such rights as are afforded to the holders thereof by the provisions of Section 262 of the DGCL, unless such Home Account Dissenting Holder fails to perfect or withdraws or otherwise loses such Home Account Dissenting Holder's right to appraisal. If, after the Effective Time of the Merger, such Home Account Dissenting Holder fails to perfect or withdraws or loses such Home Account Dissenting Holder's right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time of the Merger into a right to receive the Merger Consideration payable in respect of such shares pursuant to Section 2.5((a)). Home Account shall give Parent prompt notice of (i) any demands received by Home Account for appraisal of shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by Home Account and (ii) all negotiations and proceedings with respect to such demands. Home Account shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal, or offer to settle, or settle any such demands.

         Section 2.6.    Exchange of Certificates.
                         ------------------------

     (a) On or before the Effective Time of the Merger, Parent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented outstanding shares of Home Account Common Stock (the "Common Certificates") or outstanding shares of Home Account Preferred Stock (the "Preferred Certificates"), other than Parent, Home Account and any wholly owned subsidiary of Home Account or Parent, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Parent and shall be in a form and have such other provisions as Parent may reasonably specify), (ii) to holders of Preferred Certificates only, a stock power to be executed by such holder to provide for the deposit into and payment out of escrow in accordance with the Indemnity Escrow Agreement, the Merger Consideration Escrow Agreement and Section 2.7 of this Agreement and
(iii) instructions for use in effecting the surrender of (A) the Common Certificates in exchange for the Common Cash Consideration and (B) the Preferred Certificates in exchange for the right to receive Merger Consideration in accordance with the terms of the Merger Consideration Escrow Agreement. Upon surrender of a Common Certificate to Parent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by Parent, (i) the holder of such Common Certificate shall receive from Parent, as soon as reasonably practicable, the Common Cash Consideration payable with respect to the number of shares of Home Account Common Stock represented by such Common Certificate and (ii) the Common Certificate so surrendered shall forthwith be canceled. Upon surrender of a Preferred Certificate to Parent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by Parent, (i) the holder of such Preferred Certificate shall have the right to receive Merger Consideration in accordance with the terms of the Merger Consideration Escrow Agreement, (ii) the Preferred Certificate so surrendered shall forthwith be canceled and (iii) the Stock Consideration and Requisite Cash Amount, if any, shall be deposited into escrow pursuant to the terms of the Merger Consideration Escrow Agreement and
Section 2.7 of this Agreement. If any shares of Parent Common Stock that a holder of a Preferred Certificate has a right to receive are to be issued to a Person other than the Person in whose name such Preferred Certificate so surrendered is registered, it shall be a condition of exchange that such Preferred Certificate shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange to a Person other than the registered holder of such Preferred Certificate or establish to the reasonable satisfaction of Parent and the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.6, each Certificate shall be deemed as of the Effective Time of the Merger to represent only the right to receive, upon surrender of such Certificate in accordance with this Section 2.6((a)), Merger Consideration.

     (b) No dividends or other distributions declared or made after the Effective Time of the Merger with respect to the Parent Common Stock shall be paid to the holder of any unsurrendered Preferred Certificate with respect to the Parent Common Stock represented thereby. No Common Cash Consideration shall be paid to any holder of a Common Certificate until the holder of record of such Common Certificate shall surrender such Common Certificate in accordance with
Section 2.6((a)). No shares of Parent Common Stock and no cash payment (including any (i) Requisite Cash Amount and (ii) cash in lieu of a fractional share) with respect to Home Account Preferred Stock shall be deposited into escrow or paid to any Person until the holder of record of the Preferred Certificate representing the right to receive such shares of Parent Common Stock or cash payment shall have been surrendered in accordance with Section 2.6((a)). Subject to the effect of applicable Laws, following surrender to Parent of any Preferred Certificate, there shall be paid into escrow, in accordance with the terms of the terms of the Merger Consideration Escrow Agreement, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time with respect to each whole share of Parent Common Stock that the holder of such Preferred Certificate has the right to receive out of escrow and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to each whole share of Parent Common Stock that the holder of such Preferred Certificate has the right to receive out of escrow.

     (c) All shares of Parent Common Stock issued upon the surrender of Preferred Certificates in accordance with the terms of this Article II, together with any dividends payable thereon to the extent contemplated by this Section 2.6, shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the Home Account Preferred Stock theretofore represented by such Preferred Certificates and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Home Account Preferred Stock that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

     (d) Neither Parent nor Home Account nor any of their subsidiaries shall be liable to any holder of Home Account Shares or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash (including any cash in lieu of fractional shares of Parent Common Stock) delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

     (e) Parent or the Surviving Corporation shall be entitled to deduct and withhold, or cause the its exchange agent to deduct and withhold, from consideration otherwise payable pursuant to this Agreement to any Home Account Stockholder such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld, (i) such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made, and
(ii) Parent shall provide, or cause its exchange agent to provide, to the holders of such securities written notice of the amounts so deducted or withheld.

         Section 2.7.    Escrow.
                         ------
     (a) Promptly following the Effective Time, (i) subject to receipt of the Preferred Certificates and the Common Certificates in accordance with Section 2.6, the Merger Consideration (less the Indemnity Escrow Shares (as defined below) and the Common Cash Consideration) will be deposited into escrow with SunTrust Bank, Richmond, Virginia (the "Merger Consideration Escrow Agent"), pursuant to the Merger Consideration Escrow Agreement and the Note and Fee Exchange Agreement. All shares of Parent Common Stock deposited into such escrow shall be referred to herein as "Merger Consideration Escrow Shares." Promptly following the Effective Time, 1,000,000 shares of Parent Common Stock (the "Indemnity Escrow Shares") constituting part of the Merger Consideration shall be deposited into escrow with SunTrust Bank, Richmond, Virginia (the "Indemnity Escrow Agent"), pursuant to the Indemnity Escrow Agreement.

     (b) The Merger Consideration Escrow Shares shall be released in accordance with the Merger Consideration Escrow Agreement.

     (c) The Indemnity Escrow Shares shall be released to Parent from time to time to satisfy Escrow Losses for which Parent is entitled to indemnification or reimbursement in accordance with Article X hereof. The aggregate number of Indemnity Escrow Shares released to Parent shall be equal to the lesser of (i) the quotient of (A) Escrow Losses (as defined in Section 10.1(a)) theretofore suffered or incurred by Parent or its affiliates divided by (B) the average closing sale price per share of Parent Common Stock on the Nasdaq National Market for the 20 trading days prior to each date Indemnity Escrow Shares are released from escrow to Parent or (ii) the total number of Indemnity Escrow Shares. Dividends, if any, paid with respect to Indemnity Escrow Shares shall be paid in accordance with Section 8 of the Indemnity Escrow Agreement.

     (d) Unless Parent earlier instructs the Indemnity Escrow Agent to terminate the escrow and release the Indemnity Escrow Shares, the Indemnity Escrow Shares, less that number of Indemnity Escrow Shares released to Parent in accordance with Section 2.7((a)), shall be distributed on March 31, 2002 to the Home Account Stockholders in accordance with the exchange ratios set forth in Section 2.5(a)(ii)-(iv) hereof, and the escrow shall terminate. Notwithstanding the foregoing, if at the time Indemnity Escrow Shares are to be released and distributed to the beneficial holders thereof any claim has then been made that could result in Escrow Losses or Parent asserts the reasonable prospect that it could incur Escrow Losses, supported by written notice describing with reasonable specificity the facts giving rise to such assertion, there shall be withheld from the distribution that number of Indemnity Escrow Shares necessary to cover any Escrow Losses resulting from such pending claims or prospective Escrow Losses in accordance with the terms of the Indemnity Escrow Agreement, and such Indemnity Escrow Shares shall either be (i) released to Parent or (ii) distributed to the beneficial holders thereof as determined upon final resolution of such claims in accordance with the terms of the Indemnity Escrow Agreement.

     (e) Parent will issue, or cause to be issued, to the Indemnity Escrow Agent instructions to release or retain Indemnity Escrow Shares only in the event, and only in an amount and to the extent, that Parent determines, in good faith, that it is entitled to or may be entitled to indemnification or reimbursement under
Article IX hereof. Should such instructions be issued by Parent and thereafter Parent, acting in good faith, determines that it is not entitled to such indemnification or reimbursement, then Parent shall promptly and appropriately modify such instructions by written notice to the Indemnity Escrow Agent.

     (f) No fractional shares shall be distributed from the escrow. In lieu of receiving a fractional share, Parent will redeem the fractional share and pay the beneficial holder thereof cash calculated in accordance with Section 2.5(0) hereof (determined as if the distribution date were the Effective Time of the Merger).

     (g) The Home Account Stockholders and the Incentive Plan Participants (as defined in the Merger Consideration Escrow Agreement) hereby irrevocably appoint Edward F. Glassmeyer and Ronald Terry as the Stockholders' Representatives to act as the agents of such stockholders with respect to, and with the full power to resolve, all questions, disputes, conflicts and controversies concerning Indemnification Claims, to authorize the payments of amounts held under the Indemnity Escrow Agreement for expenses and Indemnification Claims, to defend, negotiate and/or settle such claims, to employ such agents, consultants and professionals, to delegate authority to his agents, and to take such actions, to grant such consents and waivers and execute such documents on their behalf in connection with Article IX of this Agreement and the Indemnity Escrow Agreement as a Stockholders' Representative, in his sole discretion, deems best and to perform all of the functions of the Stockholders' Representative under the Merger Consideration Escrow Agreement. Any action to be taken by a Stockholders' Representative may be taken by either of Edward F. Glassmeyer or Ronald Terry. Parent, the Merger Consideration Escrow Agent, the Indemnity Escrow Agent and any other party receiving notice or instructions from either Stockholders' Representative shall be entitled to rely upon the first such notice or instructions received and shall not be held liable for relying on such notice or instructions regardless of whether subsequent notices or instructions from the same or the other Stockholders' Representative conflict with the previously received notice or instructions.

         Section 2.8.    Anti-Dilution Provisions.
                         ------------------------
         In the event Parent changes the number of shares of Parent Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Parent Common Stock and the record date therefor shall be prior to the Effective Time, the number of shares of Parent Common Stock constituting the Merger Consideration shall be proportionately adjusted.

                                   ARTICLE III

                             EFFECTIVE TIME; CLOSING

         Section 3.1     Effective Time.
                         --------------
         The Merger shall become effective upon (i) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware or (ii) at such later time as is set forth in the Certificate of Merger (the "Effective Time"). Upon satisfaction by Home Account of the conditions precedent to the consummation of the Merger set forth in Section 8.1 and upon satisfaction by Parent of the conditions precedent to the consummation of the Merger set forth in Section 8.2, the parties shall cause the Certificate of Merger to be filed on the same day this Agreement is executed by all of the parties hereto; provided, however, if the offices of the Secretary of State of the State of Delaware are closed at such time, the parties will cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware at the earliest possible time on the next business day on which such offices are not closed following execution of this Agreement.

         Section 3.2.    Time and Place of Closing.
                         -------------------------
         The closing of the transactions contemplated by this Agreement shall take place at a time and on a date mutually agreed upon by the parties hereto, provided that such date shall be no later than the third business day following the date on which all of the conditions to the obligations of the parties set forth in Article VIII have been satisfied as provided therein (the "Closing"). The Closing shall take place at the offices of Hunton & Williams located either at 1751 Pinnacle Drive, Suite 1700, Tysons Corner, McLean, Virginia 22102 or Bank of America Plaza, Suite 4100, 600 Peachtree Street, N.E., Atlanta, Georgia 30308-2216, as determined by Parent.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF HOME ACCOUNT

         Except as specifically set forth in the disclosure schedule of Home Account attached hereto (the "Home Account Disclosure Schedule"), Home Account represents and warrants to Parent and Merger Subsidiary as follows:

         Section 4.1.    Organization and Authority of Home Account.
                         ------------------------------------------
         Each of Home Account and Home Network is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Home Account and Home Network has full corporate power to carry on its business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of Home Account and Home Network is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on Home Account or Home Network, as the case may be. The copies of the Certificate of Incorporation and Bylaws of each of Home Account and Home Network, which have been delivered to Parent, are complete and correct and in full force and effect on the date hereof, and no amendment or other modification has been filed, recorded or is pending or contemplated thereto.

         Section 4.2.    Capitalization.
                         --------------
         Home Account's authorized equity capitalization consists of 110,000,000 shares of Home Account Common Stock, 38,741,666 shares of Home Account Series A Stock, 13,800,000 shares of Home Account Series B Stock, 11,839,764 shares of Home Account Series C Stock. As of the close of business on the date hereof, 2,701,932 shares of Home Account Common Stock, 29,637,374 shares of Home Account Series A Stock, 13,800,000 shares of Home Account Series B Stock and 7,643,054 shares of Home Account Series C Stock were issued and outstanding. Such shares of Home Account capital stock constituted all of the issued and outstanding shares of capital stock of Home Account as of such date. In addition as of the date hereof, Home Account has authorized and has issued and outstanding (i) $3,000,000 of 10% convertible promissory subordinated notes (the "Convertible Notes") convertible into 2,281,369 shares of Series C Stock of Home Account and
(ii) $1,500,000 of 10% promissory notes (the "Promissory Notes" and together with the Convertible Notes, the "Home Account Notes"). Home Network's authorized equity capitalization consists of 35,000,000 shares of Home Network common stock, $.001 par value per share (the "Home Network Common Stock") and 15,000,000 shares of convertible preferred stock, $.001 par value per share (the "Home Network Convertible Preferred Stock"). As of the close of business on the date hereof, 14,882,683 shares of Home Network Common Stock and 10,021,000 shares of Home Network Convertible Preferred Stock were issued and outstanding. Such shares of Home Network Common Stock and Home Account Convertible Preferred Stock constituted all of the issued and outstanding shares of capital stock of Home Network as of such date and all such shares are owned by Home Account. All issued and outstanding shares of Home Network Common Stock, Home Network Convertible Preferred Stock and Home Account Shares have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. Neither Home Account nor Home Network has declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the Home Network Common Stock, Home Network Convertible Preferred Stock or Home Account Shares, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. Section 4.2(i) of the Home Account Disclosure Schedule lists all of the stockholders of Home Account as of the date hereof and sets forth the respective holdings of each such stockholder. Section 4.2(ii) of the Home Account Disclosure Schedule sets forth all outstanding options, warrants, notes, subscriptions or other rights to purchase or acquire any capital stock of Home Network or Home Account, the exercise or purchase price for such securities and the expiration date thereof, and lists all contracts, commitments, understandings, arrangements or restrictions by which Home Network or Home Account is bound to sell or issue any shares of its capital stock. Section 4.2(iii) of the Home Account Disclosure Schedule sets forth the outstanding principal amount and accrued interest (calculated as of the date hereof), interest rate and original issuance date of each of the outstanding notes and other debt obligations payable to Home Account, including, without limitation, all promissory notes made by holders of Home Account options as of the date hereof.

         Section 4.3.    Authority Relative to this Agreement; Recommendation.
                         ----------------------------------------------------
         The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by Home Account are within the corporate power and authority of Home Account. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Home Account, and no other corporate proceeding on the part of Home Account other than obtaining the Home Account Stockholder Approval is necessary to authorize this Agreement or to consummate the transactions contemplated herein. The consummation of the transactions contemplated by this Agreement have been duly and validly authorized and approved by the Board of Directors of Home Network and no other corporate proceeding on the part of Home Network is necessary to consummate the transactions contemplated herein. This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by Home Account and (assuming the due authorization, execution and delivery hereof and thereof by Parent and Merger Subsidiary) constitute or will constitute valid, legal and binding agreements of Home Account, enforceable against Home Account in accordance with their respective terms.

         Section 4.4.    Consents and Approvals; No Violations.
                         -------------------------------------
         Except for (i) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL;
(ii) the filing, if required, by the parties of a pre-merger notification and report form under the HSR Act and the expiration or termination of the waiting period thereunder; (iii) obtaining the Home Account Stockholder Approval and
(iv) otherwise as set forth in Section 4.4 of the Home Account Disclosure Schedule attached hereto, no filing or registration with, or notice to, and no Permit, authorization, consent or approval of, any public court, tribunal or administrative, governmental or regulatory body, agency or authority is necessary or required in connection with the execution and delivery of this Agreement by Home Account or for the consummation by Home Account or Home Network of the transactions contemplated by this Agreement. Assuming that all filings, registrations, Permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution or delivery of this Agreement by Home Account nor the performance of this Agreement nor the consummation of the transactions contemplated hereby by Home Account or Home Network will (x) conflict with or result in any breach of any provision of the Certificates of Incorporation or Bylaws of Home Account or Home Network, (y) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Home Account Contract or other instrument or obligation to which Home Account or Home Network is a party or by which they or any of their properties or assets may be bound or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Home Account or Home Network or any of their properties or assets.

         Section 4.5.    Title to and Condition of Assets.
                         --------------------------------

     (a) Each of Home Account and Home Network has good title to, or valid leasehold interests in, all its properties and assets owned by it, except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business, except for minor defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate do not and will not materially interfere with its ability to conduct its business as currently conducted. Except as set forth in Section
4.5 of the Home Account Disclosure Schedule, all such assets and properties, other than assets and properties in which Home Account or Home Network has leasehold interests, are free and clear of all Liens, except for minor Liens, that, in the aggregate, do not and will not materially interfere with the ability of Home Account or Home Network to conduct business as currently conducted or as reasonably expected to be conducted.

     (b) Each of Home Account and Home Network has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of Home Account and Home Network enjoys peaceful and undisturbed possession under all such leases.

     (c) Except as set forth in Section 4.5 of the Home Account Disclosure Schedule, the buildings and premises of Home Account and Home Network that are used in their businesses are in reasonably good operating condition and in a state of reasonably good maintenance and repair, normal wear and tear excepted, and are reasonably adequate and suitable for the purpose for which they are currently being used, have access to adequate utility services necessary for the conduct of the business. All items of operating equipment of Home Account and Home Network are in reasonably good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted.

        Section 4.6.     Absence of Certain Events.
                         -------------------------
         Except as set forth in Section 4.6 of the Home Account Disclosure Schedule, since January 1, 2000, neither Home Account nor Home Network has suffered any adverse change in its business, financial condition or results of operations that will have a Material Adverse Effect on either Home Account or Home Network. Since January 1, 2000, each of Home Account and Home Network has conducted its business in the ordinary course and consistent with past practice and there has not been: (i) any entry into any Contract or an amendment of any Contract between Home Account or Home Network on the one hand, and any of the executive officers or key employees or consultants of Home Account or Home
Network on the other hand, providing for employment of any such officer or key employee or consultant or any general or material increase in the compensation, severance or termination benefits payable or to become payable by Home Account or Home Network to any of the executive officers or key employees or consultants of Home Account or Home Network (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense), or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the award of restricted stock) made to, for or with any such executive officer or key employee or consultant, other than adoption of the Home Account 2000 Incentive Plan; (ii) any entry by Home Account or Home Network into any material Contract or transaction (including, without limitation, any borrowing, capital expenditure, sale of assets or any Lien made on any of the properties or assets of Home Account or Home Network) other than in the ordinary and usual course of business; (iii) any change in the accounting methods, principles or practices of Home Account or Home Network; (iv) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect upon Home Account or Home Network; (v) any event, occurrence or action that has had or is reasonably likely to have a Material Adverse Effect on Home Account or Home Network; (vi) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to the Home Account Shares or the Home Network Common Stock; (vii) any amendment of any material term of any outstanding equity security of Home Account or Home Network; (viii) any repurchase, redemption or other acquisition by Home Account or Home Network of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Home Account or Home Network; or (ix) any Contract to do any of the foregoing.

         Section 4.7.    Subsidiaries.
                         ------------
         Except for Home Network, which is a wholly owned subsidiary of Home Account, neither Home Account nor Home Network has any Subsidiaries and neither Home Account nor Home Network owns or holds of record and/or beneficially owns or holds, any shares of any class of the capital stock of any corporation or any legal or beneficial ownership interest in any general or limited partnership, limited liability company, business trust or joint venture or any other unincorporated trade or business enterprise.

         Section 4.8.    Financial Statements.
                         --------------------
         The (i) audited consolidated statements of financial condition, results of operations and cash flows of Home Account as of and for the period ended December 31, 1999, (ii) unaudited consolidated statements of financial condition, results of operations and cash flows of Home Account as of and for the period ended September 30, 2000 and (iii) unaudited consolidated balance sheet of Home Account as of December 31, 2000, attached hereto as Exhibit 4.8. (the "Home Account Financial Statements"), were previously provided to Parent. Except as disclosed in the notes to the Home Account Financial Statements, the Home Account Financial Statements taken as a whole present fairly in accordance with GAAP, in all material respects, the consolidated financial condition, results of operations and cash flows of Home Account, as of the dates, and for the periods indicated.

         Section 4.9.    Litigation.
                         ----------
         Except as set forth in Section 4.9 of the Home Account Disclosure Schedule, there is no action, suit, proceeding or investigation pending or, to the Knowledge of Home Account, threatened, against, relating to or affecting Home Account or Home Network at law or in equity, or before any Governmental Authority, including, without limitation, with respect to infringement of any Home Account Intellectual Property. Except as set forth in Section 4.9 of the Home Account Disclosure
Schedule, neither Home Account nor Home Network is subject to any order, judgment, decree or obligation that would materially limit the ability of either Home Account or Home Network to operate its business in the ordinary course.

         Section 4.10.   Employee Benefit Plans Matters.
                         ------------------------------

     (a) Section 4.10 of the Home Account Disclosure Schedule contains a true and complete list of (i) all employee welfare benefit and employee pension benefit plans as defined in sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (ii) all other employee benefit agreements or arrangements, including without limitation deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employee discount programs, employment contracts, retention incentive agreements, noncompetition agreements, consulting agreements, confidentiality agreements, vacation policies, and other similar plans, agreements and arrangements that are currently in effect as of the date of this Agreement, or have been approved before this date but are not yet effective, for the benefit of any director, officer, employee or other service provider or any former director, officer, employee or other service provider (or any of their beneficiaries) of Home Account or Home Network (collectively, a "Home Account Beneficiary"), or with respect to which Home Account or Home Network may have any liability ("Home Account Benefit Plans").

     (b) With respect to each Home Account Benefit Plan, Home Account has heretofore made available to Parent, as applicable, complete and correct copies of each of the following documents which Home Account has prepared or has been required to prepare:

          (i)  the Home Account Benefit Plans and any amendments thereto(or if a
               Home  Account  Benefit  Plan  is  not  a  written  agreement,   a
               description thereof);

          (ii) the three most recent annual Form 5500 reports filed with the IRS;

          (iii)the most recent statement filed with the Department of Labor (the "DOL") pursuant to 29 U.S.C.ss. 2520.104-23;

          (iv) the three most recent annual Form 990 and 1041 reports filed with the IRS;

          (v)  the three most recent actuarial reports;

          (vi) the three most recent reports prepared in accordance with Statement of Financial Accounting Standards No. 106;

          (vii)the most recent summary plan description and summaries of material modifications thereto;

          (viii) the trust agreement, group annuity contract or other funding agreement that provides for the funding of the Home Account Benefit Plan;

          (ix) the most recent financial statement;

          (x)  the most recent determination letter received from the IRS; and

          (xi) any agreement pursuant to which Home Account or Home Network is obligated to indemnify any Person.

     (c) All contributions and other payments required to have been made by Home Account or Home Network or any entity (whether or not incorporated) that is treated as a single employer with Home Account or Home Network under Section 414 of the Code (a "Home Account ERISA Affiliate") with respect to any Home Account Benefit Plan (or to any person pursuant to the terms thereof) have been or will be timely made and all such amounts properly accrued through the date of the Home Account Financial Statements have been reflected therein.

     (d) The terms of all Home Account Benefit Plans that are intended to be "qualified" within the meaning of Section 401(a) of the Code have received favorable determination letters from the IRS on the current forms of such Home Account Benefit Plans or the applicable remedial periods will not have ended prior to the Effective Time of the Merger. Except as disclosed in Section 4.10 of the Home Account Disclosure Schedule, no event or condition exists or has occurred that could cause the IRS to disqualify any Home Account Benefit Plan that is intended to be qualified under Section 401(a) of the Code. Except as disclosed in Section 4.10 of the Home Account Disclosure Schedule, with respect to each Home Account Benefit Plan, Home Account, Home Network and each Home Account ERISA Affiliate are in compliance in all material respects with, and each Home Account Benefit Plan and related source of benefit payment is and has been operated in compliance with, its terms, all applicable Laws governing such plan or source, including, without limitation, ERISA, the Code and applicable local Law. To the Knowledge of Home Account, except as set forth in Section 4.10 of the Home Account Disclosure Schedule, no Home Account Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the IRS, the DOL, or any other Governmental Authority or is scheduled to be subject to such an audit investigation or proceeding.

     (e) With respect to each Home Account Benefit Plan, to the Knowledge of Home Account, there exists no condition or set of circumstances that could subject Home Account, Home Network or any Home Account ERISA Affiliate to any liability arising under the Code, ERISA or any other applicable Law (including, without limitation, any liability to or under any such plan or under any indemnity agreement to which Home Account, Home Network or any Home Account ERISA Affiliate is a party), which liability, excluding liability for benefit claims and funding obligations, each payable in the ordinary course, could reasonably be expected to have a Material Adverse Effect on Home Account or Home Network. No claim, action or litigation has been made, commenced or, to the Knowledge of Home Account, threatened, by or against any Home Account or Home Network with respect to any Home Account Benefit Plan (other than for benefits in the ordinary course) that could reasonably be expected to have a Material Adverse Effect on Home Account or Home Network.

     (f) Except as disclosed in Section 4.10 of the Home Account Disclosure Schedule, no Home Account Benefit Plan that is a "welfare benefit plan" (within the meaning of Section 3(1) of ERISA) provides benefits for any retired or former employees (other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable state or local law that specifically mandates continued health coverage).

     (g) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or in conjunction with another event, including termination of employment) result in (i) any payment (whether of severance pay or otherwise) becoming due from Home Account or Home Network to any Home Account Beneficiary or to the trustee under any "rabbi trust" or similar arrangement, or (ii) any benefit under any Home Account Benefit Plan being established or increased, or becoming accelerated, vested or payable.

     (h) Neither Home Account nor Home Network nor any entity that was at any time during the six-year period ending on the date of this Agreement a Home Account ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or had any liability with respect to any plan that is or was a pension plan (as defined in Section 3(2) of ERISA) that is or was subject to Title IV of ERISA.

     (i) Section 4.10 of the Home Account Disclosure Schedule sets forth for each employee of Home Account or Home Network as of the execution date of this Agreement, (i) the accrued vacation time of such employee as of the execution date of this Agreement and (ii) the estimated accrued vacation time as of the Closing Date (assuming the Closing Date occurs as of January 29, 2001.)

         Section 4.11.   Labor Matters.
                         -------------
         Except  as set forth in  Section  4.11 of the Home  Account  Disclosure
Schedule:

     (a) Each of Home Account and Home Network is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours including, without limitation, any such Laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice;

     (b) there is no unfair labor practice charge or complaint against Home Account or Home Network pending or, to the Knowledge of Home Account, threatened before the National Labor Relations Board or any other comparable authority;

     (c) neither Home Account nor Home Network is a party to any collective bargaining agreements;

     (d) there is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of Home Account, threatened against Home Account or Home Network relating to employment, employment practices, terms and conditions of employment or wages and hours;

     (e) there are no pending or, to the Knowledge of Home Account, threatened, strikes, lockouts or other work stoppages involving any persons employed by Home Account or Home Network; and

     (f) there are no representation petitions or other similar petitions or requests for representation pending or, to the Knowledge of Home Account, threatened, before the National Labor Relations Board or other Government Authority in connection with any persons employed by Home Account or Home Network.

         Section 4.12.    Tax Matters.
                          -----------
     (a)  Except as set forth in  Section  4.12 of the Home  Account  Disclosure
Schedule:

          (i) Home Account and Home Network are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which Home Account is the common parent; such affiliated group files a consolidated federal income Tax Return; and neither Home Account, Home Network, any of their former Subsidiaries, nor any entity to whose liabilities Home Account or Home Network or any of their former Subsidiaries has succeeded, has ever filed a consolidated federal income Tax Return with (or been included in a consolidated return of) a different affiliated group;

          (ii) each of Home Account and Home Network has timely filed or caused to be filed all Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is correct and complete in all material respects;

          (iii)each of Home Account and Home Network has paid all Taxes due and payable by it;

          (iv) there are no unpaid Taxes due and payable by Home Account or Home Network or by any other Person that could become a Lien on any asset or property of Home Account or Home Network, or otherwise have a Material Adverse Effect on Home Account or Home Network;

          (v) each of Home Account and Home Network is in material compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable Tax information reporting and Tax withholding requirements;

          (vi) each of Home Account and Home Network has collected or withheld all amounts required to be collected or withheld by it for any Taxes, and all such amounts have been paid to the appropriate Governmental Authorities or set aside in appropriate accounts for future payment when due;

          (vii)the Home Account Financial Statements fully and properly reflect, as of their dates, the liabilities of each of Home Account and Home Network for all Taxes for all periods ending on or before such dates, and the books and records of each of Home Account and Home Network fully and properly reflect all liabilities for Taxes for all periods after December 31, 1999;

          (viii) neither Home Account nor Home Network has granted (nor is either subject to) any waiver currently in effect of the period of limitations for the assessment of Tax, no unpaid Tax deficiency has been asserted against or with respect to Home Account or Home Network by any taxing authority, and there is no pending examination, administrative or judicial proceeding, or deficiency or refund litigation, with respect to any Taxes of Home Account or Home Network;

          (ix) neither Home Account nor Home Network has made or entered into, or holds any asset subject to, a consent filed pursuant to
               Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended before the Tax Reform Act of 1984, and the regulations thereunder;

          (x) neither Home Account nor Home Network is required to include in income any amount from an adjustment pursuant to Section 481 of the Code or the regulations thereunder or any similar provision of state law;

          (xi) neither Home Account nor Home Network is a party to, or obligated under, any Contract, nor to the Knowledge of Home

               Account is there any Contract, providing for the payment of any amount that would be an "excess parachute payment" under Section 280G of the Code;

          (xii)neither Home Account nor Home Network has distributed to its stockholders or other security holders stock or securities of a controlled corporation in a transaction to which Section 355(a) of the Code applies; and

          (xiii) neither Home Account nor Home Network is, or has been at any time within the last five years, a "United States real property holding corporation" for purposes of Section 897 of the Code.

     (b) Section 4.12 of the Home Account Disclosure Schedule describes all material Tax elections, consents and agreements made by or affecting Home Account or Home Network currently in effect, lists all material types of Taxes paid and Tax Returns filed by or on behalf of Home Account or Home Network, expressly indicates each Tax with respect to which either of them is or has been included in a consolidated, unitary or combined return, and describes the status of all examinations, administrative or judicial proceedings, and litigation with respect to any Taxes of Home Account and Home Network.

         Section 4.13.   Compliance with Law.
                         -------------------
         Each of Home Account and Home Network holds all Permits necessary for the lawful conduct of its business, except for failures to hold such Permits that would not have a Material Adverse Effect on Home Account or Home Network. Each of Home Account and Home Network is in compliance with the terms of the Permits, except where the failure so to comply would not have a Material Adverse Effect on Home Account or Home Network. The business of each of Home Account and Home Network is not being conducted in violation of any Law, ordinance or regulation of any Governmental Authority except for violations or possible violations which do not have, and, could not reasonably be expected to have, a Material Adverse Effect on Home Account or Home Network. No investigation or review by any Governmental Authority with respect to Home Account or Home Network is pending or, to the Knowledge of Home Account, threatened, nor, to the Knowledge of Home Account, has any Governmental Authority indicated an intention to conduct the same.

         Section 4.14.     Transactions With Affiliates.
                           ----------------------------
         Except as set forth in Section 4.14 of the Home Account Disclosure Schedule, since January 1, 2000, neither Home Account nor Home Network has, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course as a director, officer or employee of Home Account or Home Network) (a) any holder of 5% or more of the voting securities of Home Account, (b) any director, officer or employee of Home Account, (c) any Person that directly or indirectly controls, is controlled by or is under common control with Home Account or Home Network or (d) any member of the immediate family of any of such persons (each, a "Home Account Affiliate"). Except as set forth in Section 4.14 of the Home
Account Disclosure Schedule, the Home Account Contracts do not include any obligation or commitment between Home Account or Home Network on the one hand and any Home Account Affiliate on the other hand, and the assets of Home Account and Home Network do not include any receivable or other obligation or commitment from a Home Account Affiliate to Home Account or Home Network, and no Home Account Affiliate has any interest in any material property, real or personal, tangible or intangible, including, without limitation, any Home Account Intellectual Property, used in or pertaining to the business of Home Account or Home Network, except for the ordinary rights of a shareholder. The liabilities reflected on the Home Account Financial Statements do not include any obligation or commitment to any Home Account Affiliate.

         Section 4.15.     Fees and Expenses of Brokers and Others.
                           ---------------------------------------
         Neither Home Account nor Home Network (a) has had any dealings, negotiations or communications with any broker, finder or investment banker (other than U.S. Bancorp Piper Jaffray, whose fees and expenses shall be paid by the holders of Home Account Preferred Stock immediately prior to the Effective Time in accordance with Section 7.4 hereof) or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker, finder or investment banker (other than U.S. Bancorp Piper Jaffray) or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement.

         Section 4.16.     Absence of Undisclosed Liabilities.
                           ----------------------------------
         Except as set forth in Section 4.16 of the Home Account Disclosure Schedule, neither Home Account nor Home Network has any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, required by GAAP to be set forth in a financial statement or in the notes thereto except liabilities, obligations or contingencies that (i) are accrued or reserved against in the balance sheet of Home Account as of December 31, 1999, or (ii) were incurred after December 31, 1999 in the ordinary course of business and consistent with past practices.

         Section 4.17.     Environmental Laws and Regulations.
                           ----------------------------------
     (a) Each of Home Account and Home Network is and always has been in compliance with all applicable Laws (including common law) and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by each of Home Account and Home Network of all Permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof.

     (b) Neither Home Account nor Home Network has received written notice of, or, to the Knowledge of Home Account, is the subject of, any action, cause of action, claim, investigation, demand or notice by any Person alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim").

     (c) There have been no releases or offsite shipments from any property ever owned by Home Account or Home Network of any hazardous, toxic or radioactive material, substance or wastes defined or regulated as such under the Environmental Law that would be reasonably likely to result in an Environmental Claim.

     (d) To the Knowledge of Home Account, there are no circumstances that are reasonably likely to prevent or interfere with the material compliance with all Environmental Laws by Home Account and Home Network in the future.

     (e) There are no Environmental Claims that are pending or, to the Knowledge of Home Account, threatened, against Home Account or Home Network or, to the
Knowledge of Home Account, against any Person whose liability for any Environmental Claim Home Account or Home Network has or may have retained or assumed either contractually or by operation of law.

         Section 4.18.   Intellectual Property.
                         ---------------------
     (a) To the Knowledge of Home Account, either Home Account or Home Network owns, or has a valid license to use or otherwise has the right to use, free and clear of all Liens, all (i) patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing) (collectively, "Patents"), (ii) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "Trademarks"), (iii) copyrights (including any registrations and applications therefor) (collectively "Copyrights"), (iv) software, (v) "mask works" (as defined under 17 U.S.C. ss. 901) and any registrations and applications for "mask works" and (vi) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Trade Secrets"), in the case of each of the foregoing clauses, used in or necessary for the conduct of its business of Home Account and Home Network as currently conducted (collectively, the "Home Account Intellectual Property").

     (b) Section 4.18 sets forth, for the Home Account Intellectual Property, a complete and accurate list as of the date hereof of (i) all U.S. and foreign (A) patents and patent applications, each as owned by Home Account or Home Network,
(B) trademark registrations (including Internet domain name registrations), trademark applications, and material unregistered trademarks, each as owned by Home Account or Home Network and (C) copyright and mask work registrations and applications, and material unregistered copyrights, each as owned by Home Account or Home Network; and (ii) all material Contracts (whether oral or written) (A) granting or obtaining any right to use or practice any rights under any Home Account Intellectual Property, or (B) restricting Home Account's or Home Network's rights to use any Home

Account Intellectual Property, including license agreements, consulting and professional services agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "Home Account License Agreements"). The Home Account License Agreements are (i) valid and binding obligations of Home Account or Home Network, as the case may be, and, to the Knowledge of Home Account, of each of the other parties thereto and (ii) enforceable in accordance with their terms, except that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors' rights generally and (B) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. There exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by Home Account or Home Network or, to the Knowledge of Home Account, any party under any such Home Account License Agreement. Neither Home Account nor Home Network has licensed or sublicensed, nor has any third party acquired, rights in any Home Account Intellectual Property other than pursuant to the Home Account License Agreements.

     (c) No royalties, honoraria or other fees are payable by Home Account or Home Network to any third parties for the use of or right to use any Home Account Intellectual Property except pursuant to the Home Account License Agreements identified in Section 4.18 of the Home Account Disclosure Schedule.

     (d)  Except as set forth in  Section  4.18 of the Home  Account  Disclosure
Schedule:

          (i) Home Account or Home Network is listed in the records of the appropriate U.S., state or foreign registry as the sole and current owner of record for each application and registration listed in Section 4.18 of the Home Account Disclosure Schedule;

          (ii) Each registered Trademark owned by Home Account or Home Network and, to the Knowledge of Home Account, each registered Copyright and Trademark not owned but used by Home Account or Home Network, is in full force and effect, and has not been canceled, expired, or abandoned, and is valid and enforceable. To the Knowledge of Home Account, each unregistered Copyright and Trademark owned by Home Account or Home Network and, each unregistered Copyright and Trademark not owned but used by Home Account or Home Network, is in use, and has not been abandoned;

          (iii)There has never been any claim, suit, arbitration or other adversarial proceeding before any Governmental Authority in any jurisdiction, nor, to the Knowledge of Home Account, is there threatened or any valid basis for any such claim, suit, arbitration or other adversarial proceeding, (A) involving the Home Account Intellectual Property owned by Home Account or Home Network or the Home Account Intellectual Property licensed to Home Account or Home Network or (B) alleging that the activities or the conduct of the Home Account or Home Network business does or will infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party, or challenging the ownership, use, validity, enforceability or registrability of any Home Account Intellectual Property. There are no settlements, forbearances to sue, consents, judgments, orders or similar obligations other than the Home Account License Agreements to which Home Account or Home Network or any of their respective executive officers is subject or a party or the existence of which Home Account or Home Network or any of its directors or executive officers is otherwise aware which (1) restrict Home Account's or Home Network's rights to use any Home Account Intellectual Property, (2) restrict Home Account's or Home Network's business in order to accommodate a third party's intellectual property rights or (3) permit any third party to use any Home Account Intellectual Property;

          (iv) To the Knowledge of Home Account, the conduct of Home Account's and Home Network's businesses as currently conducted or planned to be conducted do not infringe upon (either directly or indirectly, such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. To the Knowledge of Home Account, no third party is misappropriating, infringing, diluting or violating any Home Account Intellectual Property, and no claim, suit, arbitration or other adversarial proceeding alleging any such misappropriation, infringement, dilution or violation has ever been brought against any third party by Home Account or Home Network nor has Home Account or Home Network ever threatened any such claim against any third party;

          (v) Each of Home Account and Home Network takes reasonable measures to protect the confidentiality of its Trade Secrets. To the Knowledge of Home Account, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that fully protects the proprietary interests of each of Home Account and Home Network to such Trade Secrets. To the Knowledge of Home Account, no party to any non-disclosure agreement relating to Home Account's and Home Network's Trade Secrets is in breach or default thereof;

          (vi) No current or former partner, director, officer, or employee of Home Account will, after giving effect to each of the transactions contemplated herein, own or retain any rights in or to any of the Home Account Intellectual Property; and

          (vii)The consummation of the transactions contemplated hereby will not result in any breach or default under any Home Account License Agreement, or require the consent of any party thereto and will not result in the loss or impairment of Home Account's or Home Network's rights to own or use any of the Home Account Intellectual Property, nor will it require the consent of any Governmental Authority or third party in respect of any such Home Account Intellectual Property.

         Section 4.19.   Insurance.
                         ---------
         All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by each of Home Account and Home Network are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of each of Home Account and Home Network and its properties and assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Home Account or Home Network. Home Account and Home Network have maintained such policies on a continuous basis since August 1998. Except as disclosed in Section 4.19 of the Home Account Disclosure Schedule, with respect to each such insurance policy: (a) the policy is legal, valid, binding, enforceable and in full force and effect; (b) neither Home Account, Home Network nor, to the Knowledge of Home Account, any other party to the policy, is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration under the policy; and (c) no party to such policy has repudiated any provision thereof.

         Section 4.20.   State Takeover Statutes.
                         -----------------------
         Home Account has taken all necessary actions to exempt the transactions contemplated by this Agreement from, or, if necessary, to challenge the validity, enforceability or applicability of, Section 203 of the DGCL, and accordingly, such section will not apply to the Merger or any of such transactions. No other "control share acquisition," "fair price," "investor protection" or other anti-takeover Laws or regulations enacted under state or federal Laws in the United States apply to this Agreement or any of the transactions contemplated hereby.

      Section 4.21.   Minute Books.
                      ------------
         The minute books of Home Account and Home Network contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, board of directors and committees of the board of directors of each of Home Account and Home Network, and no meeting of any such stockholders, board of directors or committees have been held for which minutes have not been prepared and are not contained in such minute books. All prior action taken by Home Account or Home Network or their respective officers and directors have been duly approved or ratified by all necessary action on the part of their respective Boards of Directors and, if necessary or appropriate, their respective stockholders. No Person has a claim against either Home Account or Home Network with respect to any action taken, or not taken, by either Home Account or Home Network or their officers or directors based on a theory that such action or inaction was not properly authorized by either the Board of Directors or the stockholders of either Home Account or Home Network.

         Section 4.22.   Books and Records.
                         -----------------
         The books of account, minute books, stock record books and other records of Home Account and Home Network are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the requirements relating to a system of internal accounting controls. To the Knowledge of Home Account, Home Account has made available to Parent for examination the originals or true and correct copies of all documents Parent has requested in connection with the transactions contemplated by this Agreement.

         Section 4.23.   Accounts.
                         --------
         The Accounts all have arisen from bona fide transactions in the ordinary course of business, and except as set forth in Section 4.23 of the Home Account Disclosure Schedule, there are no offsets or credits that may be applied against the Accounts. All accounts payable of Home Account and Home Network have arisen from bona fide transactions in the ordinary course of business and are to be paid in accordance with normal trade practice. All accounts receivable of Home Account and Home Network have arisen from bona fide transactions in the ordinary course of business and were, on the Home Account Financial Statements, subject to adequate reserves in accordance with and based upon Home Account's past practice. To the Knowledge of Home Account and except as set forth in
Section 4.23 of the Home Account Disclosure Schedule, none of the accounts receivable are in dispute or subject to any reduction or counterclaim.

         Section 4.24.   Material Contracts.
                         ------------------
     (a) Section 4.24 of the Home Account Disclosure Schedule contains a true, correct and complete list of all Contracts (and all amendments, modifications and supplements thereto and all side letters affecting the obligations of any party thereunder) to which Home Account is a party or by which any of the properties or assets of Home Account or Home Network are bound that are, material to the business, properties or assets of Home Account or Home Network taken as a whole, including, without limitation, all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute, or indemnification contracts (including, without limitation, any Contract to which either Home Account or Home Network is a party involving employees of either Home Account or Home Network); (ii) licensing, publishing, merchandising or distribution agreements; (iii) Contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise; (vi) Contracts or agreements with any Governmental Authority; (vii) Contracts relating to the purchase of goods, equipment or services used in support of the business or operations of Home Accounts or Home Network of amounts in excess of $10,000 per year or having a duration in excess of one year; (viii) customer Contracts; (ix) Contracts which contain covenants pursuant to which either Home Account or Home Network has agreed not to compete with any Person or any Person has agreed not to compete with either Home Account or Home Network; (x) Contracts upon which any substantial part of the business of Home Account or Home Network is dependent or which, if breached, could reasonably be expected to have a Material Adverse Effect on Home Account or Home Network; (xi) Contracts with independent contractors, consultants, advisors or other service providers; (xii) Contracts, other than those in (i)-(xi) above, that are material to the business of either Home Account or Home Network; and (xiii) all commitments and agreements to enter into any of the foregoing (collectively, the "Home Account Contracts"). Neither Home Account nor Home Network is a party to or bound by any consulting, severance, golden parachute, indemnification or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby and neither Home Account nor Home Network is obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" (as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future).

     (b) Except as set forth in Section 4.24 of the Home Account Disclosure Schedule, each of the Home Account Contracts is valid, binding, in full force and effect and enforceable in accordance with its terms, and true and correct copies thereof have been delivered to Parent, and there is no default under any Home Account Contract so listed either by Home Account or Home Network or, to the Knowledge of Home Account, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Home Account or Home Network or, to the Knowledge of Home Account, any other party.

     (c) Except as set forth in Section 4.24 of the Home Account Disclosure Schedule, no party to any such Home Account Contract has given notice to Home Account or Home Network of, threatened to make, or made a claim against Home Account or Home Network with respect to any breach or default thereunder.

     (d) Except as set forth in Section 4.4 of the Home Account Disclosure Schedule, the execution and delivery of this Agreement by Home Account does not, and the consummation of the transactions contemplated by this Agreement will not, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require the consent or waiver under, any of the material terms, conditions or provisions of the Home Account Contracts identified in Schedule 4.24 of the Home Account Disclosure Schedule. All such consents and waivers shall be obtained at or prior to the Effective Time in accordance with Section 8.1(j), except as Parent shall direct or allow in writing.

         Section 4.25.   Real Property.
                         -------------
         Except as set forth in Section 4.25 of the Home Account Disclosure Schedule, neither Home Account nor the Home Network leases for a term of more than six months nor owns any real property.

         Section 4.26.   Warranties.
                         ----------
         Neither Home Account nor Home Network has any unexpired express product warranties with respect to any products that it produces, publishes, processes or sells or that it has heretofore produced, published, processed or sold in connection with the business of Home Account or Home Network. There are no claims (actual or threatened) based on any product warranty of which Home Account or Home Network has received notice.

         Section 4.27.   Certain Business Practices.
                         --------------------------
         None of Home Account, Home Network or any of their respective directors, officers, agents or employees has (i) used any funds for unlawful contribution, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

         Section 4.28.   Vote Required.
                         -------------
         The affirmative vote of the holders of a majority of the outstanding shares of Home Account capital stock is the only vote of the holders of any class or series of Home Account's capital stock necessary to approve and adopt this Agreement and the Merger. Home Account has taken all action necessary to have the holders of Home Account capital stock approve and adopt this Agreement and the Merger in accordance with the applicable provisions of this Agreement, the DGCL, the certificate of incorporation and bylaws of Home Account and any other applicable governing instruments. In accordance with the applicable provisions of the DGCL, the certificate of incorporation and bylaws of Home
Account and any other applicable governing instruments, Home Account has received a validly executed, non-unanimous written consent of all of the Home Account Stockholders listed on Exhibit 4.28 hereto.

         Section 4.29.   First Data Services Agreement.
                         -----------------------------
         The Services Agreement, dated June 28, 1999, between Home Network and First Data Resources, Inc., was amended by the parties thereto in a letter agreement dated as of December 20, 2000, with an effective date of January 1, 2001 (the "First Data Letter Amendment"), and is valid, binding, in full force and effect and enforceable in accordance with its terms, as amended. A copy of the First Data Letter Amendment is attached hereto as Exhibit 4.29 and a copy of the Services Agreement has previously been delivered to Parent.

         Section 4.30.   Sales Commission Plan.
                         ----------------------
         Neither Home Account nor Home Network has adopted a sales commission plan for the year commencing January 1, 2001.

        Section 4.31.    Termination of Contracts.
                         ------------------------
         Home Account or Home Network, as applicable, has terminated and been released from all obligations under and with respect to, each of the Contracts listed on Exhibit 4.31. Other than the Contracts listed on Exhibit 4.31 and the Home Account Contracts, Home Account is not a party to any (i) financing or loan Contracts, (ii) stockholders' or investor rights agreements, (iii) Contracts providing for put or call rights, registration rights, voting rights, tag-along rights, preemptive rights, first refusal or first offer rights or (iv) Contracts similar in nature or purpose to any of the foregoing.

         Section 4.32.   Indebtedness.
                         ------------
         As of the date hereof, neither Home Account nor Home Network (i) owes any back wages, (ii) has any indebtedness for money borrowed or (iii) has guaranteed any such indebtedness of another Person, other than indebtedness set forth in Exhibits C and D of the Note and Fee Exchange Agreement.

         Section 4.33.   Bank Accounts.
                         -------------
         The  checking   accounts,   savings   accounts,   custodial   accounts,
certificates of deposit, safe deposit boxes, money market accounts, brokerage accounts and other bank accounts listed on Section 4.33 of the Home Account Disclosure Schedule are all of the checking accounts, savings accounts, custodial accounts, certificates of deposit, safe deposit boxes, money market accounts, brokerage accounts and other bank accounts of any type maintained by Home Account or Home Network.

         Section 4.34.   Full Disclosure.
                         ---------------
     (a) No representation or warranty made by Home Account contained in this Agreement and no statement contained in any agreement, certificate or schedule furnished or to be furnished by Home Account to Parent in, or pursuant to the provisions of, this Agreement, contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make statements herein or therein not misleading.

     (b) To the Knowledge of Home Account, all materials and information provided by Home Account to Parent as part of Parent's due diligence review of Home Account and Home Network were true, accurate and complete as of the dates on which such materials and information were provided to Parent, and no events, occurrences or facts have arisen that would make such materials or information untrue, inaccurate or incomplete as of the date hereof. To the Knowledge of Home Account, there are no facts that might reasonably be expected to have a Material Adverse Effect on Home Account or Home Network that have not been set forth in this Agreement, the exhibits hereto or the Home Account Disclosure Schedule.

                                   ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

         Parent and Merger Subsidiary represent and warrant to Home Account, jointly and severally, as follows:

         Section 5.1.    Organization and Authority of the Parent.
                         ----------------------------------------
         Each of Parent and Merger Subsidiary is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Subsidiary has full corporate power to carry on its business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of Parent and Merger Subsidiary is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on Parent or Merger Subsidiary, as the case may be. The copies of the Certificate of Incorporation and Bylaws of each of Parent and Merger Subsidiary, which have been delivered to Home Account, are complete and correct and in full force and effect on the date hereof, and no amendment or other modification has been filed, recorded or is pending or contemplated thereto.

          Section 5.2.   Capitalization.
                         --------------
         Parent's authorized equity capitalization consists of 60,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, $.001 par value per share ("Parent Preferred Stock"). As of the close of business on the date hereof, 38,573,354 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding. Such shares of Parent Common Stock constituted all of the issued and outstanding shares of capital stock of Parent as of such date. Merger Subsidiary's authorized equity capitalization consists of 100 shares of Merger Subsidiary common stock, $.001 par value per share (the "Merger Subsidiary Common Stock"). As of the close of business on the date hereof, 10 shares of Merger Subsidiary Common Stock were issued and outstanding. Such shares of Merger Subsidiary

Common Stock constituted all of the issued and outstanding shares of capital stock of Merger Subsidiary as of such date. All issued and outstanding shares of Parent Common Stock and Merger Subsidiary Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights.

         Section 5.3.    Authority Relative to this Agreement.
                         ------------------------------------
         The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by Parent and Merger Subsidiary are within the corporate power and authority of Parent and Merger Subsidiary. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Merger Subsidiary and no other corporate proceeding on the part of Parent or Merger Subsidiary is necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by Parent and Merger Subsidiary, as applicable, and (assuming the due authorization by Home Network and the authorization, execution and delivery hereof and thereof by the Board of Directors of Home Account) constitute or will constitute valid, legal and binding agreements of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with their respective terms.

         Section 5.4.    Consents and Approvals; No Violations.
                         -------------------------------------
         Except for (i) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL;
(ii) the filing, if required, by the parties of a pre-merger notification and report form under the HSR Act and the expiration or termination of the waiting period thereunder; and (iii) the filing with the Nasdaq National Market of a listing application covering the shares of Parent Common Stock issuable in the Merger, no filing or registration with, or notice to, and no Permit, authorization, consent or approval of, any public court, tribunal or administrative, governmental or regulatory body, agency or authority is necessary or required in connection with the execution and delivery of this Agreement by Parent and Merger Subsidiary or for the consummation by Parent and Merger Subsidiary of the transactions contemplated by this Agreement. Assuming that all filings, registrations, Permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Parent and Merger Subsidiary will (x) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Subsidiary, (y) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, Contract or other instrument or obligation to which Parent or Merger Subsidiary is a party or by which Parent or Merger Subsidiary or any of their properties or assets may be bound or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Merger Subsidiary or any of their properties or assets except, in the case of subsections (y) or (z) above, for violations, breaches or defaults that would not have a Material Adverse Effect on Parent or Merger

Subsidiary and that will not prevent or delay the consummation of the transactions contemplated hereby.

         Section 5.5.    SEC Documents.
                         -------------
         Parent has filed all required reports, schedules, forms, statements and other documents with the SEC under the Exchange Act since January 1, 1998 (such documents, together with all exhibits and schedules thereto and documents incorporated by reference therein collectively referred to herein as the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule
10-01 of Regulation S-X of the SEC) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and other adjustments described therein).

         Section 5.6.    Fees and Expenses of Brokers and Others.
                         ---------------------------------------
         Neither Parent nor Merger Subsidiary (a) has had any dealings, negotiations or communications with any broker, finder or investment banker (other than Lehman Brothers, whose fees and expenses shall be paid by Parent) or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement (except as provided in Section 7.4 hereof) or (c) has retained any broker, finder or investment banker (other than Lehman Brothers) or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 6.1.    Conduct of Business of Home Account and Home Network.
                         ----------------------------------------------------

         During the period from the date of this Agreement to the Effective Time of the Merger, unless Parent shall otherwise consent in writing and except as otherwise expressly contemplated or permitted by this Agreement, Home Account will, and will cause Home Network to, to the extent permitted by this Agreement, operate its business solely in the ordinary course, consistent with past practice and in good faith with the goal of preserving intact its assets and current business organizations, keeping available the services of its current officers and employees, maintaining the Home Account Contracts and preserving its relationships with customers, suppliers, creditors, brokers, agents and others with whom it has business dealings. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, or as agreed to in writing by Parent, Home Account agrees as to itself and Home Network that:

     (a) Home Account and Home Network shall not issue, sell or grant any shares of capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or any other securities in respect of, in lieu of, or in substitution for, shares outstanding on the date hereof.

     (b) Neither Home Account nor Home Network shall (i) split, combine, subdivide or reclassify any shares of its capital stock or (ii) declare, set aside for payment or pay any dividend, or make any other distribution in respect of, any of its capital stock, or redeem or repurchase any of its capital stock or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of its capital stock, except for repurchases of unvested shares in connection with the termination of a relationship with any employee, consultant or director pursuant to stock option or purchase agreements in effect on the date hereof or approved by Parent.

     (c) Neither Home Account nor Home Network shall adopt a plan of complete or
partial  liquidation,   dissolution,   merger,   consolidation,   restructuring,
recapitalization or other reorganization.

     (d) Neither Home Account nor Home Network shall adopt any amendments to its certificate of incorporation or bylaws or alter through merger, liquidation, reorganization, restructuring or in any other fashion its corporate structure or ownership.

     (e) Except as contemplated by Section 7.5, neither Home Account nor Home Network shall (i) incur any additional indebtedness for money borrowed or guarantee any such indebtedness of another Person, other than up to $500,000 which may be borrowed from First Data Resources, Inc. or its affiliates, (ii) enter into any "keep well" or other agreement to maintain any financial condition of another Person or (iii) enter into any arrangement having the economic effect of any of the foregoing.

     (f) Neither Home Account nor Home Network shall acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, (i) any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof or (ii) any assets that, individually or in the aggregate, are material to Home Account except (without limitation of Section 6.1((h)) below but subject to Section 6.1((i))), in the ordinary course of business consistent with past practice.

     (g) Except in the ordinary course of business, neither Home Account nor Home Network shall sell, lease, license or otherwise encumber or subject to any Lien or otherwise dispose of any of the properties or assets of Home Account or Home Network that, individually or in the aggregate, are material to Home Account.

     (h) Neither Home Account nor Home Network shall make or agree to make any capital expenditures not previously approved by the Board of Directors in Home Account's 2000 or 2001 capital budget as set forth in Section 6.1(h) of the Home Account Disclosure Schedule.

     (i) Except in the ordinary course of business, neither Home Account nor Home Network shall (i) enter into any Contract in excess of $10,000 individually or in the aggregate, or (ii) modify, amend or transfer in any respect or terminate any Home Account Contract or waive, release or assign any rights or claims thereunder.

     (j) Except as set forth in Section 6.1((j)) of the Home Account Disclosure Schedule, neither Home Account nor Home Network shall (i) adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Home Account Benefit Plan) for the benefit or welfare of any employee, officer, director or service provider or former employee, officer, director or service provider, (ii) increase the compensation or fringe benefits of any such individuals of Home Account or Home Network, or (iii) except as provided in an existing Home Account Benefit Plan, increase the compensation or fringe benefits of any such individuals or pay any benefit not required by any existing plan, arrangement or agreement.

     (k) Neither Home Account nor Home Network shall make any change to its accounting methods, principles or practices, except as may be required by GAAP.

     (l) Neither Home Account nor Home Network shall create, incur or assume any Lien on any of its material assets.

     (m) Neither Home Account nor Home Network shall settle any litigation or waive, assign or release any rights or claims except in either case (i) in the ordinary course of business and (ii) for any such settlement which (x) would not impose either restrictions on the conduct of the business of Home Account or Home Network or (y) for litigation items settled for money, involve in the aggregate in excess of $10,000 in cost to Home Account or Home Network. Neither Home Account nor Home Network shall pay, discharge or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except in the ordinary course of business or in accordance with their terms.

     (n) Neither Home Account nor Home Network shall make or rescind any material express or deemed election relating to Taxes, settle or compromise any
material   claim,
action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or make any material change to any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its latest federal income tax return, except as may be required by applicable Law.

     (o) Neither Home Account nor Home Network shall commence any material research and development project or terminate any material research and development project that is currently ongoing, in either case, except pursuant to the terms of existing Contracts.

     (p) Neither Home Account nor Home Network shall authorize, recommend, propose or announce an intention to take, or agree in writing or otherwise to take, or have any affiliate, director, officer, employee, agent, consultant or other third party take or otherwise agree to take, any of the actions described in Sections 6.1(a) through 6.1(o) or any action which would make any of the representations or warranties of Home Account contained in this Agreement untrue or incorrect.

     (q) Home Account shall, and shall cause Home Network to, use commercially reasonable efforts to maintain in full force and effect all self-insurance or insurance, as the case may be, currently in effect.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         Section 7.1.    Registration Statement.
                         ----------------------
     (a) As required by the Registration Rights Agreement, as soon as reasonably practicable after the Closing Date, taking into account the requirement to include Home Account financial statements in the Registration Statement, Parent shall prepare and file with the SEC a registration statement on Form S-3 (together with all amendments thereto, the "Registration Statement") in connection with the registration under the Securities Act for resale of the shares of Parent Common Stock constituting the Merger Consideration that are to be issued to the stockholders of Home Account pursuant to the Merger in accordance with the Registration Rights Agreement attached hereto as Exhibit 8.1(m). Parent shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable.

     (b) Parent shall promptly prepare and submit to the Nasdaq National Market a listing application covering the shares of Parent Common Stock issuable in the Merger, and shall use its reasonable best efforts to obtain, prior to the Effective Time of the Merger or as soon as reasonably practicable thereafter, approval for the listing of such Parent Common Stock, subject to official notice of issuance, and Home Account shall cooperate with Parent with respect to such listing.

         Section 7.2.    Access to Information.
                         ---------------------

         Upon reasonable notice, Home Account and Parent shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access during normal business hours during the period from the date hereof to the Effective Time of the Merger, to all of its properties, books, contracts, commitments and records, and during such period, each of Home Account and Parent shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that notwithstanding the foregoing provisions of this Section 7.2 or any other provision of this Agreement, neither Home Account nor Parent shall be required to provide to the other party any information that is subject to a confidentiality agreement and that relates primarily to a party other than Home Account, Parent or any Subsidiary or former Subsidiary of Home Account or Parent. Each of Home Account and Parent agrees that it will not, and it will cause its respective representatives not to, use any information obtained pursuant to this Section 7.2 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreement dated November 11, 2000 (the "Confidentiality Agreement"), by and between Home Account and Parent, shall apply with respect to information furnished by Home Account, Parent and their respective Subsidiaries and representatives thereunder or hereunder and any other activities contemplated thereby. The parties agree that this Agreement and the transactions contemplated hereby shall not constitute a violation of the Confidentiality Agreement and that the provisions hereof shall supersede all provisions of the Confidentiality Agreement in the event of a conflict.

         Section 7.3.    Reasonable Efforts; Notification.
                         ---------------------------------

     (a) Upon the terms and subject to the conditions set forth in this Agreement, except to the extent otherwise required by United States regulatory considerations and otherwise provided in this Section 7.3, each of Home Account and Parent agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, neither Home Account nor Parent shall be required to agree to any consent, approval or waiver that would require such party to take an action that would impair the value that such party reasonably attributes to the Merger and the transactions contemplated thereby. In connection with and without limiting the foregoing, Home Account and its Board of Directors shall (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, take all action reasonably necessary to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

     (b) Home Account shall give prompt notice to Parent, and Parent shall give prompt notice to Home Account, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

     (c) (i) Each of Home Account and Parent shall file, if required, a premerger notification and report form under the HSR Act with respect to the Merger as promptly as reasonably possible following execution and delivery of this Agreement. Each of Home Account and Parent agrees to use its reasonable best efforts to promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act.

          (ii) Except as otherwise required by United States regulatory considerations, each party will furnish to the other party copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) (collectively, "HSR Documents") between it, or any of its respective representatives, on the one hand, and any Governmental Authority, or members of the staff of such agency or authority, on the other hand, with respect to this Agreement or the Merger; provided, however, that
               (x) with respect to documents and other materials filed by or on behalf of such party with the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state attorneys general that are available for review by the other party, copies will not be required to be provided to the other party and (y) with respect to any HSR Documents (A) that contain any information which, in the reasonable judgment of such party's counsel, should not be furnished to the other party because of antitrust considerations or (B) relating to a request for additional information pursuant to Section (e)(1) of the HSR Act, the obligation of such party to furnish any such HSR Documents to the other party shall be satisfied by the delivery of such HSR Documents on a confidential basis to the other party's counsel pursuant to a confidentiality agreement in form and substance reasonably satisfactory to each party.

         Section 7.4.    Fees and Expenses.
                         -----------------
         The parties hereto agree that (i) Parent shall bear all fees and expenses, including, but not limited to, the fees and expenses of investment bankers, accountants and attorneys, incurred by Parent or Merger Subsidiary in connection with this Agreement, the Merger, the Registration Statement and the transactions contemplated hereby and thereby and (ii) the holders of Home Account Preferred Stock immediately prior to the Effective Time, in accordance with the Fees and Termination Letter Agreement, shall bear all fees and expenses, including, but not limited to, the fees and expenses of investment bankers, accountants and attorneys, incurred by Home Account, Home Network or the Home Account Stockholders in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby in excess of $250,000, which $250,000 shall be the obligation of Home Account, which Parent shall cause to be satisfied.

         Section 7.5.    Pre-Closing Funding of Home Account.
                         -----------------------------------
     (a) Home Account will be expected to fund its own business operations from the date hereof until the Closing Date. Parent shall, following the Closing Date, reimburse any stockholders of Home Account who advanced funds to Home Account for payment of reasonable and ordinary operating expenses between the execution date of this Agreement and the Closing Date; provided, however, that Parent shall not be obligated to reimburse any such amounts in excess of $35,000 per business day during such period; further provided, that Parent shall not be obligated to reimburse any amounts if the Agreement is terminated in accordance with Article XI or if the Closing does not occur because the conditions precedent set forth in Section 8.1 have not been satisfied.

     (b) Notwithstanding Section 7.5(a), at any time after the execution of this Agreement but prior to the Effective Time, Home Account may submit a written notice (the "Funding Notice") to Parent requesting Parent to provide funds to Home Account to pay for Home Account's anticipated reasonable and ordinary operating expenses up to and including the Closing Date. The Funding Notice shall provide a good faith estimate of the aggregate amount of such reasonable and ordinary operating expenses that Home Account expects to incur up to and including the Closing Date.

     (c) Upon receipt of a Funding Notice, Parent shall have the option, in its sole and absolute discretion, to advance funds to Home Account to satisfy Home Account's expected capital needs. Any such advance of funds shall be upon terms and conditions to be agreed upon by Home Account and Parent, provided that any such advance shall be fully and unconditionally secured and collateralized by an irrevocable letter of credit from a nationally recognized banking institution with a minimum of $5 billion in assets and which can and will be drawn upon by Parent upon termination of this Agreement.

         Section 7.6.    Public Announcements.
                         --------------------
         Parent and Home Account will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior each party having had the opportunity to review and comment on such press release or public statement, except that each party may respond to questions from stockholders and may respond to inquiries from financial analysts and media representatives in a manner consistent with its past practice and each party may make such disclosure as may be required by applicable law or by obligations pursuant to any listing agreement with the Nasdaq National Market or any national securities exchange without prior consultation to the extent such consultation is not reasonably practicable. The parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed upon prior to the issuance thereof.

         Section 7.7.    Employee Matters.
                         ----------------
     (a) Within 30 days after the Closing Date, Parent shall enter into stock option agreements in accordance with Parent's stock option plan with certain employees of the Surviving Corporation, whom Parent, in its sole discretion, shall select, who were formerly employees of Home Account or Home Network. Such stock option agreements will be substantially similar in form and substance as those customarily used by Parent to grant options to its employees. In no event shall Parent be required to grant options for in excess of 250,000 shares of Parent Common Stock or to any participant in the Home Account 2000 Incentive Plan.

     (b) Parent shall make a severance payment to each individual (i) who is an employee of Home Account on the business day immediately preceding the Closing Date, (ii) who remains continuously employed by the Surviving Corporation or Parent from the Closing Date until the date requested by Parent, (iii) whose employment with the Surviving Corporation or Parent is terminated without cause by the Surviving Corporation or Parent prior to the one-year anniversary of the Closing Date and (iv) who executes a written release in form and substance satisfactory to Parent. Any severance payment paid in accordance with the preceding sentence shall be paid within 30 days of the date of such employee's termination and shall be in an amount equal to such employee's total salary for the last four consecutive weeks of such employee's employment with the Surviving Corporation or Parent, as the case may be.

     (c) Following the Effective Time, Parent shall arrange for each participant in the Home Account Benefit Plans (a "Home Account Participant") whom Parent (or any of its subsidiaries) employs at the applicable time to participate in the relevant employee benefit plans that Parent (or its applicable subsidiaries) maintains (on the terms of such plans) after the time the relevant Home Account Benefit Plan has been terminated or no longer has benefits being accrued for any Home Account Participant. Each Home Account Participant whom the Parent (or its applicable subsidiary) then employs shall receive at such time, to the extent permitted by law and applicable tax-qualification requirements, and subject to any generally applicable break in service or similar rules, credit for purposes of eligibility to participate and vesting only under Parent's tax-qualified retirement plans and Parent's vacation/sick leave policy for years of service that such Home Account Participant earned with Home Account (and its subsidiaries and predecessors) prior to the Effective Time.

        Section 7.8.     Agreement to Defend.
                         -------------------
         In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto.

         Section 7.9.    Amendment of Schedules.
                         ----------------------
         Home Account shall promptly (and, in any event, within a reasonable time prior to Closing) notify Parent of (a) any event that would render inaccurate in any material respect any representation or warranty of Home Account, or (b) any change or addition that Home Account proposes to make to any schedule to this Agreement. No notification made pursuant to this Section 7.9 shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement or to modify any of the schedules attached hereto unless Parent specifically agrees thereto in writing, nor shall any such notification be considered to constitute or give rise to a waiver by Parent of any condition set forth in this Agreement unless Parent specifically so agrees.

         Section 7.10.   Other Actions.
                         -------------
         Except as contemplated by this Agreement, neither Parent nor Home Account shall, and neither shall permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect (except to the extent any representation or warranty is already qualified by materiality in which case it shall be true in all respects) or in any of the conditions to the Merger set forth in Article VIII not being satisfied.

                                  ARTICLE VIII

               CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

         Section 8.1.    Conditions Precedent to Obligations of Parent and
                         -------------------------------------------------
                         Merger Subsidiary.
                         -----------------
         The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

     (a) The representations and warranties of Home Account contained in this Agreement (other than any representations and warranties made as of a specific date) shall be true and correct as of the Closing Date in all material respects (except to the extent any representation or warranty is already qualified by materiality, in which case it shall be true and correct in all respects), except as otherwise contemplated or permitted by this Agreement, and Parent shall have received a certificate to that effect dated the Closing Date and executed on behalf of Home Account by the chief executive officer.

     (b) Each of the covenants, agreements and obligations of Home Account to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time, and at the Closing, Home Account shall have delivered to Parent a certificate to that effect.

     (c) Parent shall have received the opinions of Wilson Sonsini Goodrich & Rosati, counsel to Home Account, and Eric Smith, Esq., General Counsel of Home Account, dated the Closing Date and addressed to Parent in the forms attached hereto as Exhibit 8.1(c)(i) and Exhibit 8.1(c)(ii), respectively.

     (d) The stockholders of Home Account listed on Exhibit 4.28 hereto, acting by non-unanimous written consent, shall have adopted and approved this Agreement and the transactions contemplated hereby, including the Merger, as and to the extent required by, and in accordance with, the DGCL or other applicable Law, and by the provisions of any governing instruments.

     (e) Prior to the execution of this Agreement, Parent shall have received in writing from Home Account an undertaking by each Person, if any, that Home Account, after discussions with counsel for Home Account, believes may be an "Affiliate" of Home Account, within the meaning of Rule 145 of the SEC pursuant to the Securities Act ("Affiliates"), in form satisfactory to Parent that no shares of Parent Common Stock received or to be received by such Affiliate pursuant to the Merger will be sold or disposed of except pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of paragraph (d) of Rule 145 under the Securities Act or another exemption from registration under the Securities Act.

     (f) Home Account shall have received final invoices for all services rendered, current as of the Closing Date, from all Persons who shall have provided services in connection with this Agreement or the transactions contemplated hereby, including, without limitation, U.S. Bancorp Piper Jaffray, the Merger Consideration Escrow Agent, Pennie & Edmonds LLP, Heller Ehrman White & McAuliffe LLP, Deloitte & Touche LLP and Wilson Sonsini Goodrich & Rosati, which invoices shall be paid in accordance with Section 7.4.

     (g) Vault Holdings, LLC shall not have been liquidated or otherwise terminated and the winding up of Vault Holdings, LLC shall not have been completed.

     (h) Each outstanding warrant to purchase shares of Home Account capital stock, whether vested or unvested, shall have been canceled and retired and shall have ceased to exist.

     (i) Notwithstanding anything in this Agreement to the contrary, none of the holders of the Home Account Preferred Stock and not more than 5% of the holders of Home Account Shares in the aggregate shall have demanded appraisal for their Home Account Shares in accordance with the DGCL.

    (j) Parent shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and other third parties as are reasonably necessary in connection with the transactions contemplated hereby have been obtained.

     (k) There shall not be pending or threatened by any Governmental Authority any suit, action or proceeding (or by any other Person any pending suit, action or proceeding which has a reasonable likelihood of success) (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or Merger Subsidiary any damages that are material in relation to Parent and Merger Subsidiary taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Surviving Corporation or any of its Subsidiaries of any material portion of the business or assets of Home Account, Parent or any of their respective Subsidiaries, to dispose of or hold separate any material portion of the business or assets of Home Account, Parent or any of their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or (iii) seeking to prohibit the Surviving Corporation or any of its Subsidiaries from effectively controlling in any material respect the business or operations of Home Account or its respective Subsidiaries.

     (l) Since January 1, 2000, Home Account (i) shall have conducted its business only in the ordinary course and in accordance with Section 6.1 and shall have maintained and preserved its organization, goodwill and properties, and (ii) shall not have made any material change to Home Account Financial Statements, except as required by the operation of the business in the ordinary course or to conform to GAAP, or prepaid any indebtedness, changed depreciation or amortization methods, delayed incurring budgeted expenses or deviated from usual and customary terms with suppliers, lessors, customers or buyers, except for delays in paying accounts payable and increases in accounts payable resulting from operation of the business after December 29, 2000.

     (m) Home Account shall have caused each of the holders of Home Account Preferred Stock listed in Section 1.52 of the Home Account Disclosure Schedule to agree to the transfer restrictions set forth in the Registration Rights Agreement with respect to the shares of Parent Common Stock to be received by such stockholders in the Merger.

     (n) Each of the holders of Home Account Shares who are to receive Parent Common Stock in the Merger shall have executed and delivered to Parent the Registration Rights Agreement, substantially in the form attached hereto as
Exhibit 8.1(n) (the "Registration Rights Agreement").

     (o) Home Account or Home Network, as applicable, shall have terminated and have been released from all obligations under and with respect to, each of the Contracts listed on Exhibit 4.31.

     (p)  Home  Account  and  the  holders  of  Home  Account   Preferred  Stock
immediately prior to the Effective Time shall have executed and delivered to Parent the Fees and Termination Letter Agreement.

     (q) Each of the holders of Home Account Notes, U.S. Bancorp Piper Jaffray and Home Account shall have executed and delivered to Parent the Note and Fee Exchange Agreement prior to the execution date of this Agreement, and such Note and Fee Exchange Agreement shall be in full force and effect as of the Effective Time.

     (r) Subject to Section 7.4, the holders of Home Account Preferred Stock immediately prior to the Effective Time shall have paid all of the fees and expenses of Home Account, Home Network and the Home Account Stockholders incurred in connection with the Agreement, the Merger or the transactions contemplated hereby or thereby.

     (s) Each of the parties thereto (other than Parent) shall have executed and delivered to Parent the Indemnity Escrow Agreement prior to the execution date of this Agreement, and such Escrow Agreement shall be in full force and effect as of the Effective Time.

     (t) Each of the parties thereto (other than Parent) shall have executed and delivered to Parent the Merger Consideration Escrow Agreement prior to the execution date of this Agreement, and such Merger Consideration Escrow Agreement shall be in full force and effect as of the Effective Time.

     (u) As of the Closing Date, neither Home Account nor Home Network shall (i) owe any back wages, (ii) have any indebtedness for money borrowed or (iii) guarantee any such indebtedness of another Person, other than indebtedness set forth in Exhibits C and D of the Note and Fee Exchange Agreement.

     (v) Each holder of a Home Account Note shall have executed and delivered to Parent a payoff letter, substantially in the form attached hereto as Exhibit 8.1(v).

     (w) There shall have been no events, changes or effects with respect to Home Account or Home Network having or which could reasonably be expected to have a Material Adverse Effect on Home Account or Home Network.

     (x) All proceedings, corporate or other, to be taken by Home Account in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Parent and Parent's counsel, and Home Account shall have made available to Parent for examination the originals or true and correct copies of all documents that Parent may reasonably request in connection with the transactions contemplated by this Agreement.

         Section 8.2.    Conditions Precedent to Obligations of Home Account.
                         ---------------------------------------------------

          The obligations of Home Account to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

          (a) The representations and warranties of Parent and Merger Subsidiary contained in this Agreement (other than any representations and warranties made as of a specific date) shall be true and correct as of the Closing Date in all material respects (except to the extent any representation and warranty is already qualified by materiality, in which case it shall be true and correct in all respects), except as otherwise contemplated or permitted by this Agreement and Home Account shall have received a certificate to that effect dated the Closing Date and executed on behalf of Parent by the chief executive officer.

          (b) Each of the covenants, agreements and obligations of Parent and Merger Subsidiary to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing Parent and Merger Subsidiary shall have delivered to Home Account a certificate to that effect.

          (c) Home Account shall have received the opinion of Hunton & Williams, counsel to Parent and Merger Subsidiary, dated the Closing Date and addressed to Home Account in the form attached hereto as Exhibit 8.2(c).

          (d) Unless Parent, in its sole option, shall have advanced funds to Home Account for payment of reasonable and ordinary operating expenses incurred by Home Account in accordance with Section 7.5(b), Parent shall have reimbursed the stockholders of Home Account who advanced funds to Home Account in accordance with Section 7.5(c).

          (e) Parent shall have executed and delivered to Home Account the Registration Rights Agreement.

          (f) All proceedings, corporate or other, to be taken by Parent and Merger Subsidiary in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Home Account and Home Account's counsel, and Parent and Merger Subsidiary shall have made available to Home Account for examination the originals or true and correct copies of all documents that Home Account may reasonably request in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IX

                    SPECIAL PROVISIONS AS TO CERTAIN MATTERS

         Section 9.1.    No Solicitation.
                         ---------------

          (a) Following the execution of this Agreement and before the Effective Time (the "Restricted Period"), Home Account and Home Network shall not, and will use its best efforts to cause each officer, director or employee of or any investment banker, attorney or other advisor, agent or representative of Home Account or Home Network ("Representatives") not to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal (as hereinafter defined), (ii) enter into any agreement with respect to any Takeover Proposal, (iii) seek to sell or otherwise dispose of shares of capital stock of Home Account or Home Network or any portion of the assets of Home Account or Home Network to any third party, or enter into any agreements with any third party with respect to such a sale or disposition, or (iv) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence shall be deemed to be a material breach of this Agreement by Home Account. For purposes of this Agreement, "Takeover Proposal" means (i) any proposal or offer, other than a proposal or offer by Parent or any of its affiliates, for a merger, share exchange or other business combination involving Home Account or Home Network, (ii) any proposal or offer, other than a proposal or offer by Parent or any of its affiliates, to acquire from Home Account or Home Network in any manner, directly or indirectly, a greater than 10% voting or equity interest in Home Account or Home Network or the acquisition of a material amount of the assets of Home Account or Home Network, or (iii) any proposal or offer, other than a proposal or offer by Parent of any of its affiliates, to acquire from the Home Account Stockholders by tender offer, exchange offer or otherwise more than 10% of Home Account Shares then outstanding.

          (b) Neither the Board of Directors of Home Account nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Board of Directors of Home Account or any such committee of the Merger or this Agreement or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal.

          (c) If Home Account receives a Takeover Proposal, or a request for information relating to Home Account (or any of its Subsidiaries) or for access to the properties, books or records of Home Account (or any of its Subsidiaries) by any Person who is considering making or has made a Takeover Proposal, Home Account shall immediately inform Parent orally and shall as promptly as practicable (and in any event within one business day) inform Parent in writing of the terms and conditions of such proposal and the identity of the Person making it, forwarding a copy of any written communications relating thereto. Home Account will keep Parent fully informed on as prompt a basis as is practicable of the status and details of any such Takeover Proposal or request, including by forwarding copies of any material written communications relating thereto. Home Account will immediately cease and cause its Subsidiaries, and its and their officers, directors, agents, representatives and advisors, to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, except that it shall use its best efforts to cause any such parties in possession of confidential information about Home Account (or its Subsidiaries) that was furnished by or on behalf of Home Account (or its Subsidiaries) in connection with any of the foregoing to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. Home Account agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it (or its subsidiaries) is a party. Home Account shall use reasonable efforts to ensure that the officers, directors and employees of Home Account and its Subsidiaries and any investment banking firm or other advisor or representative retained by such party are aware of and instructed to comply with the restrictions described in this Section 9.1.

        Section 9.2.    Parent Board.
                         ------------

               As of the Closing Date, Parent shall increase the number of its Board of Directors to include Charles White, subject to final approval by the Board of Directors.

                                    ARTICLE X

                                 INDEMNIFICATION

         Section 10.1.  Indemnification of Parent and the Surviving Corporation.
                        --------------------------------------------------------

         Subject to Sections 10.4 and 10.6, Parent, the Surviving Corporation and each of their respective officers, directors and stockholders (but not officers, directors, employees, agents and stockholders of Home Account prior to the Closing) (collectively, the "Parent Indemnified Parties") shall be entitled, as the sole and exclusive remedy for Escrow Losses (defined below), to indemnification and reimbursement from the Indemnity Escrow Shares in accordance with this Section 10.1, Section 2.7 and the Escrow Agreement for any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, reasonable attorneys' fees and other reasonable legal costs and expenses (hereinafter referred to collectively as "Escrow Losses"), that the Parent Indemnified Parties may at any time suffer or incur, or become subject to, as a result of, in connection with or arising out of: (i) any breach or inaccuracy of any of the representations and warranties made by Home Account in this Agreement or any other agreement or instrument delivered by Home Account pursuant hereto;
(ii) any failure of Home Account to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any other agreement or instrument delivered by Home Account pursuant hereto; (iii) any failure or delay by the holders of Home
Account Preferred Stock immediately prior to the Effective Time to pay (in accordance with Section 7.4) the fees and expenses of Home Account, Home Network and the Home Account Stockholders incurred with respect to this Agreement, the Merger or the transactions contemplated hereby or thereby; and (iv) any matter identified on Exhibit 10.1.

         Section 10.2.   Notice and Control of Litigation.
                         ---------------------------------
         If any action, claim, suit or litigation is asserted in writing by a third party against a Parent Indemnified Party which would give rise to a claim under Section 10.1 (a "Third Party Claim"), Parent shall promptly notify (the "Parent Indemnification Notice") the Stockholders' Representatives in writing of the commencement or assertion of such Third Party Claim; provided, however, that failure to give such notice shall not affect the right to indemnification hereunder except to the extent of actual prejudice. Parent may settle such Third Party Claim with the written consent of a Stockholders' Representative (not to be unreasonably withheld).

         Section 10.3.   Notice of Claim.
                         ---------------
         If a Parent Indemnified Party becomes aware of any claims then made or threatened which may result in Escrow Losses ("Parent Indemnification Claims," together with Third Party Claims, "Indemnification Claims"), the Parent Indemnified Party shall notify the Stockholders'

Representatives in writing of the same promptly after becoming aware of such claims, specifying and substantiating in detail the circumstances and facts that give rise to a claim under Section 10.1. Should the Parent Indemnified Party fail to promptly notify the Stockholders' Representatives, such failure shall not affect the right to indemnification hereunder except to the extent of actual prejudice.

         Section 10.4.   Limitation of Liability.
                         -----------------------
         Notwithstanding anything herein to the contrary, the Parent Indemnified Parties shall not be entitled to indemnification unless and until the amount of all Escrow Losses incurred by the Parent Indemnified Parties exceeds $250,000 in the aggregate (the "Basket Amount") at which point the Parent Indemnified Parties shall be entitled to indemnification and reimbursement for all Escrow Losses (including the first $250,000); provided, however, that the Basket Amount shall not apply to Escrow Losses that the Parent Indemnified Parties may at any time suffer or incur, or become subject to, as a result of, in connection with or arising out of (i) Section 10.1(iii) or Section 10.1(iv) or (ii) a breach or inaccuracy of any representation or warranty in Section 4.15 (Fees and Expenses of Brokers), Section 4.23 (Accounts) or Section 4.32 (Indebtedness).

         Section 10.5.   Stockholders' Representatives.
                         -----------------------------

     (a) For purposes of this Article X, the Parent Indemnified Parties may rely upon written directions and notices received from either Stockholders' Representative with respect to the matters described herein. In the event Edward
F. Glassmeyer or Ronald Terry ceases to be able to perform his duties as a Stockholders' Representative as a result of his death, incapacity or resignation, he shall designate an individual to serve as his successor and to assume all of his duties and obligations as a Stockholders' Representative hereunder and shall so notify Parent in writing of any such designation. The parties acknowledge and agree that Edward F. Glassmeyer and Ronald Terry, or any successors designated pursuant to this Section 10.5, are acting as Stockholders' Representatives for the stockholders of Home Account for the limited administrative purposes set forth herein and nothing in this Agreement, the Indemnity Escrow Agreement or the Merger Consideration Escrow Agreement is intended to, nor shall, impose any personal liability on Edward F. Glassmeyer, Ronald Terry or any other Persons who serve as Stockholders' Representatives. At any time, stockholders who held immediately prior to Closing a majority of the Home Account Shares may remove or replace the persons serving as the Stockholders' Representatives and name substitutes for such persons by joint written notice to Parent.

     (b) No Stockholders' Representative shall be liable for any act done or omitted in such capacity while acting in good faith, except for any act done or omitted which constitutes gross negligence or willful misconduct. Any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith and of the absence of gross negligence or willful misconduct.

     (c) Each of the Home Account Stockholders hereby agrees, jointly and severally, to indemnify, defend and forever hold the Stockholders' Representatives harmless, from and against any and all losses, demands, causes
of  action,  judgments,   liabilities,   claims,
costs, damages and expenses (including, without limitation, fines, forfeitures, reasonable attorneys' fees, disbursements and administrative or court costs) directly or indirectly arising out of, resulting from, or in connection with, any claim or alleged claim with respect to the Stockholders' Representatives' obligations under this Agreement, the Indemnity Escrow Agreement, the Merger Consideration Escrow Agreement or any other agreement contemplated hereby or thereby, except for claims or alleged claims arising out of the gross negligence or willful misconduct of a Stockholders' Representative.

     (d) Parent shall provide the Stockholders' Representatives with access to or copies of any information contained in the records of Parent, its Subsidiaries and its independent accountants and other agents that is relevant to Indemnification Claims, and shall otherwise provide the Stockholders' Representatives with such information and assistance as he may reasonably request, including making employees available on a mutually convenient basis.

         Section 10.6.   Survival of Representations and Warranties.
                         ------------------------------------------
         The representations and warranties contained in Article IV herein shall survive the Closing Date until March 31, 2002. Any Indemnification Claim shall only be effective if written notice of such Indemnification Claim shall have been given in writing to the Stockholders' Representatives within the time period prescribed in the foregoing sentence. Any Indemnification Claim for which notice has been given within the prescribed period may be prosecuted to conclusion notwithstanding the subsequent expiration of such period.

                                   ARTICLE XI

                         TERMINATION; AMENDMENT; WAIVER

         Section 11.1.   Termination.
                         -----------
         This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval of this Agreement, the Merger and the transactions contemplated hereby and thereby by the stockholders of Home Account:

     (a) by mutual written consent of Home Account and Parent;

     (b) by, Parent, if Home Account Stockholder Approval is not attained upon a vote at a duly held meeting of stockholders of Home Account or at any adjournment thereof or by the written consent of such stockholders in accordance with the DGCL and the Home Account Certificate of Incorporation and Bylaws;

     (c) by either Parent or Home Account:

          (i) if any court of competent jurisdiction or any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger; or

          (ii) if the Merger shall not have been consummated on or before March 31, 2001, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

     (d) by Parent, if Home Account breaches in any material respect any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, which breach has not been cured within 30 days following receipt by Home Account of notice of breach or by the date specified in Section 11.1((c))((ii));

     (e) by Home Account, if Parent breaches in any material respect any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, which breach has not been cured within 30 days following receipt by Parent of notice of breach or by the date specified in Section 11.1((c))((ii));

     (f) by Home Account pursuant to Section 2.5((b)) hereof, if the number of Aggregate Parent Shares would exceed the Threshold Percentage and Parent exercises the Reduced Stock Option; and

     (g) by Home Account in the event that Parent fails to file the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 11.2 hereof within 24 hours of execution of this Agreement by all parties hereto, unless the failure to file is the result of (i) the failure of Home Account to satisfy all of the conditions to the consummation of the Merger set forth in Section 8.1 or (ii) the office of the Secretary of State of the State of Delaware being closed, provided that the filing is completed as soon as practicable upon the reopening of such office.


         Section 11.3.   Effect of Termination.
                         ----------------------
         If this Agreement is so terminated and the Merger is not consummated, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers, employees, agents or stockholders, other than the confidentiality provisions of Section 7.2 and the provisions of Section 7.4 (Fees and Expenses) and Section 9.1. Nothing contained in this Section 11.3 shall relieve any party from liability for any breach of this Agreement.

         Section 11.4.   Termination Fee.
                         ----------------
         In the event Home Account agrees to a Takeover Proposal within 12 months after the termination of this Agreement with any third party with whom Home Account or any Person acting on its behalf had contact in violation of
Section 9.1 during the term of this Agreement, Home Account agrees to pay to Parent in immediately available funds $1,000,000 (the "Termination Fee") and shall reimburse Parent for all reasonable out-of-pocket expenses of Parent, including, without limitation, the expenses of investment bankers, accountants and attorneys incurred by Parent or on its behalf in connection with the transactions contemplated by this Agreement. Payment of the Termination Fee shall be made within one business day following the event causing payment of such fee. If Home Account does not pay the Termination Fee within such one day period, Home Account shall pay Parent's costs and expenses (including legal fees and expenses) reasonably incurred in connection with any actions taken to collect such payment, together with interest thereon.

         Section 11.5.   Amendment.
                         ---------

         This Agreement and the Certificate of Merger may be amended by action taken by Merger Subsidiary, Home Account and Parent at any time before or after adoption of this Agreement by the stockholders of Home Account; provided, however, that after such shareholder approval no amendment shall be made which under applicable Law requires the approval of such stockholders without the approval of stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of both of the parties hereto.

         Section 11.6.   Extension; Waiver.
                         -----------------

         At any time prior to the Effective Time, either party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto by the other party hereto or (iii) subject to the proviso contained in Section 11.5, waive compliance with any of the agreements or conditions contained herein by the other party hereto; provided, however, that any waiver by Parent of a condition to closing in Section 8.1 hereto shall not in any way impair or otherwise negatively affect Parent's indemnification rights under Section 10.1 hereto in the event Home Account fails to satisfy such condition. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

         Section 11.7.   Procedure for Termination, Amendment, Extension
                         -----------------------------------------------
                         or Waiver.
                         ---------

           A   termination of    this   Agreement   pursuant  to  Section 11.1,
an amendment of this Agreement pursuant to Section 11.5 or an extension or waiver pursuant to Section 11.6 shall, in order to be effective, require in the case of Parent or Home Account, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.1.   Entire Agreement; Assignment.
                         ----------------------------

         This Agreement and the Confidentiality Agreement (a) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof and thereof, and (b) shall not be assigned by operation of Law or otherwise.

         Section 12.2.   Notices.
                         -------
         All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, overnight delivery service from a national carrier or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          if to Home Account:

                  Home Account Holdings, Inc.
                  5858 Horton Street, Suite 250
                  Emeryville, California 94608
                  Attention:       Eric Smith, Esq.
                  Telephone:       (510) 985-2000
                  Telecopy:        (510) 420-5940

          with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, California 94304-1050
                  Attention:       Robert B. Jack, Esq.
                                   Mario Rosati, Esq.
                  Telephone:       (650) 493-9300
                  Telecopy:        (650 493-6811

          if to Parent or Merger Subsidiary:

                  InteliData Technologies Corporation
                  11600 Sunrise Valley Drive, Suite 100
                  Reston, Virginia 20191
                  Attention:       Albert N. Wergley, Esq.
                  Telephone:       (703) 259-3000
                  Telecopy:        (703) 259-3030
          with a copy to:

                  Hunton & Williams
                  NationsBank Plaza, Suite 4100
                  600 Peachtree Street, N.E.
                  Atlanta, Georgia  30308
                  Attention:       David M. Carter, Esq.
                  Telephone:       (404) 888-4000
                  Telecopy:        (804) 888-4190

          if to the Stockholders' Representatives:

                  Edward F. Glassmeyer
                  Oak Investment Partners
                  One Gorham Island
                  Westport, Connecticut 06880
                  Telephone:       (203) 226-8346
                  Telecopy:        (203) 226-6570

                  Ronald Terry
                  International Place 2
                  6410 Poplar Avenue, Suite 375
                  Memphis, Tennessee 38119
                  Telephone:       (901) 761-8016
                  Telecopy:        (901) 761-7994

           with a copy to:

                  Finn Dixon & Herling LLP
                  One Landmark Square
                  Suite 1400
                  Stamford, Connecticut 06901-2689
                  Attention:       Michel J. Herling, Esq.
                  Telephone:       (203) 325-5000
                  Telecopy:        (203) 348-5777

         or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         Section 12.3.   Governing Law.
                         -------------
         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 12.4.   Descriptive Headings.
                         --------------------
         The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 12.5.   Parties in Interest.
                         -------------------
         This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 12.6.   Counterparts.
                         ------------
         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 12.7.   Specific Performance.
                         --------------------
         The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         Section 12.8.   Severability.
                         ------------
         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

AGREEMENT AND PLAN OF MERGER


                                             HOME ACCOUNT HOLDINGS, INC.

                                             By: /s/ Eric J. Smith
                                                 -----------------
                                                 Eric J. Smith
                                                 SVP and General Counsel


                                             INTELIDATA TECHNOLOGIES
                                             CORPORATION


                                             By:  /s/ Alfred S. Dominick, Jr.
                                                  ------------------------------
                                                  Alfred S. Dominick, Jr.
                                                  President and Chief
                                                    Executive Officer


                                              INTELIDATA MERGERSUB, INC.


                                             By:  /s/ Alfred S. Dominick, Jr.
                                                  ------------------------------
                                                  Alfred S. Dominick, Jr.
                                                  President and Chief
                                                    Executive Officer


                                             STOCKHOLDERS' REPRESENTATIVES


                                                  /s/ Edward F. Glassmeyer
                                                  ------------------------------
                                                  Edward F. Glassmeyer


                                                   /s/ Ronald Terry
                                                  ------------------------------
                                                  Ronald Terry

                                                                     EXHIBIT 4.1
                                                                     -----------
                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------
         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the 11th day of January, 2001 by and among INTELIDATA TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), and those holders of the Company's common stock, par value $.001 per share (the "Stock"), listed on Exhibit A attached hereto. The holders listed on Exhibit A are herein referred to individually as an "Investor" and collectively as the "Investors".

                                    RECITALS
                                    --------
         WHEREAS, the Company has entered into an Agreement and Plan of Merger with Home Account Holdings, Inc. ("Home Account"), dated as of the date hereof (the "Merger Agreement"), pursuant to which it is a condition precedent to the Closing (as defined in the Merger Agreement) that the parties hereto enter into this Agreement; and

         WHEREAS, the parties hereto desire to set forth certain rights of the Investors as holders of the Stock.

         NOW, THEREFORE, in consideration of the premises, which are incorporated into and made part of this Agreement, and of the mutual covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT
                                    ---------
                                  ARTICLE XIII
                                   DEFINITIONS


         Capitalized terms not otherwise defined when first used herein shall have the meanings set forth in the Merger Agreement.

                                   ARTICLE XIV
                               SHELF REGISTRATION


         14.1. Shelf Registration.  As soon as reasonably  practicable after the
               ------------------
date hereof, taking into account the requirement to include Home Account financial statements in the Registration Statement, the Company agrees to file with the SEC a shelf registration statement on Form S-3 (together with all amendments thereto, the "Registration Statement"), with respect to the registration under the Securities Act for resale of the Stock constituting Merger Consideration that is to be issued to the Investors pursuant to the Merger Agreement (the "Registrable Stock"). The Company will use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable. The Company will use its reasonable best efforts to keep the Registration Statement continuously effective until the earliest of (a) the date when all of the shares of Registrable Stock covered thereby are issued or sold thereunder, (b) the date on which all Investors then holding Stock agree to the withdrawal of the Registration Statement or (c) the first date on which all of the shares of Registrable Stock covered thereby could, in the opinion of counsel for the Company, be sold in any three month period pursuant to Rule 144 under the Securities Act or any successor rule thereto (the "Shelf Registration Period"). The Company further agrees to supplement or make amendments to the Registration Statement, if required by the rules, regulations, or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for the Registration Statement. No provision of this
Article II shall require the Company to file a registration statement on any form other than Form S-3 or a successor form thereto.

         14.2. Registration and Qualification Procedures.  The Company will:
               -----------------------------------------

     (a) use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable;

     (b) use its reasonable best efforts to keep the Registration Statement effective and the related prospectus current throughout the Shelf Registration Period;

     (c) furnish to each Investor such numbers of copies of the relevant prospectuses, and supplements or amendments thereto, and such other related documents as they may reasonably request; and

     (d) use its reasonable best efforts to register or qualify the securities covered by the Registration Statement under applicable state securities or blue sky laws; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or consent to a general and unlimited service of process in any jurisdiction in which it would not otherwise be required to be qualified or so consent or (ii) qualify as a dealer in securities.

         14.3.  Allocation of Expenses.  The Company shall pay all expenses in
                ----------------------
connection with the Registration Statement, including, without limitation, (a) SEC registration fees, (b) printing expenses, (c) accounting and legal fees and expenses for the Company (but not the fees and expenses of any accountant or attorney engaged by any Investor) and (d) expenses of complying with applicable securities or blue sky laws in connection with the Registration Statement; provided, however, the Company shall not be liable for (i) any discounts or commissions to any broker attributable to any sale of shares of Registrable Stock, or (ii) any fees or expenses incurred by Investors in connection with such registration which, according to the written instructions of any regulatory authority, the Company is not permitted to pay.

         14.4. Indemnification.  In connection with the Registration  Statement,
               ---------------
the Company agrees to indemnify the Investors in accordance with the provisions of Article III hereof.

         14.5. Listing on Securities Exchange. The Company will, at its
               ------------------------------
expense, promptly prepare and submit to the Nasdaq National Market a listing application covering the shares of

Registrable Stock, and shall use its reasonable best efforts to obtain, prior to the Effective Time of the Merger, approval for the listing of such shares of Registrable Stock, subject to official notice of issuance, and Home Account shall cooperate with the Company with respect to such listing.

         14.6. Lockup Agreement.
               ----------------

     (a) Notwithstanding the effectiveness of the Registration Statement, in consideration for the Company agreeing to its obligations under this Agreement, each Investor agrees that it shall not offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of an option to purchase or other sale or disposition of) any shares of Registrable Stock on or before the eighteen-month anniversary of the Closing Date (as defined in the Merger Agreement); provided, however,

          (i) that during the First Release Period (as defined in the Merger Consideration Escrow Agreement) up to 10% of the shares of Registrable Stock held by all of the Investors (the "First Release Volume Limitation") may be sold first by the Stockholders' Representative for the benefit of the Incentive Plan Participants (as defined in the Merger Consideration Escrow Agreement) in accordance with the Merger Consideration Escrow Agreement and subject to the aggregate daily and weekly volume limits for all of the Investors listed on Exhibit B hereto solely to fund such Incentive Plan Participants' Withholding Amounts (as defined in the Merger Consideration Escrow Agreement) until such time as the Incentive Plan Participants' Withholding Amounts are paid in full (the "Incentive Payoff"), second if the Incentive Payoff is satisfied in full, by the Stockholders' Representative for any then known expenses or fees contemplated by Section 8 of the Merger Consideration Escrow Agreement, including for the benefit of First Data Resources Inc. ("First Data") and Regina Gindin (collectively, "MCEA Expenses") in accordance with the Merger Consideration Escrow Agreement and subject to the aggregate daily and weekly volume limits for all of the Investors listed on Exhibit B hereto until such time as the then known MCEA Expenses are paid in full (the "the "MCEA Expense Payoff"), third, if the Incentive Payoff and the MCEA Expense Payoff are satisfied in full, by the Investors listed on Exhibit B and Vault Holdings, LLC ("Vault") (provided that Vault may not sell more than the Registrable Shares transferred to it under Section 5(b) of the Merger Consideration Escrow Agreement) subject to the aggregate daily and weekly volume limits for all of the Investors listed on Exhibit B hereto, including the daily and weekly volume limits for Vault set forth on Exhibit C hereto, but only for such period of time as Edward Glassmeyer in his capacity of Stockholders Representative or his agent ("Glassmeyer") deems reasonably appropriate (such period not to extend beyond the earlier of (i) the date on which each of the Investors set forth on Exhibit B have sold all its Authorized Number (as defined in the Merger Consideration Escrow Agreement) of shares of Registrable Stock and (ii) the Exclusivity Cap Date (as defined below)) (the last day of such period being the "Former Creditor Payoff Date"), and fourth, beginning immediately after the Former Creditor Payoff Date has occurred, by the Investors listed on Exhibit C hereto and subject to each Investor's daily and weekly volume limits as set forth on Exhibit C; provided, further,

          (ii) that during the Second Release Period (as defined in the Merger Consideration Escrow Agreement) up to an additional 15% of the shares of Registrable Stock held by all of the Investors (the "Second Release Volume Limitation") may be sold first by the Stockholders' Representative to satisfy the Incentive Payoff, if any, second if the Incentive Payoff is satisfied in full, by the Stockholders' Representative to satisfy the MCEA Expense Payoff, if any, third, if the Incentive Payoff and the MCEA Expense Payoff are satisfied in full and the Former Creditor Payoff Date has not occurred, by the Investors listed on Exhibit B and Vault (provided that Vault may not sell more than the Registrable
               Shares transferred to it under Section 5(b) of the Merger Consideration Escrow Agreement) subject to the aggregate daily and weekly volume limits for all of the Investors listed on Exhibit B hereto, including the daily and weekly volume limits for Vault set forth on Exhibit C hereto, but only for such period of time not to extend beyond the Former Creditor Payoff Date, as determined above, and fourth, beginning immediately after the Former Creditor Payoff Date has occurred, by the Investors listed on Exhibit C hereto and subject to each Investor's daily and weekly volume limits as set forth on Exhibit C; provided, further,

          (iii)that from the Final Release Period (as defined in the Merger Consideration Escrow Agreement) until the date that is 18 months after the Closing Date, the remaining shares of Registrable Stock held by all of the Investors may be sold first by the Stockholders' Representative to satisfy the Incentive Payoff, if any, second if the Incentive Payoff is satisfied in full, by the Stockholders' Representative to satisfy the MCEA Expense Payoff, if any, third, if the Incentive Payoff and the MCEA Expense Payoff are satisfied in full and the Former Creditor Payoff Date has not occurred, by the Investors listed on Exhibit B and

               Vault (provided that Vault may not sell more than the Registrable Shares transferred to it under Section 5(b) of the Merger Consideration Escrow Agreement) subject to each such Investor's daily and weekly volume limits as set forth on Exhibit B hereto, including the daily and weekly volume limits for Vault set forth on Exhibit C hereto, but only for such period of time not to extend beyond the earlier of (A) the Former Creditor Payoff Date, as determined above and (B) 30 calendar days after the start of the Final Release Period, and fourth, immediately after the Former Creditor Payoff Date has occurred, by the Investors listed on Exhibit C subject to each Investor's daily and weekly volume limits as set forth on Exhibit C hereto;

provided, further, that in no such case shall the aggregate number of shares of Registrable Stock that may be sold within an applicable time period set forth herein exceed the aggregate daily and weekly volume limitations for all the Investors set forth in Exhibit B, except that with respect to ITEM fourth in each of clause (i), (ii) and (iii) above the aggregate number of shares of Registrable Stock that may be sold within an applicable time period set forth herein shall not exceed the aggregate daily and weekly volume limitations for all the Investors set forth in Exhibit C. "Exclusivity Cap Date" means, for the First Release Period, the Second Release Period, or the Final Period, as applicable, the number of days after the commencement of the First Release Period, the Second Release Period, or the Final Period, as applicable, computed by the Stockholders' Representative by multiplying 1 by a fraction whose numerator is the aggregate amount of Former Indebtedness (as defined in the Merger Consideration Escrow Agreement) on the day immediately preceding the date which is first trading of (i) the First Release Period, (ii) the Second Release Period, or (iii) the Final Period, whichever is applicable, and whose denominator is the Formula Price (as defined in the Merger Consideration Escrow Agreement) multiplied by the aggregate weekly volume limits for all of the Investors listed on Exhibit B hereto, including the weekly volume limits for Vault set forth on Exhibit C hereto.

     (b) Notwithstanding anything to the contrary herein, (i) no more than 10% of the shares of Registrable Stock held by all of the Investors may be sold during the Initial Release Period, and (ii) no more than an additional 15% of the shares of Registrable Stock held by all of the Investors may be sold during the Second Release Period.

     (c) For the purposes of this Section 2.6, an Investor who is an affiliated entity with another Investor may aggregate their shares of Registrable Stock for purposes of calculating such Investor's daily and weekly volume limits as set forth on Exhibit B and Exhibit C, as the case may be, provided, however, that such affiliated Investor's daily and weekly volume limits are correspondingly reduced.

     (d) The provisions of this Section 2.6 shall terminate in the event of any merger in which the stockholders of the Company immediately before such merger do not own in excess of 50% of the issued and outstanding stock of the surviving or resulting corporation immediately after such merger.

                                   ARTICLE XV
                                 INDEMNIFICATION


         15.1.    Indemnification.  In the event any shares of  Registrable
                  ---------------
Stock are  included in a  Registration Statement under this Agreement:

     (a) to the extent permitted by law, the Company will indemnify and hold harmless each Investor joining in the Registration Statement, each of such Investor's officers, directors and partners, any underwriter (as defined in the Securities Act) for such Investor and each person, if any, who controls such Investor or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such Investor, each of such Investor's officers, directors and partners, such underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating and defending or settling any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such holder, underwriter or controlling person unless such information was subsequently corrected in a writing specifically noting the correction furnished to the Company prior to the filing of the Registration Statement;

     (b) to the extent permitted by law, each Investor joining in the Registration Statement will indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act and each agent and any underwriter for the Company (within the meaning of the Securities Act) and each other such Investor joining in the Registration Statement and each of their officers, directors, and partners, and each person controlling such holder, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such holder expressly for use in connection with such registration; and each such holder will reimburse any legal or other expenses reasonably incurred by the Company or other holder or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.1(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, in no event will any such holder be obliged to make payments to indemnified parties in excess of the net proceeds realized by such holder in a sale of securities pursuant to such Registration Statement; and

     (c) promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interest between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this paragraph.

         15.2. Contribution.
               ------------

     (a) If for any reason the indemnification provisions contemplated herein are either unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, or liabilities referred to therein, then the party that otherwise would be required to provide indemnification or the indemnifying party (in either case, for purposes of this section, the

"Indemnifying Party") in respect of such losses, claims, damages, or liabilities, shall contribute to the amount paid or payable by the party that would otherwise be entitled to indemnification or the indemnified party (in either case, for purposes of this section, the "Indemnified Party") as a result of such losses, claims, damages, liabilities, or expense, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party.

     (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation
(even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person or entity determined to have committed a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE XVI
                                     GENERAL


         16.1. Notices. All notices,  requests, demands and other communications
               -------
hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, or sent prepaid by international courier, to the Investors at their addresses as set forth on the Exhibit A attached hereto. Notices to the Company, shall be delivered at or mailed to: InteliData
Technologies Corporation, 11600 Sunrise Valley Drive, Suite 100, Reston, Virginia 20191, Attn: General Counsel. The Company may specify a different address by written notice to the Investors. Any Investor may specify a different address by written notice to the Company. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when delivered by hand or confirmed by facsimile transmission, or, in the case of delivery by courier, when actually delivered to the address of the intended recipient.

         16.2. Entire  Agreement.  This Agreement and exhibits attached hereto
               -----------------
constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

         16.3.  Pronouns and  Plurals.  When the context in which words are used
                ---------------------
in this Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

         16.4. Descriptive  Headings.  The  descriptive  headings  herein  are
               ---------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         16.5. Counterparts.  This  Agreement  may be  executed  in two or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         16.6. Governing  Law. This Agreement shall be governed by and construed
               --------------
in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         16.7. Assignment.  This Agreement shall not be assigned by operation of
               ----------
law or otherwise.

         16.8. Amendment.  This Agreement may be amended by written  agreement
               ---------
executed by the Company and each Investor to be bound thereby.

         16.9. Authority;  Binding Effect. Each party hereto represents and
               ---------
warrants to the other parties that it has the full legal right, power and authority to execute this Agreement, that this Agreement has been duly authorized, executed and delivered on behalf of such party and constitutes a valid and binding agreement of such party enforceable in accordance with its terms.



         IN WITNESS WHEREOF, each party has duly executed this Agreement as of the day and year first above written.


                                             INTELIDATA TECHNOLOGIES
                                             CORPORATION

                                             By:  /s/ Alfred S. Dominick, Jr.
                                                  ---------------------------
                                                  Alfred S. Dominick, Jr.
                                                  President and Chief
                                                    Executive Officer

                                             INVESTORS:

                                             U.S. BANCORP PIPER JAFFRAY


                                             By:  U.S. BANCORP PIPER JAFFRAY


                                             By:   /s/  Stuart Duty
                                                  -----------------
                                                  Stuart Duty
                                                  Managing Director

                                             MARSH & MCLENNAN CAPITAL
                                             TECHNOLOGY PROFESSIONALS
                                             VENTURE FUND, L.P.

                                             By:  MMC Capital, Inc.
                                                  -----------------
                                                  Its:  Manager

                                             By:  /s/  David J. Wermuth
                                                  ---------------------
                                                  David J. Wermuth
                                                  Legal Director


                                             TRIDENT II, L.P.

                                             By:  MMC Capital, Inc.
                                                  -----------------
                                                  Its:  Manager

                                             By:  /s/  David J. Wermuth
                                                  ---------------------
                                                  David J. Wermuth
                                                  Legal Director

                                             MARSH & MCLENNAN EMPLOYEES'
                                             SECURITIES COMPANY, L.P.

                                             By:  MMC Capital, Inc.
                                                  -----------------
                                                  Its:  Manager

                                             By:  /s/  David J. Wermuth
                                                  ---------------------
                                                  David J. Wermuth
                                                  Legal Director

                                             MARSH & MCLENNAN CAPITAL
                                             PROFESSIONALS FUND, L.P.

                                             By:  MMC Capital, Inc.
                                                  ----------------
                                                  Its:  Manager

                                             By:  /s/  David J. Wermuth
                                                  ---------------------
                                                  David J. Wermuth
                                                  Legal Director

                                             MARSH & MCLENNAN CAPITAL
                                             TECHNOLOGY VENTURE FUND, L.P.

                                             By:  MMC Capital, Inc.
                                                  ----------------
                                                  Its:  Manager

                                             By:  /s/  David J. Wermuth
                                                  ---------------------
                                                  David J. Wermuth
                                                  Legal Director


                                             MOBIUS MANAGEMENT SYSTEMS, INC

                                             By:   /s/  Mitchell Gross
                                                  -------------------
                                                  Mitchell Gross
                                                  President

                                             NEW ENTERPRISE ASSOCIATES VIII,
                                             LIMITED PARTNERSHIP

                                             By:  NEA Partners VIII, L.P.
                                                  -----------------------
                                                  Its:  General Partner

                                             By:  /s/  Stewart Alsop
                                                  ------------------
                                                  Stewart Alsop
                                                  General Partner

                                             NEW ENTERPRISE PRESIDENTS FUND,
                                             LIMITED PARTNERSHIP

                                             By:  NEA General Partners, L.P.
                                                  -------------------------
                                             Its: General Partner

                                             By:  /s/  Ronald H. Kase
                                                  -------------------
                                                  Ronald H. Kase
                                                  General Partner

                                             NEA VENTURES 1999, L.P.

                                             By:  NEA Ventures 1999, L.P.
                                                  -----------------------
                                             Its: Vice President

                                             By:  /s/  Jacqueline Myers
                                                  ---------------------
                                                  Jacqueline Myers
                                                  Vice President

                                             OAK VIII AFFILIATES FUND, L.P.

                                             By:  Managing Member of Oak VIII
                                                  ---------------------------
                                                  Affiliates, LLC
                                                  ---------------
                                                  Its:  General Partner

                                             By:  /s/  Edward F. Glassmeyer
                                                  -------------------------
                                                  Edward F. Glassmeyer
                                                  Managing Member

                                             OAK INVESTMENT PARTNERS VIII, L.P.

                                             By:  Managing Member of Oak VIII
                                                  ---------------------------
                                                  Affiliates, LLC
                                                  ---------------
                                             Its:  General Partner

                                             By:  /s/  Edward F. Glassmeyer
                                                  -------------------------
                                                  Edward F. Glassmeyer
                                                  Managing Member

                                             EONE GLOBAL, LP

                                             By:  /s/_David J. Treinen
                                                  --------------------
                                                  David J. Treinen
                                                  Managing Director

                                             FIRST DATA RESOURCES, INC.

                                             By:  /s/  Thomas A. Ross
                                                  -------------------
                                                  Thomas A. Ross
                                                  Assistant Secretary

                                             VAULT HOLDINGS, LLC

                                             By:  /s/  John H. Small
                                                  ------------------
                                                  John H. Small
                                                  Liquidating Trustee

                                                  /s/  Ronald Terry
                                                  ------------------
                                                  Ronald Terry

                                                  /s/ William Powar
                                                  ------------------
                                                  William Powar

                                                  /s/  Charles White
                                                  ------------------
                                                  Charles White

                                                  /s/  Eric Smith
                                                  ---------------
                                                  Eric Smith

                                                  /s/  David Kaplan
                                                  ----------------
                                                  David Kaplan

                                                  /s/  Preston Polk
                                                  -----------------
                                                  Preston Polk

                                                  /s/  William Peiper
                                                  -------------------
                                                  William Peiper

                                                  /s/  Brenda Granger
                                                  -------------------
                                                  Brenda Granger

                                                  /s/  Jack Kenney
                                                  ----------------
                                                  Jack Kenney

                                                  /s/  Joe Lofshultz
                                                  ------------------
                                                  Joe Lofshultz

                                                  /s/  Douglas Skiba
                                                  ------------------
                                                  Douglas Skiba

                                                                    Exhibit 10.1
                                                                    ------------

                      MERGER CONSIDERATION ESCROW AGREEMENT


This Merger Consideration Escrow Agreement (the "Agreement"), dated as of January 11, 2001, is made and entered into by and among InteliData Technologies Corporation, a Delaware corporation ("Parent"), Home Account Holdings, Inc., a Delaware corporation ("Home Account"), Edward Glassmeyer and Ronald Terry, each in his capacity as representative of the stockholders of Home Account (the "Stockholders' Representative") and SunTrust Bank, Richmond, Virginia (the "Escrow Agent").


RECITALS
________

               A. Parent, InteliData, Mergersub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Subsidiary"), and Home Account intend to enter into the Merger Agreement. Section 2.7(a) of the Merger Agreement provides that Parent will deliver to the Escrow Agent the Merger Consideration Escrow Shares to be held by the Escrow Agent in accordance with the terms and conditions of this Agreement.

               B. In order to establish the escrow of the Merger Consideration Escrow Shares pursuant to the Merger Agreement, the parties hereto are entering into this Agreement.


AGREEMENT
_________

1.   Definitions. The following defined terms have the meanings set forth below.
     -----------

               "Agreement" means this Merger Consideration Escrow Agreement.

               "Allocation Notice" means written instructions by the Stockholders' Representative to the Escrow Agent to transfer Merger Consideration Escrow Shares, as provided in Paragraphs 4, 5 and 6 of this Agreement.

               "Applicable Date" means, with reference to the Former Indebtedness of Former Creditors who are Holders identified in the NFEA, the date as of which the Stockholders' Representative (in its instructions to the Escrow Agent) calculates the number of Merger Consideration Escrow Shares to be allocated and transferred in respect of such Former Indebtedness.

               "Authorized Number" with respect to each Former Creditor means the total number of Merger Consideration Escrow Shares authorized to be transferred to such Former Creditor as determined by the Stockholders' Representative by dividing the Former Indebtedness to such Former Creditor by the Formula Price applicable to the Period for which the determination is made. Any fractional

               Escrow Share resulting from this computation shall be rounded down, except for a fractional Escrow Share resulting from the computation that satisfies the full amount of the Former Creditor's Former Indebtedness, which fraction shall be rounded up.

               "Effective  Time"  has  the  meaning  set  forth  in  the  Merger
               Agreement.

               "Escrow Agent" means Sun Trust Bank acting as escrow agent under this Agreement, and any successor thereof.

               "Expense Funding Shares" has the meaning ascribed in Paragraph 8 of this Agreement. "FDR" means First Data Resources, Inc.

               "FDR Note Amount" means the $1,000,000 principal amount of senior promissory notes issued by Home Account to, FDR, plus interest accrued thereon to the Effective Time, plus interest that would have accrued on the unpaid principal and interest after the Effective Time had such notes remained outstanding to the date on which FDR receives payment ("pseudo interest"). If FDR receives a payment in an amount less than the full amount of the FDR Note Amount, such payment shall be applied to reduce equal percentages of unpaid pseudo interest and unpaid principal and interest amounts.

               "Fees Agreement" has the meaning ascribed in Paragraph 8 of this Agreement.

               "Final Period" means any time after the end of the Second Release Period.

               "First Release Period" means the period beginning on the date the Registration is declared effective by the SEC and ending on the 90th day thereafter.

               "Former Creditor" means each of the "Holders" and "Piper Jaffray" as identified in the NFEA, but excluding FDR.

               "Former Indebtedness" means (i) in the case of a Holder, the principal amount of the Home Account Note or Notes exchanged under the NFEA, plus unpaid interest thereon accrued to the Effective Time, plus an amount equal to the interest that would have accrued thereon after the Effective Time had such Home
               Account Note or Notes remained outstanding to the Applicable Date; and (ii) in the case of Piper Jaffray, the amount of its fee as set forth in the NFEA, without interest; in each case less any amount thereof in satisfaction of which Merger Consideration Escrow Shares shall have previously been issued.

               "Formula Price" means the average of the high and low sale prices of Parent Common Stock, as reported by The Wall Street Journal, for the three Trading Days immediately preceding the date which is first Trading Day of (i) the First Release Period, (ii) the Second Release Period, or (iii) the Final Period, whichever is applicable; provided however that for purposes of determining the Authorized Number (and corresponding reductions in the Former Indebtedness) of any Former Creditor, the Formula Price shall be the higher of such average price and $2.00 (subject to adjustment for any events described in the last sentence of

               Paragraph 16 of this Agreement). If such high and low sale prices are not reported in The Wall Street Journal, the Stockholders' Representative may obtain them from another source believed to be reliable, or may use the closing bid and asked prices so reported.

               "Home Account" means Home Account Holdings, Inc. a Delaware corporation. "Incentive Plan Allotment" has the meaning ascribed in Paragraph 5 of this Agreement.

               "Incentive Plan Participant" means each participant in the Incentive Plan who is identified in Exhibit A hereto.

               "Incentive Plan" has the meaning ascribed in Paragraph 3 of this Agreement. "Indemnity Agreement" means the Indemnity Escrow Agreement among Parent, Home Account, the Stockholders' Representative and the Escrow Agent.

               "Merger Agreement" means to the Agreement and Plan of Merger among Parent, Merger Subsidiary, Home Account the Stockholders' Representative.

               "Merger Consideration Escrow Shares" means all shares issued to the Escrow Agent pursuant to Paragraph 2(b) of this Agreement. "Merger Stock Consideration" has the meaning set forth in the Merger Agreement.

               "NFEA" means the Note and Fee Exchange Agreement, dated the date of this Agreement, among the Holders, Piper Jaffray, Parent and Home Account Holdings, Inc.

               "Parent"  means   InteliData   Technologies,   Inc.,  a  Delaware
               corporation.

               "Period" means either of the First Release Period, the Second Release Period or the Final Period, as appropriate in the context.

               "Permissible Sales" has the meaning ascribed in Paragraph 4 of this Agreement.

               "Preferred Holders" means the holders of shares of Preferred Stock of Home Account set forth in Exhibit B hereto, or their assigns after the date of this Agreement.

               "Registration Rights Agreement" means the Registration Rights Agreement among Parent and certain Home Account stockholders.

               "Registration"  means the registration  statement filed by Parent
               in  accordance  with  Article  II  of  the  Registration   Rights
               Agreement.

               "Residual Shares" has the meaning ascribed in Paragraph 5 of this Agreement.

               "Salable Number" means the number of Merger Consideration Escrow Shares permitted by the Registration Rights Agreement to be sold by each Former Creditor in each of the First Release Period or Second Release Period, as applicable, which number shall be computed by the Stockholders' Representative by multiplying the total number of Permissible Sales in such period (which number, in the First Release Period, shall be the total number of Permissible Sales in such period less the sum of
               (i) the number of Merger Consideration Escrow Shares to be transferred to the Stockholders' Representative as agent for Incentive Plan Participants in such period and (ii) the number of Merger Consideration Escrow Shares to be transferred to Vault Holdings LLC in such period; and which number in each period shall be reduced by the number of Merger Consideration Escrow Shares, if any, designated in the Allocation Notice for such period to be transferred to the Stockholders' Representative pursuant to Paragraph 8 of this Agreement) by a fraction whose numerator is the amount of Former Indebtedness of such Former Creditor at the commencement of the period (taking into account the accruals contemplated in clause (i) of the definition of Former Indebtedness, as well as any prior issuances of Merger Consideration Escrow Shares in satisfaction of such Former Creditor's Former Indebtedness and prior accruals thereon) and the denominator is the total of such amounts for all the Former Creditors. Any fractional Escrow Share resulting from this computation shall be rounded off. "Second Release Period" means the period beginning on the first day after the end of the First Release Period and ending on the first anniversary of the date of the Merger Agreement.

               "Stockholders' Representative" means, either individually or collectively Edward Glassmeyer and Ronald Terry, or the successor of either of both.

               "Trading Days" means any day on which trading takes place for at least one hour on the New York Stock Exchange.

               "Withholding Amount" has the meaning ascribed in Paragraph 3 of this Agreement.

2.  Issuance of Merger Stock  Consideration.  As soon as  practicable  after the
    ---------------------------------------
Effective Time, the Merger Stock Consideration will be issued by Parent in accordance with Article II of the Merger Agreement as follows:

     (a) 1,000,000 shares to the escrow agent for the Indemnity Escrow Agreement; and

     (b) 5,900,000 shares to the Escrow Agent for allocation in accordance with this Agreement.

3.  Withholding  Amounts.  As soon as  practicable  after  the Effective  Time,
    --------------------
Parent will notify (or cause Home Account to notify) the Stockholders' Representative in writing of the amount paid or to be paid by Home Account or Parent to all Federal, State and other taxing authorities with respect to income tax and any other tax liabilities of each Incentive Plan Participant arising from the award of stock bonuses to such persons under the Home Account 2000 Incentive Plan (the "Incentive Plan") which they are by contract obligated to reimburse Home Account or Parent (individually the "Withholding Amount" and collectively the "Withholding Amounts").

4. Registration of Merger Consideration Escrow Shares. Parent will file the
   --------------------------------------------------
Registration in accordance with the Registration Rights Agreement, which will cover the public offer and resale of all the Merger Consideration Escrow Shares. The Registration Rights Agreement permits the sale of no more than 10% of the total Merger Stock Consideration during the First Release Period, no more than an incremental 15% of the total Merger Stock Consideration during the Second Release Period, and all Merger Stock Consideration during the Final Period (the "Permissible Sales"). Only Merger Consideration Escrow Shares will be eligible for sale during the First Release Period and Second Release Period.

5. First Release Period. When the Registration is declared effective by the SEC,
   --------------------
Parent will promptly so notify the Stockholders' Representative, with a copy to the Escrow Agent, by fax, with confirming duplicates by email and by US mail to the Stockholders' Representative. The Stockholders' Representative, within two Trading Days after the Stockholders' Representative receives such notice, will deliver to the Escrow Agent an Allocation Notice to transfer Merger Consideration Escrow Shares as provided below, subject however to Paragraph 8 of this Agreement.

     (a) The Escrow Agent shall transfer to the Stockholders' Representative, as agent of each Incentive Plan Participant, a number of Merger Consideration Escrow Shares determined by the Stockholders' Representative by dividing that Incentive Plan Participant's Withholding Amount by the Formula Price.

     (b) The Escrow Agent shall transfer to Vault Holdings, LLC a number of Merger Consideration Escrow Shares determined by the Stockholders' Representative by dividing $200,000 by the Formula Price.

     (c) The Escrow Agent shall transfer to each of the Former Creditors (or to purchasers of their shares under the Registration, if the Former Creditors so instruct), a number of Merger Consideration Escrow Shares equal to the lesser of
(i) the Authorized Number of such Former Creditor and (ii) the Salable Number of such Former Creditor. If the number of Merger Consideration Escrow Shares to be transferred according to the Stockholders' Representative's instruction to the Former Creditors shall not have equaled their total Authorized Number, the Escrow Agent shall hold the balance of the Merger Consideration Escrow Shares until additional transfers are made in accordance with paragraph 6.

     (d) If the total number of Merger Consideration Escrow Shares transferred to the Former Creditors shall have equaled their total Authorized Number, the Allocation Notice shall instruct the Escrow Agent to transfer the balance of the remaining Merger Consideration Escrow Shares (the "Residual Shares"). To
determine   the   allocation   of  the  Residual   Shares,   the

Stockholders' Representative shall add to the number of Residual Shares (x) the total number of Merger Consideration Escrow Shares transferred in respect of Withholding Amounts and (y) the Merger Consideration Escrow Shares transferred to Vault Holdings, LLC pursuant to subparagraph (c), and the resulting sum shall be multiplied by 15% ("Incentive Plan Allotment"). The Allocation Notice shall instruct the Escrow Agent to

          (i) transfer to each Incentive Plan Participant a number of Merger Consideration Escrow Shares equal to the percentage of the Incentive Plan Allotment set forth opposite the name of such Incentive Plan Participant in Exhibit A hereto, less the number of Merger Consideration Escrow Shares transferred to the Stockholders' Representative as agent of such Incentive Plan
               Participant; the Escrow Agent shall notify Parent of any transfers to Incentive Plan Participants pursuant to this subparagraph at least ten business days prior to the transfer, and any stock certificate issued with respect to such shares which Parent prior to issuance shall notify the Escrow Agent to be unvested under the Incentive Plan shall be retained by the Escrow Agent until receipt of notification from Parent either (x) that vesting has been satisfied, in which case those shares shall then be released to the Incentive Plan Participant, or (y) that vesting cannot occur, in which case those shares will be added to the Merger Consideration Escrow Shares to be transferred to Preferred Holders as provided in subparagraph (ii); and

          (ii) transfer the balance of the Residual Shares pro rata to the respective Preferred Holders in accordance with Exhibit B hereto; provided, however, that the number of Residual Shares to be transferred to Vault Holdings LLC (or its assigns) shall be reduced by the number of Merger Consideration Escrow Shares transferred to Vault Holdings LLC (or its assigns) pursuant to Paragraph 5(b).

6. Second Release Period.  The  Stockholders'  Representative  shall on the
   ---------------------
first day of the Second Release Period deliver to the Escrow Agent an Allocation Notice to transfer to each of the Former Creditors (or to purchasers of their shares under the Registration, if the Former Creditors so instruct), a number of Merger Consideration Escrow Shares equal to the lesser of (i) the Authorized Number of such Former Creditor and (ii) the Salable Number of such Former Creditor. If the number of Merger Consideration Escrow Shares to be transferred according to the Stockholders' Representative's instruction to the Former Creditors shall not have equaled their total Authorized Number, the Escrow Agent shall hold the balance of the Merger Consideration Escrow Shares until additional transfers are made in accordance with paragraph 7. If the total number of Merger Consideration Escrow Shares transferred to the Former Creditors shall have equaled their total Authorized Number, the Allocation Notice shall instruct the Escrow Agent to transfer the Residual Shares. To determine the allocation of the Residual Shares, the Stockholders' Representative shall add to the number of Residual Shares (x) the total number of Merger Consideration Escrow Shares transferred in respect of Withholding Amounts and (y) the Merger
Consideration Escrow Shares transferred to Vault Holdings, LLC pursuant to subparagraph (c), and the resulting sum shall be multiplied by 15% ("Incentive Plan Allotment"). The Allocation Notice shall instruct the Escrow Agent to

          (i) transfer to each Incentive Plan Participant a number of Merger Consideration Escrow Shares equal to the percentage of the Incentive Plan Allotment set forth opposite the name of such Incentive Plan Participant in Exhibit A hereto, less the number of Merger Consideration Escrow Shares transferred to the Stockholders' Representative pursuant to Paragraph 5(a) as agent of such Incentive Plan Participant; the Escrow Agent shall notify Parent of any transfers to Incentive Plan Participants pursuant to this subparagraph at least ten business days prior to the transfer, and any stock certificate issued with respect to such shares which Parent prior to issuance shall notify the Escrow Agent to be unvested under the Incentive Plan shall be retained by the Escrow Agent until receipt of notification from Parent either (x) that vesting has been satisfied, in which case those shares shall then be released to the Incentive Plan Participant, or (y) that vesting cannot occur, in which case those shares will be added to the Merger Consideration Escrow Shares to be transferred to Preferred Holders as provided in subparagraph
               (ii);  and

          (ii) transfer the balance of the Residual Shares pro rata to the respective Preferred Holders in accordance with Exhibit B hereto; provided, however, that the number of Residual Shares to be transferred to Vault Holdings LLC (or its assigns) shall be reduced by the number of Merger Consideration Escrow Shares transferred to Vault Holdings LLC (or its assigns) pursuant to Paragraph 5(b).

7. Final Period. The  Stockholders'Representative  shall on the first day of the
   ------------
Final Period deliver to the Escrow Agent an Allocation Notice to transfer to each of the Former Creditors (or to purchasers of their shares under the Registration, if the Former Creditors so instruct), a number of Merger
Consideration Escrow Shares equal to the Authorized Number of such Former Creditor. If the number of Merger Consideration Escrow Shares to be transferred according to the Stockholders' Representative's instruction exceeds the total number of Merger Consideration Escrow Shares, the Merger Consideration Escrow Shares shall be transferred pro rata to the Former Creditors in the proportion that the Authorized Number of each bears to the total Authorized Number of all; and the Preferred Holders shall receive nothing from this Escrow. If the number of Merger Consideration Escrow Shares transferred to the Former Creditors shall have equaled their total Authorized Number, the Allocation Notice shall instruct the Escrow Agent to transfer the Residual Shares. To determine the allocation of the Residual Shares, the Stockholders' Representative shall add to the number of Residual Shares (x) the total number of Merger Consideration Escrow Shares transferred in respect of Withholding Amounts and (y) the Merger Consideration Escrow Shares transferred to Vault Holdings, LLC pursuant to subparagraph (c), and the resulting sum shall be multiplied by 15% ("Incentive Plan Allotment"). The Allocation Notice shall instruct the Escrow Agent to

          (i) transfer to each Incentive Plan Participant a number of Merger Consideration Escrow Shares equal to the percentage of the Incentive Plan Allotment set forth opposite the name of such Incentive Plan Participant in Exhibit A hereto, less the number of Merger Consideration Escrow Shares transferred to the Stockholders' Representative as agent of such Incentive Plan

               Participant pursuant to Paragraph 5(a); the Escrow Agent shall notify Parent of any transfers to Incentive Plan Participants pursuant to this subparagraph at least ten business days prior to the transfer, and any stock certificate issued with respect to such shares which Parent prior to issuance shall notify the Escrow Agent to be unvested under the Incentive Plan shall be retained by the Escrow Agent until receipt of notification from Parent either (x) that vesting has been satisfied, in which case those shares shall then be released to the Incentive Plan Participant, or (y) that vesting cannot occur, in which case those shares will be added to the Merger Consideration Escrow Shares to be transferred to Preferred Holders as provided in subparagraph (ii); and (ii) transfer the balance of the Residual Shares pro rata to the respective Preferred Holders in accordance with Exhibit B hereto; provided, however, that the number of Residual Shares to be transferred to Vault Holdings LLC (or its assigns) shall be reduced by the number of Merger Consideration Escrow Shares transferred to Vault Holdings LLC (or its assigns)
               pursuant   to   Paragraph   5(b).

8.   Funding   of   Expenses.  Notwithstanding   Paragraphs  5,  6  and  7,  the
     -----------------------
Stockholders' Representative may in any Allocation Notice instruct the Escrow Agent to transfer to the Stockholders' Representative a number of Merger Consideration Escrow Shares specified in the Allocation Notice, to be sold by the Stockholders' Representative to provide funds for any or all of the following purposes (the "Expense Funding Shares"); and shall mandatorily include in the Allocation Notice for the First Release Period, after taking into account the Merger Consideration Escrow Shares to be transferred to the Stockholders' Representative pursuant to Paragraph 5(a) as agent for Incentive Plan Participants, which shall have priority, the number of Merger Consideration Escrow Shares to be sold to provide funds to pay the amounts in subpararaphs (d) and (e):

     (a) in connection with the Fees and Termination Letter Agreement ("Fees Agreement") among certain of the Preferred Holders, Home Account and Parent:

               (i) To pay directly any Merger Expenses (as defined in the Fees Agreement) for which any Preferred Holder may be liable under Section I of the Fees Agreement, or any liability of any Preferred Holder under Section III of the Fees Agreement, or

               (ii) to  reimburse  any  Preferred  Holder  for any  such  Merger
                    Expenses or any such liability paid by it to Parent with Stockholders' Representatives Consent;

     (b) in  connection with the Indemnity Agreement or this Agreement,

               (i) to pay directly any expenses (including, but not limited to, fees, expenses and retainers of attorneys, accountants, experts and any out-of-pocket expenses of Stockholders' Representative) incurred or expected to be incurred in connection with investigating, contesting or otherwise dealing with any claim by Parent or any other person entitled, or claiming to be entitled, to indemnification under the

                    Indemnity   Agreement,   or  other   expenses   incurred  in
                    connection   with  the   discharge  of  the  duties  of  the
                    Stockholders' Representative, or

               (ii) to  reimburse  Stockholders'  Representative  for  any  such expenses; (c) to pay the fees and expenses of the Escrow Agent;

     (d) to pay the FDR Note Amount; and

     (e) to pay up to $150,000 in fees to Regina Gindin in connection with the Letter Agreement dated March 13, 1999 between Vault Holdings, LLC and Regina Gindin, the obligation for which amount of fees has been assumed by Home Account prior to the execution of the Merger Agreement.

                  Until the FDR Note Amount is paid in full, no transfers of Merger Consideration Escrow Shares for any other purpose under Paragraphs 5, 6, 7 or this Paragraph 8 shall be made, except for transfers for the allocation in Paragraph 5(a). Merger Consideration Escrow Shares specified in an Allocation Notice to be transferred to the Stockholders' Representative pursuant to this Paragraph 8 shall be transferred in priority over any transfers contemplated in Paragraphs 5, 6 or 7, except the Merger Consideration Escrow Shares to be transferred to the Stockholders' Representative pursuant to Paragraph 5(a) as agent for Incentive Plan Participants. The Stockholders' Representative will (x) sell the Expense Funding Shares transferred to  Stockholders'  Representative  or such portion thereof as the Stockholders' Representative deems necessary under the circumstances, (y) use the net proceeds of such sales only for the purposes set forth in this Paragraph 8 (remitting to FDR the amount necessary to discharge the full FDR Note Amount), and (z) remit to the Escrow Agent any Merger Consideration Escrow Shares not sold and any net proceeds not so expended. The Stockholders' Representative will provide to the Escrow Agent, prior to the disbursement of the Residual Shares by the Escrow Agent, copies of all sales confirmation notices relating to the Expense Funding Shares. The Escrow Agent will at the time of the distribution of the Residual Shares allocate to the respective accounts of the Incentive Plan Participants and Preferred Holders any net proceeds remitted by the Stockholders' Representative. The allocation shall be made for each distributee by multiplying the total such net proceeds remitted by a fraction the numerator of which is the sum of the number of Merger Consideration Escrow Shares transferred in respect of that person's Withholding Amount and the number of Residual Shares transferred to that person, and the denominator of which is the total of such numbers for all persons. For purposes of the records of the distributees with regard to the sale for their respective accounts of the Expense Funding Shares, the Escrow Agent shall compute, based upon the same allocation methodology, each distributee's pro rata portion of the Expense Funding Shares sold and the net proceeds of such sales, and so notify each distributee.

9. Transfers of Property  Received from Indemnity  Escrow.  Any shares of Parent
   ------------------------------------------------------
Common Stock, cash or other property received by the Escrow Agent in a disbursement from the escrow created under the Indemnity Agreement shall become Merger Consideration Escrow Shares and be transferred in accordance with Paragraph 7 of this Agreement.

10. Stock Certificates. Stock certificates representing all Merger Consideration
    ------------------
Escrow Shares that are transferred pursuant to Paragraphs 5, 6 or 7 of this Agreement shall be released from this escrow and delivered in accordance with the instructions of the Former Creditor or Preferred Holder, as the case may be, subject to compliance with the terms of Section 2.6 of the Registration Rights Agreement.

11.  Voting  of  Merger   Consideration   Escrow  Shares.   All  Merger
     ---------------------------------------------------
Consideration Escrow Shares registered in the name of the Escrow Agent will be voted by the Escrow Agent on each proposal properly submitted for a vote to the stockholders of Parent in proportion to the numbers of votes duly cast in the aggregated by all other stockholders of Parent.

12. Reliance on Stockholders' Representative. The Escrow Agent shall be
    ----------------------------------------
absolutely entitled to rely on written instructions it receives from the Stockholders' Representative as contemplated in paragraphs 5, 6, 7 and 8 of this Agreement, and shall have no obligation whatever to verify the accuracy of the information or computations on which such instructions are based. The provisions of Section 2.7(g) of the Merger Agreement are incorporated herein by this reference.

13.  Acknowledgements  and  Covenants  to Parent as Bailor.  The Escrow Agent
     -----------------------------------------------------
and Stockholders' Representative each acknowledges and covenants that the Merger Consideration Escrow Shares transferred to each Plan Participant pursuant to Paragraph 5(a) hereof constitute Pledged Collateral which it will hold as bailee for Parent as security for payment of the Withholding Amount of such Plan Participant; provided, however, that Escrow Agent shall deliver the stock certificates representing such Merger Consideration Escrow Shares of a Plan Participant to the Stockholders' Representative as contemplated by Paragraph 5(a), and Stockholders' Representative shall cause such Merger Consideration Escrow Shares to be sold and to receive from the selling broker the proceeds of such sale, which proceeds shall be remitted promptly to Parent in accordance with Parent's instructions to the Escrow Agent. The Stockholders' Representative shall have no liability to Parent or to the Plan Participant for the timing or manner of execution of such sale, provided it is made in a brokerage transaction on the public market, or a transaction with the market maker for Parent Common Stock (or otherwise with Parent's written consent), and shall not be responsible if the proceeds are less than the Plan Participant's Withholding Amount, or any other amount owing to Parent. Neither Escrow Agent nor the Stockholders' Representative shall have any liability to Parent or to a Plan Participant for any failure to obtain or maintain possession of Merger Consideration Escrow Shares, provided that it shall be liable for its gross negligence or willful misconduct causing such failure.

14. Stockholders' Representative.  The provisions of Section 10.5 of the Merger
    ----------------------------
Agreement (relating to the Stockholders' Representative) are incorporated herein by this reference.

15. Escrow Agent.
    ------------

     (a) The Escrow Agent shall not be liable for any action taken or omitted to be taken by it in good faith. In no event shall the Escrow Agent be liable or responsible except for its own gross negligence or willful misconduct.

     (b) The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or the Escrow Agent's duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the advice of such counsel.

     (c) In the event of any disagreement between any of the parties to this Agreement, or between any of them and any third party, resulting in adverse claims or demands being made in connection with the matters covered by this Agreement, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any party for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to refrain from acting until the earlier to occur of: (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction; or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested parties, and the Escrow Agent shall have been notified thereof in writing signed by all such parties. Notwithstanding the preceding sentence, the Escrow Agent may, in its sole discretion, obey the order, judgment, decree or levy of any court, whether with or without jurisdiction, or of an agency of the United States or any political subdivision thereof, and the Escrow Agent is hereby authorized, in its sole discretion, to comply with and obey any such orders, judgments, decrees or levies. The rights of the Escrow Agent under this
Section 15 are cumulative of all other rights which it may have by law or otherwise.

16.  Dividends on Merger  Consideration  Escrow  Shares.  Cash dividends or
     --------------------------------------------------
distributions of property (other than pursuant to a stock split, share reclassification or other similar event) paid with respect to the Merger Consideration Escrow Shares shall be held in escrow by the Escrow Agent until the escrow provided for in this Agreement has terminated, at which time such dividends or distributions shall be paid or delivered to the beneficial holders of such Merger Consideration Escrow Shares. Distributions of shares of Parent Common Stock paid with respect to the Merger Consideration Escrow Shares as the result of a stock split, dividend in shares, share reclassification or other similar event shall be paid or delivered to the party receiving the Merger Consideration Escrow Shares out of escrow, with each such distribution on each such Merger Consideration Escrow Share following each such share. The number of Merger Consideration Escrow Shares transferred to an Incentive Plan Participant or to Vault Holdings LLC pursuant to Paragraph 5 prior to any such stock split, stock dividend, reclassification or the like shall be appropriately adjusted for purposes of determining later transfers to such persons or their assigns.

17.  Fees and  Expenses.  Home  Account  shall pay the initial fees and expenses
     ------------------
of the Escrow Agent in accordance with Section 7.4 of the Merger Agreement. All other fees and expenses of the Escrow Agent shall be paid from the Expense Funding Shares in accordance with Paragraph 8 of this Agreement.


18.  Notices.  All  notices,   requests,   claims,  demands  and  other
     -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, email, telegram or telex, overnight delivery service from a national carrier or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                  if to Home Account:

                           Home Account Holdings, Inc.
                           5858 Horton Street, Suite 250
                           Emeryville, California 94608
                           Attention:       Eric Smith, Esq.
                           Telephone:       (510) 985-2000
                           Telecopy:        (510) 420-5940
                           Email: esmith@homeaccount.com

                  with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California 94304-1050
                           Attention:       Robert B. Jack, Esq.
                                            Mario Rosati, Esq.
                           Telephone:       (650) 493-9300
                           Telecopy:        (650) 493-6811
                           Email:           rjack@wsgr.com

                  if to Parent:
                           InteliData Technologies Corporation
                           11600 Sunrise Valley Drive, Suite 100
                           Reston, Virginia 20191
                           Attention:       Albert N. Wergley, Esq.
                           Telephone:       (703) 259-3000
                           Telecopy:        (703) 259-3030
                           Email:           anw@intelidata.com

                  with a copy to:

                           Hunton & Williams
                           NationsBank Plaza, Suite 4100
                           600 Peachtree Street, N.E.
                           Atlanta, Georgia  30308

                           Attention:       David M. Carter, Esq.
                           Telephone:       (404) 888-4000
                           Telecopy:        (804) 888-4190
                           Email:           Dcarter@hunton.com

                  if to the Stockholders' Representative:

                           Edward F. Glassmeyer
                           One Gorham Island
                           Westport, CT 06880
                           Telephone:       (203) 856-1946
                           Telecopy:        (203) 856-1940
                           Email:

                           Ronald Terry
                           International Place 2
                           6410 Poplar Avenue, Suite 375
                           Memphis, Tennessee 38119
                           Telephone:       901-761-8016
                           Telecopy:        901-761-7994
                           Email:           rterry6410@aol.com

With a copy to:
                           Finn Dixon & Herling LLP
                           One Landmark Square
                           Stamford, CT 06901
                           Attention:       Michael J. Herling
                           Telephone:       (203) 325-5015
                           Telecopy:        (203) 348-5777
                           Email:           mherling@fdh.com

                  if to the Escrow Agent:
                           SunTrust Bank
                           Corporate Trust Division, HDQ5310
                           919 East Main Street
                           Richmond, VA 23219
                           Attention:       J. Lee Judy, Senior Vice President
                           Telephone:       (804) 782-5170
                           Telecopy:        (804) 782-7855
                           Email:           jlee.judy@suntrust.com

         or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

19.  Governing  Law.  This  Agreement  shall  be  governed  by and construed in
     --------------
accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof, and shall be binding upon the parties hereto and their respective successors and assigns.

20.  Rights of Third  Parties.  This Agreement is not intended to, and shall not
     ------------------------
give rise to any rights, or be enforceable by, any person other than the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, FDR and Regina Gindin shall be deemed to be third party beneficiaries to the extent of their rights to payment under Paragraph 8 hereof and the Incentive Plan Participants shall be deemed to be third party beneficiaries to the extent of their rights to receive Merger Consideration Escrow Shares as set forth herein.

21.  Captions.  Captions used herein are for convenience only and shall not be
     --------
given any substantive or interpretive effect.


IN WITNESS WHEREOF, the parties have signed this Merger Consideration Escrow Agreement as of the date first above written.

                                            INDEMNITY ESCROW AGREEMENT
                                                        and
                                       Merger consideration Escrow Agreement



                                             INTELIDATA TECHNOLOGIES
                                             CORPORATION

                                             By:  /s/ Alfred S. Dominick, Jr.
                                                  --------------------------
                                                  Alfred S. Dominick, Jr.
                                                  President and Chief Executive
                                                  Officer


                                             HOME ACCOUNT HOLDINGS, INC.

                                             By:  /s/  Eric J. Smith
                                                  ------------------
                                                  Eric J. Smith
                                                  Senior Vice President and
                                                  General Counsel

                                             SUNTRUST BANK

                                             By:  /s/ J. Lee Judy
                                                  ---------------
                                                  J. Lee Judy
                                                  Senior Vice President

                                                  /s/ Edward F. Glassmeyer
                                                  ------------------------
                                                  Edward F. Glassmeyer,
                                                  as Stockholders Representative

                                                  /s/ Ronald Terry
                                                  ----------------
                                                  Ronald Terry,
                                                  as Stockholders Representative

                                                                    Exhibit 10.2
                                                                    ------------
                           INDEMNITY ESCROW AGREEMENT
                           --------------------------

     This Indemnity Escrow Agreement (the "Agreement"), dated as of January
11, 2001, is made and entered into by and among InteliData Technologies Corporation, a Delaware corporation ("Parent"), Home Account Holdings, Inc., a Delaware corporation ("Home Account"), Edward F. Glassmeyer and Ronald Terry, each in his capacity as representative of the stockholders of Home Account (for the purposes of this Agreement, each individual acting alone may serve as the "Stockholders' Representative") and SunTrust Bank, Richmond, Virginia (the "Indemnity Escrow Agent").

                                   BACKGROUND
     Parent, InteliData Mergersub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Subsidiary"), and Home Account intend to enter into that certain Agreement and Plan of Merger (the "Merger Agreement"), substantially in the form attached hereto as Exhibit A, providing for the merger of Merger Subsidiary with and into Home Account (the "Merger"). Section 2.7(a) of the Merger Agreement provides that Parent will deliver to the Indemnity Escrow Agent an aggregate of 1,000,000 shares of Parent Common Stock (the "Indemnity Escrow Shares") on the Effective Date to be held by the Indemnity Escrow Agent in accordance with the terms and conditions of this Agreement.

     The Home Account Stockholders immediately before the Effective Time have appointed the Stockholders' Representative to act on their behalf with respect to Escrow Losses claimed to have been suffered or incurred by Parent pursuant to
Section 2.7 and Article X of the Merger Agreement, or with respect to any other matter specified herein.

     The Indemnity Escrow Agent has agreed to accept, hold and disburse the Indemnity Escrow Shares in accordance with the terms of this Agreement.

     In order to establish the escrow of the Indemnity Escrow Shares pursuant to the Merger Agreement, the parties hereto are entering into this Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Merger Agreement.

                             STATEMENT OF AGREEMENT

         1. Appointment of Indemnity  Escrow Agent.  Parent,  the  Stockholders'
            --------------------------------------
Representative, and Home Account hereby appoint the Indemnity Escrow Agent to serve as Indemnity Escrow Agent hereunder. The Indemnity Escrow Agent hereby accepts such appointment and, upon receipt of the Indemnity Escrow Shares, agrees to hold and disburse the Indemnity Escrow Shares in accordance with this Agreement.

         2. Stockholders' Representative. The Stockholders' Representative shall
            ----------------------------
act on behalf of all Home Account Stockholders with respect to any Escrow Losses that Parent claims to have suffered or incurred or may suffer or incur pursuant to Section 2.7 and Article X of the Merger Agreement, or with respect to any other matter specified herein. The Stockholders' Representative shall receive and make all notices and communications in connection with this Agreement, the Merger Consideration Escrow Agreement and the Merger Agreement and shall have the authority to settle, defend, challenge or compromise any or all claims of Escrow Losses. Parent and the Indemnity Escrow Agent shall be entitled to rely, and shall be fully protected in so relying, upon any instrument or document executed, or any notice, communication, decision or action made by the Stockholders' Representative.

         3. Indemnity  Escrow Shares.  Indemnity  Escrow Shares shall be held by
            ------------------------
the Indemnity Escrow Agent for the term provided herein and in the Merger Agreement unless and until the receipt by the Indemnity Escrow Agent of a certificate in the form of Exhibit B signed by a duly authorized officer of Parent certifying that Parent has suffered or incurred or may suffer or incur Escrow Losses within the meaning of Section 2.7 and Article X of the Merger Agreement (the "Escrow Certificate"). The Escrow Certificate shall (i) contain a description in reasonable detail as to the nature and substance of such Escrow Losses and (ii) instruct the Indemnity Escrow Agent to release to Parent a number of Indemnity Escrow Shares in accordance with the formula set forth in
Section 2.7 of the Merger Agreement necessary to pay the amount of such Escrow Losses. Parent shall deliver an executed copy of the Escrow Certificate to the Stockholders' Representative simultaneously with the delivery to the Indemnity Escrow Agent, and the Indemnity Escrow Agent shall forward a copy of such Escrow Certificate to the Stockholders' Representative within one business day of the Indemnity Escrow Agent's receipt of such Escrow Certificate. If the Indemnity Escrow Agent does not receive prior to the expiration of 10 business days after receipt of the Escrow Certificate by the Stockholders' Representative a written notice from the Stockholders' Representative not to do so, the Indemnity Escrow Agent shall release the Indemnity Escrow Shares as specified in the Escrow Certificate. If the Stockholders' Representative sends a notice to the Indemnity Escrow Agent not to release Indemnity Escrow Shares (an "Escrow Certificate Dispute"), then the Indemnity Escrow Agent shall not release such disputed Indemnity Escrow Shares until such time as the Indemnity Escrow Agent shall have received (i) joint written instructions signed by the Stockholders'
Representative and a duly authorized officer of Parent, or (ii) a final and unappealable order of a court having competent jurisdiction resolving such dispute and ordering the release of such disputed Indemnity Escrow Shares be made as provided therein.

         4. Termination of Escrow. Unless, prior to March 31, 2002, (the "Escrow
            ---------------------
Termination Date") the Indemnity Escrow Agent has received an Escrow Certificate or an Escrow Extension (as defined below), then on the Escrow Termination Date, the Indemnity Escrow Agent shall release all remaining Indemnity Escrow Shares to the Merger Consideration Escrow Agent in accordance with Section 5 hereof. If, prior to the Escrow Termination Date, the Indemnity Escrow Agent has received either an Escrow Certificate or an Escrow Extension, the

Indemnity Escrow Agent shall release, or continue to hold, the Indemnity Escrow Shares in accordance with Section 3 or 6 hereof, as the case may be. If the Indemnity Escrow Agent has previously released any Indemnity Escrow Shares prior to the Escrow Termination Date, then, upon the Escrow Termination Date, the Indemnity Escrow Agent will release all remaining Indemnity Escrow Shares to the Merger Consideration Escrow Agent in accordance with Section 5 hereof, excluding those remaining Indemnity Escrow Shares held by the Indemnity Escrow Agent pursuant to (i) an Escrow Certificate Dispute or (ii) an Escrow Extension.

         5.  Release  of  Indemnity   Escrow  Shares.   Whether  on  the  Escrow
             ---------------------------------------
Termination Date or any later date (due to the existence of an Escrow Certificate or an Escrow Extension) the Indemnity Escrow Agent is required to release Indemnity Escrow Shares in accordance with this Agreement, the Indemnity Escrow Agent shall release such Indemnity Escrow Shares to the Merger
Consideration  Escrow  Agent in  accordance  with  this  Agreement,  the  Merger
Consideration Escrow Agreement and Section 2.6 of the Merger Agreement; provided, however, that the Indemnity Escrow Agent shall not release any
Indemnity Escrow Shares for which Parent has not received certificates representing the appropriate number of shares of Home Account capital stock in accordance with Section 2.6 of the Merger Agreement.

         6. Continuation of Escrow. At any time prior to the Escrow  Termination
            ----------------------
Date, if Parent, in accordance with Article X of the Merger Agreement, instructs the Indemnity Escrow Agent (with written notice to the Stockholders' Representative) to continue to hold the Indemnity Escrow Shares as a result of
(i) a claim having been then made that could result in Escrow Losses, or (ii) the assertion by Parent of the reasonable prospect that it could incur Escrow Losses, supported by written notice describing with reasonable specificity the facts giving rise to such assertion (in either case, an "Escrow Extension"), then the Indemnity Escrow Agent shall continue to hold the number of Indemnity Escrow Shares necessary to cover any Escrow Losses associated with any Escrow Extension in accordance with the formula set forth in Section 2.7 of the Merger Agreement and in accordance with this Agreement. The Indemnity Escrow Agent shall continue to hold such Indemnity Escrow Shares beyond the Escrow Termination Date until such time as the Indemnity Escrow Agent shall have received joint written instructions signed by both the Stockholders'
Representative and a duly authorized officer of Parent or a final and unappealable order of a court having competent jurisdiction resolving such dispute and ordering that delivery of the Indemnity Escrow Shares be made as provided therein. The date on which the escrow shall terminate and all Indemnity Escrow Shares have been released shall be referred to as the "Final Escrow Release Date."

         7. Disputes; Reliance on Counsel.
            -----------------------------

     (a) The Indemnity Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or the Indemnity Escrow Agent's duties hereunder, and the Indemnity Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the advice of such counsel.

     (b) In the event of any disagreement between any of the parties to this Agreement, or between any of them and any third party, resulting in adverse claims or demands being made in connection with the matters covered by this Agreement, or in the event that the Indemnity Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Indemnity Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Indemnity Escrow Agent shall not be or become liable in any way or to any party for its failure or refusal to act, and the Indemnity Escrow Agent shall be entitled to continue to refrain from acting until the earlier to occur of: (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction; or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested parties, and the Indemnity Escrow Agent shall have been notified thereof in writing signed by all such parties. Notwithstanding the preceding sentence, the Indemnity Escrow Agent may, in its sole discretion, obey the order, judgment, decree or levy of any court, whether with or without jurisdiction, or of an agency of the United States or any political subdivision thereof, and the Indemnity Escrow Agent is hereby authorized, in its sole discretion, to comply with and obey any such orders, judgments, decrees or levies. The rights of the Indemnity Escrow Agent under this Section 7(b) are cumulative of all other rights which it may have by law or otherwise.

         8.   Dividends  on  Indemnity   Escrow   Shares.   Cash   dividends  or
              ------------------------------------------
distributions of property (other than pursuant to a stock split, share reclassification or other similar event) paid with respect to the Indemnity Escrow Shares shall be held in escrow by the Indemnity Escrow Agent until the escrow provided for in the Merger Consideration Escrow Agreement has terminated, at which time such dividends or distributions shall be paid or delivered to the beneficial holders of such Indemnity Escrow Shares. Distributions of shares of Parent Common Stock paid with respect to the Indemnity Escrow Shares as the result of a stock split, share reclassification or other similar event shall be paid or delivered to the party receiving the Indemnity Escrow Shares out of escrow, with each such distribution on each such Indemnity Escrow Share following each such share.

         9. Voting of Indemnity Escrow Shares.  All Indemnity Escrow Shares held
            ---------------------------------
in escrow shall be voted by the Indemnity Escrow Agent with respect to any particular matter in proportion to the votes of all shares of Parent Common Stock (other than the Indemnity Escrow Shares and the Merger Consideration Escrow Shares) with respect to such matter.

         10. Basket. In accordance with Article X of the Merger  Agreement,  and
             ------
except as otherwise provided in Article X, Parent shall not be entitled to any Indemnity Escrow Shares pursuant to an Escrow Certificate or an Escrow Extension unless and until the amount of all Escrow Losses incurred by Parent exceeds $250,000 in the aggregate, at which point Parent shall be entitled to Indemnity Escrow Shares to cover all Escrow Losses.

         11. Fees and Expenses.  Parent shall pay the fees and expenses of the
             -----------------
Indemnity Escrow Agent.

         12. Limitation  of  Liability.  The  Indemnity  Escrow Agent shall not
             -------------------------
be liable for any action taken or omitted to be taken by it in good faith. In no event shall the Indemnity Escrow Agent be liable or responsible except for its own gross negligence or willful misconduct.

         13.  Notices.  All  notices,   requests,   claims,  demands  and  other
              -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, overnight delivery service from a national carrier or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                  if to Home Account:

                           Home Account Holdings, Inc.
                           5858 Horton Street, Suite 250
                           Emeryville, California 94608
                           Attention:       Eric Smith, Esq.
                           Telephone:       (510) 985-2000
                           Telecopy:        (510) 420-5940

                  with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California 94304-1050
                           Attention:       Robert B. Jack, Esq.
                                            Mario Rosati, Esq.
                           Telephone:       (650) 493-9300
                           Telecopy:        (650 493-6811

                  if to Parent:

                           InteliData Technologies Corporation
                           11600 Sunrise Valley Drive, Suite 100
                           Reston, Virginia 20191
                           Attention:       Albert N. Wergley, Esq.
                           Telephone:       (703) 259-3000
                           Telecopy:        (703) 259-3030
                  with a copy to:

                           Hunton & Williams
                           NationsBank Plaza, Suite 4100
                           600 Peachtree Street, N.E.
                           Atlanta, Georgia  30308
                           Attention:       David M. Carter, Esq.
                           Telephone:       (404) 888-4000
                           Telecopy:        (804) 888-4190

                  if to the Stockholders' Representative:

                           Edward F. Glassmeyer
                           One Gorham Island
                           Westport, CT 06880
                           Telephone:       (203) 856-1946
                           Telecopy:        (203) 856-1940

                           Ronald Terry
                           International Place 2
                           6410 Poplar Avenue, Suite 375
                           Memphis, Tennessee 38119
                           Telephone:       (901) 761-8016
                           Telecopy:        (901) 761-7994

                  with a copy to:

                           Finn Dixon & Herling LLP
                           One Landmark Square
                           Stamford, CT  06901
                           Attention:       Michael J. Herling
                           Telephone:       (203) 325-5015
                           Telecopy:        (203) 348-5777

                  if to the Indemnity Escrow Agent:

                           SunTrust Bank
                           Corporate Trust Division, HDQ5310
                           919 East Main Street
                           Richmond, VA 23219
                           Attention:       J. Lee Judy, Senior Vice President
                           Telephone:       (804) 782-5170
                           Telecopy:        (804) 782-7855
                  if to the Merger Consideration Escrow Agent:

                           SunTrust Bank
                           Corporate Trust Division, HDQ5310
                           919 East Main Street
                           Richmond, VA 23219
                           Attention:       J. Lee Judy, Senior Vice President
                           Telephone:       (804) 782-5170
                           Telecopy:        (804) 782-7855

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         14.   Governing  Law. This Agreement shall be governed by and construed
               --------------
in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof, and shall be binding upon the parties hereto and their respective successors and assigns.

         15.   Rights of Third  Parties.  This  Agreement  is not  intended  to,
               ------------------------
and shall not give rise to any rights, or be enforceable by, any person other than the parties hereto and their respective successors and assigns.


         IN WITNESS WHEREOF, the parties have signed this Indemnity Escrow Agreement as of the date first above written.


                                             INTELIDATA TECHNOLOGIES
                                             CORPORATION

                                             By:  /s/ Alfred S. Dominick, Jr.
                                                  ---------------------------
                                                  Alfred S. Dominick, Jr.
                                                  President and Chief
                                                    Executive Officer


                                             HOME ACCOUNT HOLDINGS, INC.

                                             By:  /s/  Eric J. Smith
                                                  -------------------
                                                  Eric J. Smith
                                                  Senior Vice President and
                                                    General Counsel

                                             SUNTRUST BANK

                                             By:  /s/ J. Lee Judy
                                                  ----------------
                                                  J. Lee Judy
                                                  Senior Vice President

                                                  /s/ Edward F. Glassmeyer
                                                  ------------------------
                                                  Edward F. Glassmeyer,
                                                  as Stockholders Representative

                                                  /s/ Ronald Terry
                                                  ----------------
                                                  Ronald Terry,
                                                  as Stockholders Representative

                                                                    Exhibit 10.3
                                                                    ------------

                         NOTE AND FEE EXCHANGE AGREEMENT


         THIS NOTE AND FEE EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of this 11th day of January, 2001, by and among InteliData Technologies Corporation, a Delaware corporation ("Parent"), Home Account Holdings, Inc., a Delaware corporation ("Home Account"), U.S. Bancorp Piper Jaffray ("Piper Jaffray") and the Persons listed on Exhibit A attached hereto (each, a "Holder" and collectively, the "Holders").


                                    RECITALS


         WHEREAS,  Home  Account,  Parent  and  InteliData  Mergersub,  Inc.,  a
Delaware corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary"), intend to enter into that certain Agreement and Plan of Merger, substantially in the form attached hereto as Exhibit B (the "Merger Agreement"), pursuant to which Merger Subsidiary will merge with and into Home Account with Home Account being the surviving corporation and a wholly owned subsidiary of Parent (the "Merger");

         WHEREAS, the Holders are the holders of the 10% Convertible Subordinated Promissory Notes, dated August 29, 2000 (the "Convertible Notes"), and the 10% Promissory Notes, dated November 22, 2000 (the "Non-Convertible Notes" and together with the Convertible Notes, the "Home Account Notes"), issued by Home Account in the principal amounts set forth on Exhibit C attached hereto;

         WHEREAS, the Holders are the holders of outstanding warrants, issued in connection with the issuance of the Convertible Notes, to purchase shares of Home Account Series C Stock (the "Home Account Warrants"), as set forth on Exhibit C attached hereto;

         WHEREAS, Piper Jaffray has served as Home Account's investment bank in connection with the Merger and Home Account owes Piper Jaffray fees and costs in the aggregate amount set forth on Exhibit D attached hereto (the "Piper Jaffray Fee");

         WHEREAS, pursuant to Section 8.1(n) of the Merger Agreement, it is a condition precedent to the obligation of Parent to consummate the Merger that the Holders, Piper Jaffray and Home Account shall have executed and delivered this Agreement to Parent on or before the execution date of the Merger Agreement and that this Agreement shall be in full force and effect as of the Closing Date;

         WHEREAS, Parent and the Holders desire to exchange each Home Account Note and each Home Account Warrant for Merger Consideration, upon the terms and subject to the conditions of this Agreement; and

         WHEREAS, Parent and Piper Jaffray desire to provide for the payment in full of the Piper Jaffray Fee in shares of Parent Common Stock, upon the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it hereby is agreed that:

                                    AGREEMENT

                                  ARTICLE XVII
                                  DEFINED TERMS

         Capitalized terms not otherwise defined when used herein shall have the meanings assigned to such terms in the Merger Agreement.

                                  ARTICLE XVIII
                       EXCHANGE OF HOME ACCOUNT NOTES AND
                          PAYMENT OF PIPER JAFFRAY FEE

         18.1.    Exchange and Payment.
                  --------------------

     (a) Exchange of Non-Convertible Notes. Subject to Section 2.7 of the Merger Agreement and the Merger Consideration Escrow Agreement:

               (i) each Non-Convertible Note (other than the Non-Convertible Notes held by First Data Resources, Inc.) shall be exchanged for the right to receive the number of Merger Consideration Escrow Shares and Requisite Cash Amount, if any, payable with respect thereto, determined in accordance with the Merger Consideration Escrow Agreement; and

               (ii) the Non-Convertible Notes held by First Data Resources, Inc.
                    shall be exchanged (together with the exchange in Section 2.1(i) above, the "Non-Convertible Note Exchange") for the right to receive the proceeds from the sale of Merger Consideration Escrow Shares as set forth in Section 8(d) of the Merger Consideration Escrow Agreement.

     (b) Exchange of Convertible Notes and Warrants. Subject to Section 2.7 of the Merger Agreement and the Merger Consideration Escrow Agreement, each Convertible Note and the Home Account Warrant issued in connection therewith, shall be exchanged (the "Convertible Note Exchange" and together with the Non-Convertible Note Exchange, the "Note Exchange") for the right to receive the number of Merger Consideration Escrow Shares and Requisite Cash Amount, if any, payable with respect thereto, determined in accordance with the Merger Consideration Escrow Agreement.

     (c) Payment of Piper Jaffray Fee. Subject to Section 2.7 of the Merger Agreement and the Merger Consideration Escrow Agreement, the Piper Jaffray Fee shall be exchanged (the "Piper Jaffray Fee Payment") for the right to receive the number of Merger Consideration Escrow Shares and Requisite Cash Amount, if any, payable with respect thereto, determined in accordance with the Merger Consideration Escrow Agreement.

         18.2. Effective  Time of  Exchange.  The Note  Exchange  and the  Piper
               ----------------------------
Jaffray  Fee Payment shall become effective at the Effective Time.

         18.3. Escrow.
               ------

     (a) Debt Escrow Shares. Pursuant to Section 2.7 of the Merger Agreement and the Merger Consideration Escrow Agreement, the Merger Consideration (less Indemnity Escrow Shares and Common Cash Consideration) will be deposited into escrow promptly following the Effective Time in accordance with Section 2.6 of the Merger Agreement. Pursuant to Section 5 and Section 6 of the Indemnity Escrow Agreement, Indemnity Escrow Shares, if any, remaining in escrow on the Final Escrow Release Date will be deposited with the Merger Consideration Escrow Agent. The portion of the Merger Consideration so deposited into escrow constituting Debt Escrow Shares shall be determined in accordance with the Merger Consideration Escrow Agreement.

     (b) Distribution of Debt Escrow Shares. The Debt Escrow Shares and the Requisite Cash Amount, if any, shall be released from escrow and distributed to the Holders and Piper Jaffray in accordance with the Merger Consideration Escrow Agreement.

     (c) No Further Rights To Payment. Upon deposit of the Merger Consideration (less Indemnity Escrow Shares and Common Cash Consideration) into escrow with the Merger Consideration Escrow Agent pursuant to Section 2.3 hereof, (i) the Holders and Piper Jaffray shall have no further right to payment of the Debt Amount or any portion thereof, (ii) all payment obligations of Home Account, the Surviving Corporation or Parent with respect to the Piper Jaffray Fee shall be satisfied in full, (iii) neither any Holder nor Piper Jaffray shall have any claim against Home Account, the Surviving Corporation or Parent with respect to any obligations in connection with, arising out of, or resulting from, the Home Account Notes, the Home Account Warrants or the Piper Jaffray Fee and (iv) each Holder and Piper Jaffray shall execute and deliver to Parent a release, in form and substance satisfactory to Parent, acknowledging the foregoing.

         18.4. No Fractional  Shares.  No fractional Debt Escrow Shares shall be
               ---------------------
issued to a Holder or Piper Jaffray upon any disbursement from escrow pursuant to Section 2.3 hereof. If a Holder or Piper Jaffray would otherwise be entitled to receive a fractional Debt Escrow Share upon a disbursement from escrow pursuant to Section 2.3, the number of Debt Escrow Shares distributable to such Holder or Piper Jaffray, as the case may be, shall be rounded down to the next whole number of Debt Escrow Shares. The parties acknowledge that the rounding down of Debt Escrow Shares distributable to a Holder or Piper Jaffray pursuant to Section 2.3 merely represents a mechanical rounding-off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the issuance of fractional shares.

         18.5. Rights of Holders. Upon the distribution by the Merger
               -----------------
Consideration Escrow Agent of Debt Escrow Shares to a Holder or Piper Jaffray, each such distributee shall be entitled to receive a certificate representing the number of shares of Parent Common Stock that such distributee has the right to receive in accordance with the terms and conditions of this Agreement.

         18.6. Surrender of Home Account Notes; Issuance of Parent Common Stock
               ----------------------------------------------------------------
Prior to the Effective Time, the Holders shall have delivered to Parent all of the Home Account Notes and Home Account Warrants to be exchanged pursuant hereto.

         18.7. Restrictions on Transfer.
               ------------------------

     All of the shares of Parent Common Stock to be deposited into escrow pursuant to Section 2.3(a) hereof shall be subject to the terms and provisions, including those providing for indemnification obligations and transfer restrictions, of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit E (the "Registration Rights Agreement").

                                   ARTICLE XIX
                         REPRESENTATIONS AND WARRANTIES

         19.1. Representations and Warranties of Parent.
               ----------------------------------------

         Parent hereby represents and warrants to the Holders and Piper Jaffray as follows:

     (a) Organization and Qualification. Parent is a corporation duly organized,
         ------------------------------
validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as currently conducted.

     (b) Parent  Common  Stock.  The shares of Parent  Common Stock to be placed
         ---------------------
into escrow and subsequently disbursed to the Holders and Piper Jaffray in accordance with this Agreement will be duly authorized for issuance and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and will not be subject to or issued in violation of any preemptive rights.

     (c) Authorization. Parent has full right, power and authority to enter into
         -------------
this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon execution and delivery of this Agreement, this Agreement will constitute a valid and binding obligation of Parent, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         19.2. Representations and Warranties of the Holders and Piper Jaffray.
               ---------------------------------------------------------------

     Each Holder and Piper Jaffray hereby represents and warrants to Parent as follows:

     (a) Purpose.  (i) Taking into account the personnel  and resources  that it
         -------
can practically bring to bear with regard to the transactions contemplated hereby, it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the transactions contemplated hereby, including investments in securities issued by Parent, and has requested, received, reviewed and considered all information that it deems relevant in making an informed decision to participate in the Note Exchange or Piper Jaffray Fee Payment, as the case may be; (ii) it is acquiring the shares of Parent Common Stock in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such shares until the Registration Statement on Form S-3 to be filed with the SEC by Parent is first declared effective and then, only in accordance with the terms and subject to the conditions of the Registration Rights Agreement to which it is a party; (iii) it has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in Parent and has no need for liquidity in its investment; (iv) it agrees not to, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any shares of Parent Common Stock except in compliance with the Securities Act and any applicable state securities or blue sky laws; (v) it has, in connection with the Note Exchange or Piper Jaffray Fee Payment, as the case may be, relied solely upon this Agreement and the representations and warranties of Parent contained herein; and (vi) it is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

     (b)  Authorization.  Such  Holder  or  Piper  Jaffray,  as the case may be,
          -------------
further represents and warrants to Parent that: (i) it has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of such Holder or Piper Jaffray, as the case may be, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         19.3. Ownership of Home Account Notes.  Each Holder further represents
               -------------------------------
and warrants that (i) it owns of record and beneficially good, valid and marketable title to the Home Account Note(s) and Home Account Warrant set forth next to such Holder's name on Exhibit C hereto, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions and (ii) upon delivery of the Home Account Note(s) and Home Account Warrant to Parent as set forth in Section 2.6 hereof, and upon Parent's deposit of shares of Parent Common Stock in escrow with the Debt Escrow Agent in accordance with Section 2.3(a) hereof, good and valid title to such Home Account Note(s) and Home Account Warrant, free and clear of all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions, will pass to Parent.

                                   ARTICLE XX
                      ADDITIONAL AGREEMENTS OF THE PARTIES

         20.1.    Taking of Necessary Action.
                  --------------------------

         Each of the parties hereto agrees to use all reasonable efforts promptly to take or cause to be taken all action, and promptly to do or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the Note Exchange and Piper Jaffray Fee Payment contemplated by this Agreement.

         20.2.    Registration Rights.
                  -------------------

         As of the Closing Date, Parent, Piper Jaffray and the Holders will enter into the Registration Rights Agreement.

         20.3.    Outstanding Options and Warrants.
                  --------------------------------

         The Holders  and Piper  Jaffray  hereby  acknowledge  that  pursuant to
Section 2.5(g) of the Merger Agreement, all of the outstanding options and warrants to purchase shares of Home Account capital stock (other than the Home Account Warrants, which are to be exchanged for Debt Escrow Shares in accordance with Section 2.1(b) hereof), whether vested or unvested, shall be canceled, retired and cease to exist and no payment shall be made by Home Account, Parent or the Surviving Corporation with respect thereto. Each Holder hereby waives any and all claims or rights to payment with respect to any such options and warrants held by such Holder as of the Closing Date.

         20.4.    Legend  Requirement.  Each Holder and Piper Jaffray agrees to
                  -------------------
the imprinting, until the later of the effective date of the Registration Statement or for so long as required by law, of a legend on certificates representing all of its Debt Escrow Shares to the following effect:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                   ARTICLE XXI
                                   TERMINATION

         This Agreement shall automatically terminate upon the termination of the Merger Agreement, at which time this Agreement shall forthwith become void and of no force and effect, except that no party shall be relieved of any liability for breach of this Agreement prior to the date of termination.

                                  ARTICLE XXII
                                  MISCELLANEOUS

         22.1.  Notices.  All  notices,  requests,  claims,  demands  and  other
                -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, overnight delivery service from a national carrier or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                  if to Home Account:

                           Home Account Holdings, Inc.
                           5858 Horton Street, Suite 250
                           Emeryville, California 94608
                           Attention:  Eric Smith, Esq.
                           Telephone:  (510) 985-2000
                           Telecopy:  (510) 420-5940

                  with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California 94304-1050
                           Attention:  Robert B. Jack, Esq.
                                       Mario Rosati, Esq.
                           Telephone:  (650) 493-9300
                           Telecopy:   (650) 493-6811

                  if to Parent:

                           InteliData Technologies Corporation
                           11600 Sunrise Valley Drive, Suite 100
                           Reston, Virginia 20191
                           Attention:  Albert N. Wergley, Esq.
                           Telephone:  (703) 259-3000
                           Telecopy:   (703) 259-3030
                  with a copy to:

                           Hunton & Williams
                           NationsBank Plaza, Suite 4100
                           600 Peachtree Street, N.E.
                           Atlanta, Georgia  30308
                           Attention:  David M. Carter, Esq.
                           Telephone:  (404) 888-4000
                           Telecopy:   (804) 888-4190

                    if to a Holder, then to such Holder's address set forth on Exhibit A hereto.


         22.2. Amendments; Entire Agreement. This Agreement may not be modified
               ----------------------------
or amended except pursuant to an instrument in writing signed by the parties hereto. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, covenants, arrangements, communications, representations or warranties, whether written or oral, made by the parties or any agent or representative of the parties.

         22.3. Headings.  The headings of the various sections of this Agreement
               --------
have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         22.4. Severability.  In  case any provision contained in this Agreement
               ------------
should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         22.5. Governing  Law. This Agreement shall be governed by and construed
               --------------
in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof.

         22.6. Construction. For purposes of construing this Agreement, the
               ------------
recitals hereto shall be deemed to be a substantive part of this Agreement. To the extent of any conflict between any provision set forth in this Agreement and any provision of any other agreement referred to herein, the provisions set forth in this Agreement shall be deemed controlling.

         22.7. Counterparts.  This   Agreement  may  be  executed in two or more
               ------------
counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed by an authorized representative as of the day and year first above written.
                                             INTELIDATA TECHNOLOGIES CORPORATION

                                             By:  /s/  Alfred S. Dominick, Jr.
                                                  ----------------------------
                                                  Alfred S. Dominick, Jr.
                                                  President and Chief Executive
                                                     Officer

                                             HOME ACCOUNT HOLDINGS, INC.

                                             By:  /s/  Eric J. Smith
                                                  ------------------
                                                  Eric J. Smith
                                                  Senior Vice President and
                                                    General Counsel

                                             U.S. BANCORP PIPER JAFFRAY

                                             By:  /s/  Stuart Duty
                                                  ----------------
                                                  Stuart Duty
                                                  Managing Director

HOLDERS:
                                             MARSH & MCLENNAN CAPITAL TECHNOLOGY
                                             PROFESSIONALS VENTURE FUND

                                             By:  MMC Capital, Inc.
                                                  ----------------
                                                  Its:  Manager

                                             By:  /s/ David J. Wermuth
                                                  --------------------
                                                  David J. Wermuth
                                                  Legal Director

                                             TRIDENT II, L.P.

                                             By:  MMC Capital, Inc.
                                                  -----------------
                                                  Its:  Manager

                                             By:  /s/  David J. Wermuth
                                                  ---------------------
                                                  David J. Wermuth
                                                  Legal Director

                                             MARSH & MCLENNAN EMPLOYEES
                                             --------------------------
                                             SECURITIES COMPANY, L.P.
                                             ------------------------

                                             By:  MMC Capital, Inc.
                                                  ----------------
                                                  Its:  Manager

                                             By:  /s/  David J. Wermuth
                                                  ---------------------
                                                  David J. Wermuth
                                                  Legal Director

                                             MARSH & MCLENNAN CAPITAL
                                             ------------------------
                                             PROFESSIONALS FUND, L.P.
                                             ------------------------

                                             By:  MMC Capital, Inc.
                                                  -----------------
                                                  Its:  Manager

                                             By:  /s/  David J. Wermuth
                                                  ---------------------
                                                  David J. Wermuth
                                                  Legal Director

                                             MARSH & MCLENNAN CAPITAL TECHNOLOGY
                                             -----------------------------------
                                             VENTURE FUND, L.P.
                                             ------------------

                                             By:  MMC Capital, Inc.
                                                  -----------------
                                                  Its:  Manager

                                             By:  /s/ David J. Wermuth
                                                  --------------------
                                                  David J. Wermuth
                                                  Legal Director

                                             MOBIUS MANAGEMENT SYSTEMS, INC.

                                             By:  /s/  Mitchell Gross
                                                  -------------------
                                                  Mitchell Gross
                                                  President

                                             NEW ENTERPRISE ASSOCIATES VIII
                                             ------------------------------
                                             LIMITED PARTNERSHIP
                                             -------------------

                                             By:  NEA Partners VIII, L.P.
                                                  -----------------------
                                                  Its:  General Partner

                                             By:  /s/  Stewart Alsop
                                                  ------------------
                                                  Stewart Alsop
                                                  General Partner

                                            OAK VIII AFFILIATES FUND, L.P.

                                             By:  Managing Member of Oak
                                                  ----------------------
                                                  Affiliates, LLC
                                                  ---------------

                                             Its: General Partner

                                             By:  /s/ Edward F. Glassmeyer
                                                  ------------------------
                                                  Edward F. Glassmeyer
                                                  Managing Member

                                             OAK INVESTMENT PARTNERS VIII, L.P.

                                             By:  Managing Member of Oak
                                                  ----------------------
                                                  Associates VIII, LLC
                                                  --------------------
                                                  Its: General Partner

                                             By:  /s/ Edward F. Glassmeyer
                                                  ------------------------
                                                  Edward F. Glassmeyer
                                                  Managing Member

                                             FIRST DATA RESOURCES, INC.

                                             By:  /s/ Thomas A. Ross
                                                  ------------------
                                                  Thomas A. Ross
                                                  Assistant Secretary

                                                                    EXHIBIT 99.1
                                                                    ------------

InteliData Announces Acquisition of Home Account Network

RESTON, Va. --Jan. 12, 2001--InteliData Technologies Corp. (Nasdaq:INTD) announced today that it has acquired Home Account Holdings, Inc. and its operating subsidiary, Home Account Network, Inc. ("Home Account"), in exchange for 6,900,000 shares of InteliData stock which would be valued at $36.225 million based on Thursday's closing price of $5.25 per share. The transaction will be treated as a purchase for accounting purposes.

Home Account provides a suite of industry leading UNIX-based Internet banking and Electronic Bill Presentment and Payment (EBPP) products and services in an Application Services Provider (ASP) environment. With this acquisition,
InteliData adds major clients such as Bank of America, Citigroup, First Union, United Missouri Bank, Metris, Scudder Kemper, and Alliance Capital. The combined firm has a strong base of leading financial services clients representing 10 of the top 50 banks, four of the top 10 brokerage firms, and several of the industry's leading credit card issuers. InteliData's potential user base now exceeds 100 million customers, with more than one million active users today.

This acquisition expands InteliData's investor base adding First Data Corp., Marsh & McLennan Capital, Oak Investment Partners, New Enterprise Associates, and Mobius Management Systems, Inc. as shareholders in InteliData.

"This transaction significantly broadens our product suite and technology competency and increases our intellectual capital with a team of professionals who share our passion and values," said Al Dominick, President and CEO of InteliData. "Furthermore, by adding Home Account's Statement Rendering, Bill Presentment and Bill Payment application with its real-time interface to First Data Corp.'s credit card processing system, InteliData becomes a significant Biller Services Provider (BSP), and will realize immediate revenue in the credit card processing channel. In addition, these customers will be able to leverage our expertise in payment system switches, like Spectrum, for presenting their statements and bills."

Speaking about the acquisition, Scott A. Smith, Jr., Equity Research Analyst at Lehman Brothers, said, "In 2000, financial institutions sought to build Internet banking products following the apparent success of models like Wingspanbank.com. Unfortunately, some of these models stumbled, leaving many institutions wondering what approach would best serve their retail customers. This year we expect to see a second wave evolution in Internet banking and EBPP, creating new opportunities for companies like InteliData. To be effective, companies will need to develop deep capabilities and fully integrated products. The combination of InteliData and Home Account Network should be well positioned to win new business."

Former Home Account President and CEO, Charles A. White, will join InteliData as Vice Chairman, overseeing the Biller Services Provider channel and assuming a corporate development role, identifying potential new partners and customers.
According  to  White,  "This  is
a win-win transaction. By combining our complementary products and customers, InteliData will gain a strong suite of products and services, a leading presence in a number of developing market segments, and economies of scale. Home Account's clients will benefit from the combined company's expanded product offerings as well as InteliData's strong balance sheet." Dominick added, "During the past year, InteliData has invested in the development of a next-generation, fully-integrated Internet banking, Bill Presentment and Bill Payment system, which is platform independent and is based on industry standard Java 2 Enterprise Edition (J2EE) architecture. This solution ensures that our customers will continue to receive industrial-strength performance and reliability with unsurpassed flexibility as their base of users increases."

Commenting on the acquisition, InteliData's Founder and Chairman, Bill Gorog, said, "This industry is reaching a stage where consolidation will be the order of the day. As a result of this environment, we were presented with a unique opportunity to leverage our market capitalization and the technology investments we've made in the past year. This is a rare case where not only do we see an excellent strategic fit, but we also believe that the economics are equally compelling. InteliData's recurring revenue base is enhanced by the addition of Home Account's ASP-based transaction revenues, making this acquisition substantially accretive."

The company's headquarters will continue to be in Reston, Virginia and it will maintain three development centers of expertise. InteliData's facility in Charleston, South Carolina will focus on Open Financial eXchange (OFX) and Interactive Financial eXchange (IFX) development; the Omaha, Nebraska site will be devoted to Biller Service Provider (BSP) products and services; and the Reston, Virginia facility will concentrate on Consumer Service Provider (CSP) and Internet banking products and services. A fourth facility in Toledo, Ohio will manage all Application Services Provider (ASP) operations and provide technical support to all customers.

Lehman Brothers, Inc. served as InteliData's financial advisor in this transaction.

About InteliData

InteliData provides Internet banking and Electronic Bill Payment and Presentment
(EBPP) technology and services to banks, credit unions, and financial institution processors. InteliData's EBPP products offer banks and other financial institutions an end-to-end solution for creating e-bills for billers, distributing e-bills and e-payments through multiple delivery channels, delivering e-bills to consumers, and enabling payment of bills through multiple payment processors utilizing OFX and IFX messaging standards. InteliData's Internet banking products provide large financial institutions throughout the U.S. with unsurpassed scalability, flexibility and security in supplying real-time, Internet based banking services to their customers. For more information about InteliData, visit the company's Web site at http://www.intelidata.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties, including, but not limited to, the ability of the Company to successfully assimilate and retain the employees of Home Account and integrate the products of Home Account with those of the Company, the risks of not realizing the cost savings anticipated by eliminating personnel and facilities, the

Company's ability to retain customers and subscribers as a result of the acquisition of Home Account, the risk of anticipated revenues following the acquisition of Home Account not meeting the Company's expectations, the ability of the Company to complete product implementations in required time frames and the Company's ability to increase its recurring revenues and profits through its ASP business model, the impact of competitive products, pricing pressure, product demand and market acceptance risks, pace of consumer acceptance of home banking and reliance on the Company's bank clients to increase usage of Internet banking by their customers, mergers and acquisitions, risk of integration of the Company's technology by large software companies, the ability of financial institution customers to implement applications in the anticipated time frames or with the anticipated features, functionality or benefits, reliance on key strategic alliances and newly emerging technologies, the ability of the Company to leverage its Spectrum relationship into new business opportunities in the EBPP market, the on-going viability of the mainframe marketplace and demand for traditional mainframe products, the ability to attract and retain key employees, the availability of cash for long-term growth, product obsolescence, ability to reduce product costs, fluctuations in operating results, ability to continue funding operating losses, delays in development of highly complex products and other risks detailed from time to time in InteliData filings with the Securities and Exchange Commission. These risks could cause the Company's actual results for 2001 and beyond to differ materially from those expressed in any forward looking statements made by, or on behalf of, InteliData. InteliData is not under any obligation (and expressly disclaims an obligation to) update or alter its forward-looking statements, whether as a result of new information or otherwise.

About InteliData

INTELIDATA INVESTOR CALL TODAY

InteliData Technologies Corporation will host an investment community conference call at 11:00 AM (EST) today, January 12, 2001, to review company status and discuss this announcement. The call will be hosted by Al Dominick, President and CEO, Bill Gorog, Chairman, and Steve Mullins, Chief Financial Officer. Conference Call Details:
     o    Time: 11:00 AM (EST)
     o    Call-in Number: (888) 937-2887
     o The call will be replayed and available on January 12, 13, 14, and 15 by calling (800) 633-8284 and entering #17630953. International callers should call (858) 812-6440 and enter the same number.

Contact:        InteliData
                Steve Mullins, 703/259-3000
                CFO
                smullins@intelidata.com
                or
                Magnet Communications
                for InteliData
                Gail Richardson, 212/367-6936
                grichardson@magnetcom.com